As filed with the Securities and Exchange Commission on August 19, 2010
Registration No. 333-164291

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

AMENDMENT NO.3
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	74-3231613 (I.R.S. Employer Identification No.)

Jeffrey Beunier
Chief Financial Officer
Recovery Energy, Inc.
1515 Wynkoop St., Suite 200
Denver, CO 80202
1-888-887-4449
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and agent for service)

______________________

Copies to:
Jeffrey M. Knetsch
Brownstein Hyatt Farber Schreck, LLP
410 Seventeenth Street, Suite 2200
Denver, Colorado 80202
(303) 223-1100
Fax: (303) 223-1111

______________________

Approximate date of commencement of proposed sale to public: as soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer. ☐	Accelerated Filer. ☐
Non-accelerated filer. ☐	Smaller reporting company. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)(3)
Common Stock(1)	45,696,666	$1.685	$76,998,882	$5,490.02

(1)
Represents 45,696,666 shares of common stock being registered for resale on behalf of the selling stockholder of such securities  and, pursuant to Rule 416 under the Securities Act, an indeterminate number of shares of common stock that are issuable upon stock splits, stock dividends, recapitalizations or other similar transactions affecting the shares of the selling stockholder.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as amended.

(3)	$- previously paid.

The information in this prospectus is not complete and may be changed without notice.  The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and Recovery Energy, Inc. and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

Recovery Energy, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated August __, 2010

45,696,666 shares of Common Stock

RECOVERY ENERGY, INC.

This prospectus relates to 45,696,666 shares of common stock of Recovery Energy, Inc. which may be offered by the selling stockholders identified on page 33 of this prospectus for their own account.

Although we may receive proceeds upon exercise of any of the warrants to which 18,723,333 of the shares offered hereby relate, we will not receive any proceeds from the sale of common stock by the selling stockholders.  We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders, except that we have agreed to reimburse one selling stockholder for underwriting commissions.

The shares of common stock being offered pursuant to this prospectus are “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”), before their sale under this prospectus. This prospectus has been prepared for the purpose of registering these shares of common stock under the Securities Act to allow for a sale by the selling stockholders to the public without restriction. Each of the selling stockholders and the participating brokers or dealers may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by such selling stockholder, and any commissions or discounts received by the brokers or dealers, may be deemed to be underwriting compensation under the Securities Act.

Our common stock is quoted on the OTC Bulletin Board under the symbol “RECV.OB”.  On August 18, 2010, the last reported sale price of our common stock was $2.20 per share.

Investing in our common stock involves a high degree of risk. Please carefully consider the “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August __, 2010.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus.  You should not rely on any unauthorized information.  This prospectus does not offer to sell or buy any shares in any jurisdiction in which it is unlawful.  The information in this prospectus is current as of the date on the cover.  You should rely only on the information contained or incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the Risk Factors set forth herein, including the following:

•	Our ability to maintain adequate liquidity in connection with low oil and natural gas prices;

•	The changing political environment in which we operate;

•	Our ability to obtain, or a decline in, oil or natural gas production;

•	A decline in oil or natural gas prices;

•	Our ability to increase our oil and natural gas reserves;

•	Incorrect estimates of required capital expenditures;

•	The amount and timing of capital deployment in new investment opportunities;

•
The volumes of production from our oil and natural gas development properties, which may be dependent upon issuance by federal, state, and tribal governments, or agencies thereof, of drilling, environmental and other permits, and the availability of specialized contractors, work force, and equipment;

•	Our future capital requirements and availability of capital resources to fund capital expenditures;

•	Our ability to successfully integrate and profitably operate any future acquisitions;

•	Increases in the cost of drilling, completion and natural gas collection or other costs of production and operations;

•	The possibility that we may be required to take impairment charges to reduce the carrying value of some of our long-lived assets when indicators of impairment emerge;

•	Numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and actual future production rates and associated costs;

•	Our ability to remedy any deficiencies that may be identified in the review of our internal controls;

•	The credit worthiness of third-parties which we enter into business agreements with;

•	General economic conditions, tax rates or policies, interest rates and inflation rates;

•	Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;

•	Weather, climate change and other natural phenomena;

•	Industry and market changes, including the impact of consolidations and changes in competition;

•	The effect of accounting policies issued periodically by accounting standard-setting bodies;

•	The actions of third party co-owners of interests in properties in which we also own an interest;

•	The cost and effects on our business, including insurance, resulting from terrorist actions or natural disasters and responses to such actions or events;

•	The volatility of our stock price; and

•	The outcome of any current or future litigation or similar disputes and the impact on any such outcome or related settlements.

SUMMARY

Overview of Our Business

Recovery Energy, Inc. (OTC BB: RECV), sometimes referred to in this prospectus as “we,” “us,” “our”, or “Recovery Energy,” is a Denver based independent oil and gas company engaged in the acquisition, drilling and production of oil and natural gas properties and prospects within the United States. Our business strategy is designed to create maximum shareholder value by leveraging the knowledge, expertise and experience of our management team along with that of our operating partners.

We target low to medium risk projects that have the potential for multiple producing horizons, and offer repeatable success allowing for meaningful production and reserve growth. Our acquisition and exploration pursuits of oil and natural gas properties are principally located in Colorado, Nebraska, Wyoming, Kansas, Oklahoma, and Texas. Since January 1, 2010 we have acquired 19 working wells.  We currently own interests in approximately 82,000 gross (81,000 net) leasehold acres, of which 79,000 gross (78,000 net) acres are classified as undeveloped acreage.

We were incorporated in August of 2007 in the State of Nevada as Universal Holdings, Inc.  In October 2009, we changed our name to Recovery Energy, Inc.  Our executive offices are located at 1515 Wynkoop St., Suite 200, Denver, CO  80202.  Our telephone number is 1-888-887-4449.  Our website is www.recoveryenergyco.com.  The information on our websites is not intended to be a part of this prospectus, and you should not rely on any of the information provided there in making your decision to invest in our common stock.

The Offering

The shares offered hereby consist of:

•	14,723,333 shares owned by investors in a private placement
•	14,723,333 shares underlying warrants issued to the investors in the private placement

•	5,000,000 shares issued by us to the lender that financed our purchases of oil and gas properties
•	3,000,000 shares underlying warrants issued to our lender
•	6,500,000 shares issued by us to the seller of the oil and gas properties we have purchased
•	750,000 shares issued by us as compensation to our management consultant
•	1,000,000 shares underlying warrants issued by us to our management consultant

RISK FACTORS

Investing in our shares involves significant risks, including the potential loss of all or part of your investment.  These risks could materially affect our business, financial condition and results of operations and cause a decline in the market price of our shares.  You should carefully consider all of the risks described in this prospectus, in addition to the other information contained in this prospectus, before you make an investment in our shares.

Risks related to our Company

Since inception, we have had limited revenue and have incurred operating losses, and our accountants expressed doubts about our ability to continue as a going concern.  For the year ended December 31, 2009, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern as a result of lack of history of operations, limited assets, and operating losses since inception.  We will need to raise additional capital to fund our business in the near term.

We will require additional capital in order to achieve commercial success and, if necessary, to finance future losses from operations as we endeavor to build revenue, but we do not have any commitments to obtain such capital and we cannot assure you that we will be able to obtain adequate capital as and when required.  The business of oil and gas acquisition, drilling and development is capital intensive and the level of operations attainable by an oil and gas company is directly linked to and limited by the amount of available capital. We believe that our ability to achieve commercial success and our continued growth will be dependent on our continued access to capital either through the additional sale of our equity or debt securities, bank lines of credit, project financing or cash generated from oil and gas operations.

Currently, substantially all of our revenue after field level operating expenses is required to be paid to our lender as debt service.  As of June 30, 2010, we had working capital of $2,428,550, including $2,155,162 of cash and cash equivalents and excluding $184,494 of restricted cash.  As of August 20, 2010, based on our working capital, we believe we have sufficient liquidity and capital resources to continue our current operations. We also may consider additional offerings of securities to develop our 78,000 net undeveloped acres. Although, we believe that we would be able to secure additional financing if required, we can provide no assurance that we will be able to do so or what the terms of any additional financing would be.

We will seek to obtain additional capital through the sale of our securities, the successful deployment of our cash on hand, bank lines of credit, and project financing.   Consequently, there can be no assurance we will be able to obtain continued access to capital as and when needed or, if so, that the terms of any available financing will be subject to commercially reasonable terms.  If we are unable to access additional capital in significant amounts as needed, we may not be able to develop our current prospects and properties, may have to forfeit our interest in certain prospects and may not otherwise be able to develop our business. In such an event, our stock price will be materially adversely affected.

We do not have a significant operating history and, as a result, there is a limited amount of information about us on which to make an investment decision.  In January 2010, we acquired our first oil and gas prospects and received our first revenues from oil and gas production in February 2010. Accordingly, there is little operating history upon which to judge our business strategy, our management team or our current operations.

We have a history of losses and cannot assure you that we will be profitable in the foreseeable future.  At June 30, 2010, we have incurred a net loss from inception of ($35,928,873).  If we fail to generate profits from our operations, we will not be able to sustain our business. We may never report profitable operations or generate sufficient revenue to maintain our company as a going concern.

We have limited management and staff and will be dependent upon partnering arrangements.  We have four employees. We intend to use the services of independent consultants and contractors to perform various professional services, including reservoir engineering, land, legal, environmental and tax services. We will also pursue alliances with partners in the areas of geological and geophysical services and prospect generation, evaluation and prospect leasing. Our dependence on third party consultants and service providers creates a number of risks, including but not limited to:

•	the possibility that such third parties may not be available to us as and when needed; and
•	the risk that we may not be able to properly control the timing and quality of work conducted with respect to our projects.

If we experience significant delays in obtaining the services of such third parties or poor performance by such parties, our results of operations and stock price will be materially adversely affected.

The loss of one of our officers could adversely affect us. We are dependent on the extensive experience of our Chief Executive Officer and our President and Chief Financial Officer to implement our acquisition and growth strategy. The loss of the services of either of these individuals could have a negative impact on our operations and our ability to implement our strategy.

In addition to acquiring producing properties, we may also grow our business through the acquisition and development of exploratory oil and gas prospects, which is the riskiest method of establishing oil and gas reserves. In addition to acquiring producing properties, we may acquire, drill and develop exploratory oil and gas prospects that are profitable to produce.  Developing exploratory oil and gas properties requires significant capital expenditures and involves a high degree of financial risk. The budgeted costs of drilling, completing, and operating exploratory wells are often exceeded and can increase significantly when drilling costs rise. Drilling may be unsuccessful for many reasons, including title problems, weather, cost overruns, equipment shortages, and mechanical difficulties. Moreover, the successful drilling or completion of an exploratory oil or gas well does not ensure a profit on investment. Exploratory wells bear a much greater risk of loss than development wells. We cannot assure you that our exploration, exploitation and development activities will result in profitable operations. If we are unable to successfully acquire and develop exploratory oil and gas prospects, our results of operations, financial condition and stock price will be materially adversely affected.

Hedging transactions may limit our potential gains or result in losses. In order to manage our exposure to price risks in the marketing of our oil and natural gas, from time to time we may enter into oil and gas price hedging arrangements with respect to a portion of our production. While these contracts are intended to reduce the effects of volatile oil and natural gas prices, they may also limit our potential gains if oil and natural gas prices were to rise substantially over the price established by the contract. In addition, such transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

•	there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received;
•	our production and/or sales of oil or natural gas are less than expected;
•	payments owed under derivative hedging contracts come due prior to receipt of the hedged month’s production revenue; or
•	the other party to the hedging contract defaults on its contract obligations.

We cannot assure you that any hedging transactions we may enter into will adequately protect us from declines in the prices of oil and natural gas. On the other hand, where we choose not to engage in hedging transactions in the future, we may be more adversely affected by changes in oil and natural gas prices than our competitors who engage in hedging transactions. In addition, the counterparties under our derivatives contracts may fail to fulfill their contractual obligations to us.

Our revenue, profitability, cash flow, future growth and ability to borrow funds or obtain additional capital, as well as the carrying value of our properties, are substantially dependent on prevailing prices of oil and natural gas.   If oil and natural gas prices decrease, we may be required to take write-downs of the carrying values of our oil and natural gas properties, negatively impacting the trading value of our securities.  There is a risk that we will be required to write down the carrying value of our oil and gas properties, which would reduce our earnings and stockholders’ equity.   We follow the full cost method of accounting for oil and gas operations whereby all costs related to exploration and development of oil and gas properties are initially capitalized into a single cost center (“full cost pool”).  We record all capitalized costs into a single cost center as all operations are conducted within the United States.  Such costs include land acquisition costs, geological and geophysical expenses carry charges on non-producing properties, and costs of drilling directly related to acquisition and exploration activities.  Proceeds from property sales are generally credited to the full cost pool, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs.  A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.

Additional write downs could occur if oil and gas prices decline or if we have substantial downward adjustments to our estimated proved reserves, increases in our estimates of development costs or deterioration in our drilling results.

We may have difficulty managing growth in our business, which could adversely affect our financial condition and results of operations.   Significant growth in the size and scope of our operations could place a strain on our financial, technical, operational and management resources.  The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrences of unexpected expansion difficulties, including the failure to recruit and retain experienced managers, geologists, engineers and other professionals in the oil and gas industry could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.

Unless we find new oil and gas reserves, our reserves and production will decline, which would materially and adversely affect our business, financial condition and results of operations.   Producing oil and gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors.  Thus, our future oil and gas reserves and production and, therefore, our cash flow and revenue are highly dependent on our success in efficiently obtaining reserves and acquiring additional recoverable reserves.  We may not be able to develop, find or acquire reserves to replace our current and future production at costs or other terms acceptable to us, or at all, in which case our business, financial condition and results of operations would be materially and adversely affected.

The unavailability or high cost of drilling rigs, equipment supplies or personnel could adversely affect our ability to execute our exploration and development plans.   The oil and gas industry is cyclical and, from time to time, there are shortages of drilling rigs, equipment, supplies or qualified personnel.  During these periods, the costs of rigs, equipment and supplies may increase substantially and their availability may be limited.  In addition, the demand for, and wage rates of, qualified personnel, including drilling rig crews, may rise as the number of rigs in service increases.  The higher prices of oil and gas during the last several years have resulted in shortages of drilling rigs, equipment and personnel, which have resulted in increased costs and shortages of equipment in program areas we operate.  If drilling rigs, equipment, supplies or qualified personnel are unavailable to us due to excessive costs or demand or otherwise, our ability to execute our exploration and development plans could be materially and adversely affected and, as a result, our financial condition and results of operations could be materially and adversely affected.

Covenants in our credit agreements impose significant restrictions and requirements on us.   Our three credit agreements contain a number of covenants imposing significant restrictions on us, including restrictions on our repurchase of, and payment of dividends on, our capital stock and limitations on our ability to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets and create liens on our assets.  These restrictions may affect our ability to operate our business, to take advantage of potential business opportunities as they arise and, in turn, may materially and adversely affect our business, financial conditions and results of operations.

Our credit agreements mature on December 1, 2011, and our lender can foreclose on several of our properties if we do not pay off or refinance our approximately $23.3 million of loans.  A significant portion of our oil and gas properties are pledged as collateral for our credit agreements.  Failure to repay these loans at maturity or refinance them could cause a default under the credit agreements and allow the lender to foreclose on these properties.

We could be required to pay liquidated damages to some of our investors if our registration statement is not declared effective by the Securities and Exchange Commission within a designated time frame, we fail to maintain its effectiveness or we are unable to include all of such investors’ shares in the registration statement.

We could default and accrue liquidated damages under registration rights agreements covering  39,196,666 of the shares offered hereby if we are unable to have our registration statement declared effective by the Securities and Exchange Commission by December 24, 2010 or fail to maintain its effectiveness as required in the agreements.  We could also default and accrue liquidated damages if we are not able to register all of the shares covered by those registration rights agreements. In any such case, we would be required to pay monthly liquidated damages of up to $228,050 (if none of the shares are registered).  The maximum aggregate liquidated damages is capped at $1,368,300 (if none of the shares are registered).  If we do not make a monthly payment within seven days after the date payable, we are required to pay interest at an annual rate of 18% on the unpaid amount.  If we default under the registration rights agreement and accrue liquidated damages, we could be required to either raise additional outside funds through financing or curtail or cease operations.

We are exposed to operating hazards and uninsured risks.   Our operations are subject to the risks inherent in the oil and natural gas industry, including the risks of:

•	fire, explosions and blowouts;
•	pipe failure;
•	abnormally pressured formations; and
•	environmental accidents such as oil spills, natural gas leaks, ruptures or discharges of toxic gases, brine or well fluids into the environment (including groundwater contamination).

These events may result in substantial losses to us from:

•	injury or loss of life;
•	severe damage to or destruction of property, natural resources and equipment;
•	pollution or other environmental damage;
•	clean-up responsibilities;
•	regulatory investigation;
•	penalties and suspension of operations; or
•	attorney's fees and other expenses incurred in the prosecution or defense of litigation.

As is customary in our industry, we maintain insurance against some, but not all, of these risks.  We cannot assure you that our insurance will be adequate to cover these losses or liabilities.  We do not carry business interruption insurance.  Losses and liabilities arising from uninsured or underinsured events may have a material adverse effect on our financial condition and operations.

We carry well control insurance for our drilling operations.  Our coverage includes blowout protection and liability protection on domestic wells.

The producing wells in which we have an interest occasionally experience reduced or terminated production.  These curtailments can result from mechanical failures, contract terms, pipeline and processing plant interruptions, market conditions and weather conditions.  These curtailments can last from a few days to many months.

Risks Relating to the Oil and Gas Industry

Oil and natural gas prices are highly volatile and have declined significantly since mid 2008, and lower prices will negatively affect our financial condition, planned capital expenditures and results of operations.    Since mid 2008, publicly quoted spot oil and natural gas prices have declined significantly from record levels in July 2008 of approximately $145.31 per Bbl (West Texas Intermediate) and $13.10 per Mcfe (NYMEX) to approximately $75.40per Bbl and $4.25per Mcfe as of August 18, 2010. In the past, some oil and gas companies have curtailed production to mitigate the impact of low natural gas and oil prices. We may determine to shut in a portion of our production as a result of the decrease in prices. The decrease in oil and natural gas prices has had a significant impact on our financial condition, planned capital expenditures and results of operations. Further declines in oil and natural gas prices or a prolonged period of low oil and natural gas prices may materially adversely affect our financial condition, liquidity (including our borrowing capacity under our credit facilities), ability to finance planned capital expenditures and results of operations.   Oil and natural gas are commodities and are subject to wide price fluctuations in response to relatively minor changes in supply and demand. Historically, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. The prices we receive for our production and the levels of our production depend on numerous factors beyond our control. These factors include the following:

•	changes in global supply and demand for oil and natural gas;
•	the actions of the Organization of Petroleum Exporting Countries, or OPEC;
•	the price and quantity of imports of foreign oil and natural gas;
•	acts of war or terrorism;
•	political conditions and events, including embargoes, affecting oil-producing activity;
•	the level of global oil and natural gas exploration and production activity;
•	the level of global oil and natural gas inventories;
•	weather conditions;
•	technological advances affecting energy consumption;
•	the price and availability of alternative fuels; and
•	market concerns about global warming or changes in governmental policies and regulations due to climate change initiatives.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis but may also reduce the amount of oil and natural gas that we can produce economically. A substantial or extended decline in oil or natural gas prices may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

Our industry is highly competitive which may adversely affect our performance, including our ability to participate in ready to drill prospects in our core areas. We operate in a highly competitive environment. In addition to capital, the principal resources necessary for the exploration and production of oil and natural gas are:

•	leasehold prospects under which oil and natural gas reserves may be discovered;
•	drilling rigs and related equipment to explore for such reserves; and
•	knowledgeable personnel to conduct all phases of oil and natural gas operations.

We must compete for such resources with both major oil and natural gas companies and independent operators. Virtually all of these competitors have financial and other resources substantially greater than ours. We cannot assure you that such materials and resources will be available when needed. If we are unable to access material and resources when needed, we risk suffering a number of adverse consequences, including:

•	the breach of our obligations under the oil and gas leases by which we hold our prospects and the potential loss of those leasehold interests;
•	loss of reputation in the oil and gas community;
•	a general slow down in our operations and decline in revenue; and
•	decline in market price of our common shares.

Acquisitions may prove to be worth less than we paid because of uncertainties in evaluating recoverable reserves and potential liabilities. Successful acquisitions require an assessment of a number of factors, including estimates of recoverable reserves, exploration potential, future oil and gas prices, operating costs and potential environmental and other liabilities. Such assessments are inexact and their accuracy is inherently uncertain. In connection with our assessments, we perform a review of the acquired properties which we believe is generally consistent with industry practices. However, such a review will not reveal all existing or potential problems. In addition, our review may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We are generally not entitled to contractual indemnification for pre-closing liabilities, including environmental liabilities. Normally, we acquire interests in properties on an “as is” basis with limited remedies for breaches of representations and warranties. As a result of these factors, we may not be able to acquire oil and gas properties that contain economically recoverable reserves or be able to complete such acquisitions on acceptable terms.

Our reserve estimates will depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in our reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves. The process of estimating oil and natural gas reserves is complex. It requires interpretations of available technical data and many assumptions, including assumptions relating to economic factors. Any significant inaccuracies in these interpretations or assumptions could materially affect the estimated quantities and the calculation of the present value of reserves shown in these reports.

In order to prepare reserve estimates in its reports, our independent petroleum consultant projected production rates and timing of development expenditures. Our independent petroleum consultant also analyzed available geological, geophysical, production and engineering data. The extent, quality and reliability of this data can vary and may not be in our control. The process also requires economic assumptions about matters such as oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Therefore, estimates of oil and natural gas reserves are inherently imprecise.

Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves will most likely vary from our estimates. Any significant variance could materially affect the estimated quantities and present value of our reserves. In addition, our independent petroleum consultant may adjust estimates of proved reserves to reflect production history, drilling results, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

Prospects that we decide in which to participate may not yield oil or natural gas in commercially viable quantities or quantities sufficient to meet our targeted rate of return. A prospect is a property in which we own an interest and have what we believe, based on available seismic and geological information, to be indications of oil or natural gas. Our prospects are in various stages of evaluation, ranging from a prospect that is ready to be drilled to a prospect that will require substantial additional seismic data processing and interpretation. There is no way to predict in advance of drilling and testing whether any particular prospect will yield oil or natural gas in sufficient quantities to recover drilling or completion cost or to be economically viable. The use of seismic data and other technologies and the study of producing fields in the same area will not enable us to know conclusively prior to drilling whether oil or natural gas will be present or, if present, whether oil or natural gas will be present in commercial quantities. We cannot assure you that the analysis we perform using data from other wells, more fully explored prospects and/or producing fields will be useful in predicting the characteristics and potential reserves associated with our drilling prospects.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business. Our operations are subject to extensive federal, state and local laws and regulations relating to the exploration, production and sale of oil and natural gas, and operating safety. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations, such as:

•	land use restrictions;
•	lease permit restrictions;
•	drilling bonds and other financial responsibility requirements, such as plugging and abandonment bonds;
•	spacing of wells;
•	unitization and pooling of properties;
•	safety precautions;
•	operational reporting; and
•	taxation.

Under these laws and regulations, we could be liable for:

•	personal injuries;
•	property and natural resource damages;
•	well reclamation cost; and
•	governmental sanctions, such as fines and penalties.

Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations. It is also possible that a portion of our oil and gas properties could be subject to eminent domain proceedings or other government takings for which we may not be adequately compensated. See “Government Regulations” for a more detailed description of our regulatory risks.

Our operations may incur substantial expenses and resulting liabilities from compliance with environmental laws and regulations. Our oil and natural gas operations are subject to stringent federal, state and local laws and regulations relating to the release or disposal of materials into the environment or otherwise relating to environmental protection. These laws and regulations:

•	require the acquisition of a permit before drilling commences;
•	restrict the types, quantities and concentration of substances that can be released into the environment in connection with drilling and production activities;
•	limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas; and
•	impose substantial liabilities for pollution resulting from our operations.
Failure to comply with these laws and regulations may result in:

•	the assessment of administrative, civil and criminal penalties;
•	incurrence of investigatory or remedial obligations; and
•	the imposition of injunctive relief.

Changes in environmental laws and regulations occur frequently and any changes that result in more stringent or costly waste handling, storage, transport, disposal or cleanup requirements could require us to make significant expenditures to reach and maintain compliance and may otherwise have a material adverse effect on our industry in general and on our own results of operations, competitive position or financial condition. Under these environmental laws and regulations, we could be held strictly liable for the removal or remediation of previously released materials or property contamination regardless of whether we were responsible for the release or contamination or if our operations met previous standards in the industry at the time they were performed. Our permits require that we report any incidents that cause or could cause environmental damages. See “Business—Government Regulations” for a more detailed description of our environmental risks.

Risks Relating to Our Shares

There is no active public market for our shares and we cannot assure you that all active trading market or a specific share price will be established or maintained.

Our common stock trades on the OTC BB trading system.  The OTC BB tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks.  There is a greater chance of market volatility for securities that trade on the OTC BB as opposed to a national exchange or quotation system.  This volatility may be caused by a variety of factors including:

•	the lack of readily available price quotations;
•	the absence of consistent administrative supervision of “bid” and “ask” quotations;
•	lower trading volume; and
•	market conditions.

In addition, the value of our common stock could be affected by:

•	actual or anticipated variations in our operating results;
•	changes in the market valuations of other oil and gas companies;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	adoption of new accounting standards affecting our industry;

•	additions or departures of key personnel;
•	sales of our common stock or other securities in the open market;
•	changes in financial estimates by securities analysts;

•	conditions or trends in the market in which we operate;
•	changes in earnings estimates and recommendations by financial analysts;
•	our failure to meet financial analysts’ performance expectations; and
•	other events or factors, many of which are beyond our control.

In a volatile market, you may experience wide fluctuations in the market price of our securities.  These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market.  In these situations, you may be required either to sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.  An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or oil and gas properties by using common stock as consideration.

We will incur increased costs as a result of being an operating public company.

As a public company, we will incur increased legal, accounting and other costs that we would not incur as a private company.  The corporate governance practices of public companies are heavily regulated.  For example, public companies are subject to the Sarbanes-Oxley Act of 2002, related rules and regulations of the SEC, as well as the rules and regulations of any exchange or quotation service on which a company’s shares may be listed or quoted.  We expect that compliance with these requirements will increase our expenses and make some activities more time consuming than they have been in the past when we were a private company.  Such additional costs going forward could negatively impact our financial results.

Securities analysts may not initiate coverage of our shares or may issue negative reports, which may adversely affect the trading price of the shares.

We cannot assure you that securities analysts will cover our company.  If securities analysts do not cover our company, this lack of coverage may adversely affect the trading price of our shares.  The trading market for our shares will rely in part on the research and reports that securities analysts publish about us and our business.  If one or more of the analysts who cover our company downgrades our shares, the trading price of our shares may decline.  If one or more of these analysts ceases to cover our company, we could lose visibility in the market, which, in turn, could also cause the trading price of our shares to decline.  Further, because of our small market capitalization, it may be difficult for us to attract securities analysts to cover our company, which could significantly and adversely affect the trading price of our shares.

MARKET FOR OUR COMMON STOCK

On September 25, 2009 our common stock began trading on the OTC MARKET UNDER THE SYMBOL “RECV.OB.”

The following table shows the high and low reported sales prices of our common stock for the periods indicated.  Because our stock trades infrequently, we do not believe that these prices are an accurate reflection of the value of our stock.

	High	Low
2010
July 1, 2010 through August 18, 2010	$2.50	$1.50
Second Quarter	$4.00	$0.25
First Quarter	$5.50	$2.05
2009
Fourth Quarter	$5.75	$3.00
September 25, 2009 through September 30, 2009	$6.00	$4.25

On August 18, 2010, there were approximately 95 owners of record of our common stock.

We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale by the selling stockholder of the shares of common stock offered by this prospectus.  We may receive cash proceeds from the exercise of warrants held by some of our selling stockholders which proceeds would be used for general business purposes.

UNADUITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

In January 2010, Recovery acquired the Wilke Field oil and gas properties for approximately $4,500,000 from Edward Mike Davis, L.L.C. In March, Recovery acquired the Albin Field oil and gas properties for approximately $6,000,000 and 550,000 shares of our common stock, valued at $412,500, from Davis. In April 2010, Recovery acquired the State Line Field oil and gas properties for approximately $15,000,000 and 2,500,000 shares of our common stock, valued at $1,875,000, from Davis.

In connection with the acquisitions described above, Recovery simultaneously entered into three credit agreements with Hexagon Investments, LLC to finance the cash portions of the purchase prices. The agreements require substantially all of the net revenue less operations costs from the acquired properties to be applied to principal and interest and contain customary terms such as representations and warranties and indemnification. The agreements bear annual interest of 15%, mature on December 1, 2011, and are secured by mortgages on the respective properties. We issued Hexagon 1,000,000 shares of our common stock, valued at $2,250,000, in connection with the Wilke Field financing, 750,000 shares of our common stock, valued at $562,500, in connection with the Albin Field financing, and 3,250,000 shares of our common stock and a warrant to purchase 2,000,000 shares of our common stock at $2.50 per share, valued at $2,437,500 and $184,589, respectively, in connection with the State Line Field financing.

The following unaudited pro forma condensed financial statements and related notes give effect to the acquisitions by Recovery of the Wilke Field properties, the Albin Field properties, and the State Line Field properties for the year ended December 31, 2009, and the six months ended June 30, 2010, as if the acquisitions had occurred on January 1, 2009. A pro forma balance sheet has not been presented as the acquisitions were reflected in the June 30, 2010 balance sheet of Recovery contained in the financial statements in this prospectus.

The unaudited pro forma condensed statement of operations for the year ended December 31, 2009 is based on the audited statement of operations of Recovery for the period from our inception (March 6, 2009) through December 31, 2009, and the audited statements of revenues and direct operating expenses of the Wilke Field properties and the Albin Field properties for the year ended December 31, 2009. The State Line Field properties did not commence operations until 2010, and as a result, have not been included.

The unaudited pro forma condensed statement of operations for the six months ended June 30, 2010 is based on the unaudited statement of operations of Recovery for the six months ended June 30, 2010, the unaudited statement of revenues and direct operating expenses of the Albin Field properties for the three months ended March 31, 2010, and the audited statement of revenues and direct operating expenses for the three months ended March 31, 2010. The Wilke Field properties were excluded as they were acquired in January 2010 and their operations are included in Recovery’s statement of operations for substantially the full period.

Pro forma data is based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed combined financial statements. As adjustments are based on currently available information, actual adjustments may differ from the pro forma adjustments; therefore, the pro forma data is not necessarily indicative of the financial results that would have been attained had the acquisitions occurred on the date referenced above, and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed financial statements should be read in conjunction with the notes thereto, Recovery’s financial statements as of and for the period ended December 31, 2009, and as of and for the six months ended June 30, 2010, the Wilke Field Acquisition Properties and the Albin Field Acquisition Properties statements of revenues and direct operating expenses for the years ended December 31, 2008 and 2009 and the three months ended March 31, 2010 and 2009, and the State Line Field Acquisition Properties statement of revenues and direct operating expenses for the three months ended March 31, 2010, all included herein.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009

	RECOVERY ENERGY, INC. PERIOD ENDED DECEMBER 31, 2009	WILKE FIELD PROPERTIES YEAR ENDED DECEMBER 31, 2009	ALBIN FIELD PROPERTIES YEAR ENDED DECEMBER 31, 2009	PRO FORMA ADJUSTMENTS (SEE NOTE 2)		PRO FORMA COMBINED
REVENUES
Sales of oil and gas	$-	$4,671,274	$1,399,226	$-		$6,070,500
	-	4,671,274	1,399,226	-		6,070,500

EXPENSES
Production costs	-	453,176	104,343	-		557,519
Production taxes	-	267,818	79,756	-		347,574
Depreciation, depletion, and amortization	-	-	-	3,429,230	(a,b)	3,429,230
Impairment of equipment	2,750,000	-	-	-		2,750,000
General and administrative	1,057,306	-	-	826,510	(c)	1,883,816
Fair value of common stock and warrants issued in attempted property acquisitions	8,404,106	-	-	-		8,404,106
Reorganization and merger costs	17,700,000	-	-	-		17,700,000
	29,911,412	720,994	184,099	4,255,740		35,072,245

Income (loss) from operations	(29,911,412)			(4,255,740)		(29,001,745)

Unrealized gain on lock-up	-			-		-
Interest income (expense)	31			(4,487,822	)(d,e)	(4,487,791)

Net income (loss)	$(29,911,381)			$(8,743,562)		$(33,489,536)

Basic net income (loss) per share	$(3.05)					$(3.23)
Diluted net income (loss) per share	$(3.05)					$(3.23)

Weighted average number of shares of common stock outstanding (basic and diluted)	9,815,683			550,000	(f)	10,365,683

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2010

	RECOVERY ENERGY, INC. SIX MONTHS ENDED JUNE 30, 2010	ALBIN FIELD PROPERTIES THREE MONTHS ENDED MARCH 31, 2010	STATE LINE FIELD PROPERTIES THREE MONTHS ENDED MARCH 31, 2010	PRO FORMA ADJUSTMENTS (SEE NOTE 2)		PRO FORMA COMBINED
REVENUES
Oil Sales	$4,780,352	$740,501	$2,442,915	$-		$7,963,768
Operating fees	2,813	-	-	-		2,813
Realized gain on hedges	272,829	-	-	-		272,829
Price risk management activities	629,206	-	-	-		629,206
	5,685,200	740,501	2,442,915	-		8,868,616

EXPENSES
Production costs	345,988	104,605	166,408	-		617,001
Production taxes	520,911	42,209	342,008	-		905,128
General and administrative	5,412,019	-	-	(383,920	)(c,g)	5,028,099
Depreciation, depletion, and amortization	2,441,413	-	-	2,551,120	(a,b)	4,992,533
	8,720,331	146,814	508,416	2,167,200		11,542,761

Income (loss) from operations	(3,035,131)			(2,167,200)		(2,674,145)

Unrealized gain on lock-up	24,067			-		24,067
Interest income (expense)	(3,006,428)			(1,852,168	)(d,e)	(4,858,596)

Net income (loss)	$(6,017,492)			$(4,019,368)		$(7,508,674)

Basic net income (loss) per share	$(0.32)					$(0.35)
Diluted net income (loss) per share	$(0.32)					$(0.35)

Weighted average number of shares of common stock outstanding (basic and diluted)	18,619,320			3,050,000	(f)	21,669,320

NOTES TO THE UNADUITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1.         Adjustments to Pro Forma Statement of Operations:

The unaudited pro forma statements of operations gives effect to the following pro forma adjustments necessary to reflect the acquisitions and additional debt and equity associated with the acquisitions:

a.
Record incremental pro forma depreciation, depletion, and amortization expense of $3,409,128 for the year ended December 31, 2009 and $2,546,966 for the three months ended March 31, 2010, recorded in accordance with the full cost method of accounting for oil and gas activities based on the purchase price allocation to depreciable and depletable assets.

b.
Record pro forma accretion expense of $20,102 for the year ended December 31, 2009 and $4,154 for the three months ended March 31, 2010, on the asset retirement obligation in accordance with ASC 410.20.

c.
Record expense associated with the overriding royalty interests of $826,510 for the year ended December 31, 2009 and $317,370 for the three months ended March 31, 2010, awarded to two members of management.

d.
Record interest expense of $1.5 million for the year ended December 31, 2009 and $768,750 for the three months ended March 31, 2010, on the credit agreements incurred in conjunction with the acquisitions at an annual interest rate of 15%, using a weighted average balance outstanding. A one tenth of one percent change in interest rate would have an approximately $24,500 annual impact on the interest expense.

e.
Record amortization expense of $2,987,822 for the year ended December 31, 2009 and $1,083,418 for the three months ended March 31, 2010, for the deferred financing costs associated with the new credit agreements.

f.
Represents the weighted average shares outstanding on the 550,000 shares issued as part of the Albin Field acquisition price assuming they were issued on January 1, 2009, and the 2,500,000 shares issued as part of the State Line acquisition price assuming they were issued on January 1, 2010, as State Line had no operations during 2009.

g.
Reverse expense associated with the overriding royalty interest of $701,290 awarded to two members of management included in Recovery Energy’s historical expense as the expense has already been included in the pro forma expense for the year ended December 31, 2009, and was included in Recovery Energy’s expense for the six months ended June 30, 2010.

For the Pro Forma Year Ended December 31, 2009
For the year ended December 31, 2009, total production was 125,190 net barrels of oil for total oil sale revenue of $6,070,500, for an average price per barrel of $48.49. Average daily production for the year ended December 31, 2009 was 343 BOPD. Production costs were $557,519, or $4.45 per barrel and production taxes were $347,574, or $2.78 per barrel. Depreciation, depletion and amortization expense for the year ended December 31, 2009 was $3,429,230, or $27.39 per barrel, and was comprised of $3,409,128 of depletion expense on the oil and gas properties and $20,102 of accretion expense on the asset retirement obligation. Total operating costs per barrel were $34.62, for a gross margin per barrel of $13.87, or 28.6%

Interest expense for the year ended December 31, 2009 was $4,487,822, and was comprised of cash interest expense of $1.5 million and amortization of deferred financing costs of $2,987,822

For the Pro Forma Six Months Ended June 30, 2010
For the six months ended June 30, 2010, total production was 111,376 net barrels of oil for total oil sale revenue of $7,963,768, for an average price per barrel of $71.50. Average daily production for the six months ended June 30, 2010 was 615 BOPD. Production costs were $617,001, or $5.54 per barrel and production taxes were $905,128, or $8.13 per barrel. Depletion, depreciation and amortization expense for the six months ended June 30, 2010 was $4,992,533, or $44.83 per barrel, and was comprised of $4,978,758 of depletion expense on the oil and gas properties and $13,775 of accretion expense on the asset retirement obligation. Total operating costs per barrel were $58.50, for a gross margin of $13.00, or 18.2%.

Interest expense for the six months ended June 30, 2010 was $4,858,596, and was comprised of cash interest expense of $1,756,500 and amortization of deferred financing costs of $3,106,392, net of $4,296 in interest income.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors including those set forth in our “Risk Factors” described herein.

Overview

We are an independent oil and gas company engaged in the acquisition, drilling and production of oil and natural gas properties and prospects within the United States. Our business strategy is designed to create maximum shareholder value by leveraging the knowledge, expertise and experience of our management team along with that of our operating partners.

We target low to medium risk projects that have the potential for multiple producing horizons, and offer repeatable success allowing for meaningful production and reserve growth. Our acquisition and exploration pursuits of oil and natural gas properties are principally located in Colorado, Nebraska, Wyoming, Kansas, Oklahoma, and Texas. At June 30, 2010, we owned approximately 82,000 gross (81,000 net) leasehold acres, of which approximately79,000 gross (78,000 net) acres are classified as undeveloped acreage.

For the three and six month periods ended June 30, 2010, our total production was 59,289 and 68,187 net barrels of oil, respectively.

Our Oil and Gas Operations

We have invested, and intend to continue to invest, primarily in domestic oil and natural gas interests, including producing properties, prospects, leases, wells, mineral rights, working interests, royalty interests, overriding royalty interests, net profits interests, production payments, farm-ins, drill to earn arrangements, partnerships, easements, rights of way, licenses and permits, in Colorado, Nebraska, Wyoming, Kansas, Oklahoma, and Texas.  In May, 2010 we sold our two drilling rigs.

Principal Oil and Gas Interests

As of June 30, 2010 we owned 19producing wells in the Wyoming, Nebraska and Colorado portion of the DJ Basin, as well as 78,000 net undeveloped acres.

Results of Operations

It is our belief that the exploration and production industry’s most significant value creation occurs through the drilling of successful development wells and the enhancement of oil recovery in mature fields given appropriate economic conditions.  We intend to continue to acquire producing properties based on our view of the pricing cycles of oil and natural gas and available exploration and development opportunities of proved, probable and possible reserves.

 From inception through December 31, 2009

General and administrative expenses for the period ended December 31, 2009 totaled $1,057,306, including non-cash expenses of $684,778 related to compensation expense for outstanding restricted common stock grants issued to executive officers and board members.

Our expense for impairment of equipment held for sale was $2,750,000 for the period ended December 31, 2009.

Non-cash expenses related to the fair value of common stock issued in an attempted property transaction for the period ended December 31, 2009 totaled $5,075,000.  Additional non-cash expenses for the period ended December 31, 2009 included $3,329,106 in fair value for warrants issued to third parties for a commitment to finance a property transaction which did not close, $200,000 related to 85,000 shares issued in conjunction with the merger and $17,500,000 related to 5 million shares acquired by our controlling shareholder group in conjunction with the merger.

Income for the period ended December 31, 2009 totaled $31 and was comprised of interest income.

We incurred a net loss to stockholders of $29,911,381 for the period ended December 31, 2009.

January 1, 2010 through June 30, 2010

Revenues

For the six-month period ending June 30, 2010, we had $4,780,352 in oil sale revenues.

	Six MonthsEnded June 30,
	2010
	Volume	Average Price
Product:
Oil (Bbls)	68,187	$70.11

Prior to the six month period ended June 30, 2010 the Company did not own any producing assets. During the six month period the Company completed multiple acquisitions. The Wilke acquisition was effective January 1, 2010, and the Albin and State Line acquisitions were effective April 1, 2010, and therefore contribute to a material increase in production and revenue during the quarter ended June 30, 2010. Average daily net production for the three and six month periods ended June 30, 2010 was 659 and 377 BOPD, respectively.

Miscellaneous Income and Operating fees

During the six months ended June 30, 2010, we earned net operating fees of $2,813and we realized a mark-to-market gain of $24,067 on a put agreement associated with 85,000 shares of stock placed in conjunction with our reverse merger in September 2009.

Price Risk Management activities

We recorded a net gainon our derivative contracts that do not qualify for cash flow hedge accounting of $629,206 for the six monthsended June 30, 2010.  This amount represents an unrealized non-cash gainwhich represents a change in the fair value of our mark-to-market derivative instruments at June 30, 2010. We realized a gain on our derivative contracts that do not qualify for cash flow hedge accounting of $272,829 for the six months ended June 30, 2010. This amount represents a realized cash gain from the settlement of our forward sales contracts for the six months ended June 30, 2010.

Oil and gas production expenses, depreciation, depletion and amortization
Six Months Ended June 30,
2010
(unaudited, in dollars per bbl)
Average price	$70.11

Production costs	5.07
Production taxes	7.64
Depletion and amortization	35.80

Total operating costs	48.51

Gross margin	$21.60

Gross margin percentage	30.81%

General and administrative expenses

General and administrative expenses were $5,412,019 for the six monthsendedJune 30, 2010.  Our general and administrative expenses for the six month periodincluded $546,633 in professional fees and $4,359,547 in non-cash compensation expense.  The non-cash compensation expense was comprised of $2,781,467 in stock compensation expense and $1,578,080 in expense associated with the assignment of overriding royalty interests.

Plan of Operations

Our plan of operations for the next 12 months is to continue to acquire and develop oil and natural gas prospects, concentrating on those with the lowest development and lifting costs.   Consistent with that is our gradual structuring and staffing of our company as we increase the number of acquired properties for which we act as operator.   By acting as an operator, we have more control over drilling and developmental decisions as well as a broader spectrum of exploration prospects we can consider for participation.  As an operator we should be able to reduce overall finding costs, and we may start to generate exploration prospects.

The acquisition and development of properties and prospects and the pursuit of fresh opportunities require that we maintain access to adequate levels of capital.   We will strive for an optimal balance between our property portfolio and our capital structuring that will allow for growth and to the maximum benefit of our shareholders.   The decisions around the balancing of capital needs and property holdings will be a challenge to us as well as all companies in the entire energy industry during this time of continued disruption in the financial markets and an increasing complex global economic picture.  As a function of balancing properties and capital, we may decide to monetize certain properties to reduce debt or to allow us to acquire interest in new prospects or producing properties that may be better suited to the current economic and energy industry environment.

The business of oil and natural gas acquisition, exploration and development is capital intensive and the level of operations attainable by an oil and gas company is directly linked to and limited by the amount of available capital. Therefore, a principal part of our plan of operations is to raise the additional capital required to finance the exploration and development of our current oil and natural gas prospects and the acquisition of additional properties.  As explained under “Financial Condition and Liquidity” below, based on our present working capital, available borrowings under the credit facility and current rate of cash flow from operations, we believe we have sufficient liquidity and capital resources to continue our current operations.  We may also consider additional offerings of securities to develop our 78,000 net undeveloped acres.

We intend to use the services of independent consultants and contractors to perform various professional services, including reservoir engineering, land, legal, environmental, investor relations and tax services.  We believe that by limiting our management and employee costs, we may be able to better control total costs and retain flexibility in terms of project management.

Financial Condition and Liquidity

As of the date of this prospectus, we estimate our capital budget for fiscal 2010 to be approximately $700,000, to be deployed for drilling in the Omega and Comanche prospects.

During the six months ended June 30, 2010, our working capital increased to $2,428,550 compared to a negative working capital of ($44,229) at December 31, 2009. The higher working capital and cash position is primarily the result of capital raised during the six months ended June 30, 2010, the reclassification of the majority of our debt as a long term liability due to the maturity date extension, as well as the addition of several producing oil and gas properties during the six months ending June 30, 2010.

During the six month ended June 30, 2010, net cash provided by operating activities was $1,718,092. The primary changes in operating cash during the six months ended June 30, 2010 were $(6,017,492) of net loss, adjusted for non-cash charges of $2,441,413 of depreciation, depletion and amortization expenses and accretion expense, $2,781,467 stock-based compensation, $2,022,974 of amortization of deferred financing costs and $1,578,080 of non-cash compensation expense, offset by the non-cash gain on derivative contracts of $(629,206). In addition, we had an increase in accounts receivable of $1,467,821 and a decrease in accrued expenses of $658,933.

During the six month ended June 30, 2010, net cash used by investing activities was $(45,835,552). The primary changes in investing cash during the six months ended June 30, 2010 was $45,455,520 related to our acquisitions which consisted primarily of the Wilke, Albin and State Line fields, and unproved acreage. In addition, we used $402,944 for drilling capital expenditures.

During the six month ended June 30, 2010, net cash provided by financing activities was $46,164,222. The primary changes in financing cash during the six months ended June 30, 2010 were net proceeds from the sale of common stock for $22,911,727 and the issuance of debt in connection with the acquisitions for $28,500,000, offset by debt repayments of ($5,247,505).

We will seek to obtain additional working capital through the sale of our securities,the successful deployment of our cash on hand, bank lines of credit, and project financing.  However, other than our three credit agreements for an aggregate of approximately $23,300,000, we have no agreements or understandings with any third parties at this time for additional working capital and we have no history of generating significant cash from oil and gas operations.  Further, under the terms of our credit agreements, we are prohibited from incurring any additional debt from third parties.  Our ability to obtain additional working capital through bank lines of credit and project financing may be subject to the repayment of the approximately $23,300,000 credit agreements which mature on December 1, 2011.  Consequently, there can be no assurance we will be able to obtain continued access to capital as and when needed or, if so, that the terms of any available financing will be subject to commercially reasonable terms.  If we are unable to access additional capital in significant amounts as needed, we may not be able to develop our current prospects and properties, may have to forfeit our interest in certain prospects and may not otherwise be able to develop our business. In such an event, our stock price will be materially adversely affected.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet financing arrangements.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with generally accepted accounting principles in the United States, or GAAP, requires our management to make assumptions and estimates that affect the reported amounts of assets, liabilities, revenues and expenses, as well as the disclosure of contingent assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting period. The following is a summary of the significant accounting policies and related estimates that affect our financial disclosures.

Use of Estimates

The preparation of our financial statements in conformity with generally accepted accounting principles requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. These estimates are based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary significantly from those estimates under different assumptions and conditions.  Significant estimates include the valuation of common stock used in various issuances of common stock, options and warrants and estimated fair value of the asset held for sale.

Critical accounting policies are defined as those significant accounting policies that are most critical to an understanding of a company’s financial condition and results of operation. We consider an accounting estimate or judgment to be critical if (i) it requires assumptions to be made that were uncertain at the time the estimate was made, and (ii) changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.

Oil and Natural Gas Properties—Full Cost Method of Accounting

We use the full cost method of accounting whereby all costs related to the acquisition and development of oil and natural gas properties are capitalized into a single cost center referred to as a full cost pool. We record all capitalized cost into a single cost center as all operations are conducted within the United States. These costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling and overhead charges directly related to acquisition and exploration activities.

Capitalized costs, together with the costs of production equipment, are depleted and amortized on the unit-of-production method based on the estimated gross proved reserves as determined by independent petroleum engineers. For this purpose, we convert our petroleum products and reserves to a common unit of measure.

Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed quarterly to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to the full cost pool and becomes subject to depletion calculations.

Proceeds from the sale of oil and natural gas properties are applied against capitalized costs, with no gain or loss recognized, unless the sale would alter the rate of depletion by more than 25%. Royalties paid, net of any tax credits, received are netted against oil and natural gas sales.

In applying the full cost method, we perform a ceiling test on properties that restricts the capitalized costs less accumulated depletion from exceeding an amount equal to the estimated undiscounted value of future net revenues from proved oil and natural gas reserves, as determined by independent petroleum engineers. The estimated future revenues are based on sales prices achievable under existing contracts and posted average reference prices in effect at the end of the applicable period, and current costs, and after deducting estimated future general and administrative expenses, production related expenses, financing costs, future site restoration costs and income taxes. Under the full cost method of accounting, capitalized oil and natural gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and natural gas reserves, plus the cost, or estimated fair value if lower, of unproved properties. Should capitalized costs exceed this ceiling, we would recognize an impairment.

Impairment of Long-lived Assets

We account for the impairment and disposition of long-lived assets in accordance with ASC 360, Impairment or Disposal of Long-Lived Assets. ASC 360 requires that our long-lived assets be assessed for potential impairment in their carrying values whenever events or changes in circumstances indicate such impairment may have occurred.  An impairment charge to current operations is recognized when the estimated undiscounted future net cash flows of the asset are less than its carrying value. Any such impairment is recognized based on the differences in the carrying value and estimated fair value of the impaired asset.

Share Based Compensation

A significant portion of our general and administrative expenses for the year endedDecember 31, 2009 and the six months ended June 30, 2010 is comprised of share-based compensation in the amounts of $684,778 and $2,781,467, respectively, primarily related to stock grants to our board of directors and executive officers.

We account for share-based compensation in accordance with the provisions of ASC 718— Stock Compensation which requires companies to estimate the fair value of share-based payment awards made to employees and directors, including stock options, restricted stock and employee stock purchases related to employee stock purchase plans, on the date of grant using an option-pricing model.  The value of the portion of the award that is ultimately expected to vest is recognized as an expense ratably over the requisite service periods.  We estimate the fair value of each share-based award at its intrinsic value, using the Black-Scholes option pricing model or utilizing a binomial model in accordance with the provisions of ASC 718. The Black-Scholes model is highly complex and dependent on key estimates by management. The estimates with the greatest degree of subjective judgment are the estimated lives of the stock-based awards, the estimated fair value of our stock at the grant date, and the estimated volatility of our stock price.

Additionally, we have incurred other non-cash expenses related to share issuances such as deferred financing charges, restructuring charges, and acquisition expenses.

We have calculated the non-employee share-based compensation expenses utilizing the Black-Scholes pricing model, which incorporates estimates as to the fair value of the company’s stock price, the expected term that a warrant holder will hold the warrant, and the expected volatility of a company’s stock over the specified term.  As described in our Annual Report on Form 10K for the fiscal year ended December 31, 2009 and our June 30, 2010 Quarterly Report on Form 10Q, we utilized the price of the most recent private placement for similar shares as a proxy for the stock price in the Black-Scholes models for each warrant due to the inactive trading market for our shares of common stock.  Management also estimated volatility over the life of the warrants and utilized a weighted average calculation to determine the value of the warrants over the warrant’s term to reflect the American style option nature of the warrants (the warrant may be exercised at any time through the expiration date).  The estimates with the greatest degree of subjective judgment are the estimated lives of the stock-based awards, the estimated fair value of our stock at the grant date, and the estimated volatility of our common stock price.

BUSINESS

Industry terms used in this report are defined in the Glossary of Oil and Natural Gas Term located at the end of this prospectus.

Overview

Recovery Energy Inc. is an independent oil and gas company engaged in the acquisition, drilling and production of oil and natural gas properties and prospects within the United States. Our business strategy is designed to create maximum shareholder value by leveraging the knowledge, expertise and experience of our management team along with that of our operating partners.

We target low to medium risk projects that have the potential for multiple producing horizons, and offer repeatable success allowing for meaningful production and reserve growth. Our acquisition and exploration pursuits of oil and natural gas properties are principally located in Colorado, Nebraska, Wyoming, Kansas, Oklahoma, and Texas. We currently own interests in approximately 82,000 gross (81,000 net) leasehold acres, of which approximately 79,000 gross (78,000 net) acres are classified as undeveloped acreage.

As of December 31, 2009, we had not successfully acquired any properties; therefore our total production was 0 mboe net. As of June 30, 2010, we successfully completed a number of acquisitions which resulted in 68,187 net barrels of production for the six monthsthen ended.

Our executive offices are located at 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202, and our telephone number is (888) 887-4449.  Our web site is www.recoveryenergyco.com.  Additional information which may be obtained through our web site does not constitute part of this prospectus.  A copy of this prospectus is located at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  Information on the operation of the SEC’s Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov.

Recent Developments and Related Transactions

On September 21, 2009, we purchased 100% of the outstanding membership units of Recovery Energy Services, LLC (f/k/a Coronado Acquisition, LLC) for 85,000 shares of our common stock.  In connection with this acquisition, we agreed to convert a $3,250,000 note that was issued by Recovery Energy Services, LLC into 2,100,000 shares of our common stock.  The $3,250,000 note was used to fund the acquisition of two drilling rigs in May 2009.  We were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) immediately before the completion of the transaction.  We changed our name from Universal Holdings, Inc. to Recovery Energy, Inc. at the completion of the transaction.

In September, 2009 we granted 464,200 shares of our common stock to Jeffrey A. Beunier pursuant to his employment agreement.

In November, 2009 we granted 1,000,000 shares of our common stock to Roger A. Parker and 10,000 shares of our common stock to James Miller pursuant to their respective director appointment agreements.

In December, 2009 we granted 10,000 shares of our common stock to James Miller pursuant to his amended and restated director appointment agreement.

We entered into two purchase and sale agreements with Edward Mike Davis, L.L.C. for the purchase of oil and gas properties, one effective October 1, 2009 for the Church Field and the other effective December 1, 2009 for the Wilke Field.  Simultaneously with the execution of the first agreement (Church Field) and due to a lack of available capital, we sold 50% of the interests purchased in the Church Field to a third party for $750,000.

Pursuant to the first purchase and sale agreement (Church Field), the seller elected to require us to repurchase 250,000 shares of common stock issued as part of the purchase price for $750,000.  As a result of the seller’s election and due to a lack of available capital, we sold to IEXCO, LLC a company controlled by Roger A. Parker, at that time chairman of our board of directors and now our chief executive officer as well, its remaining 50% interest in the properties that were purchased under the purchase and sale agreement effective October 1, 2009 for $750,000 cash.  Pursuant to this agreement with IEXCO, LLC, we had the right to repurchase such interest at $825,000 exercisable until March 15, 2010.  We did not exercise our repurchase option and therefore do not own an interest in the Church Field.   Starting in January 2010, we were appointed as the operator for the Church Field and accordingly we charge the working interest owners an operator’s fee for each well each month.  IEXCO, LLC will pay us its share of the operator fee which is 50% of the monthly per well charge.

Under the second purchase and sale agreement (Wilke Field) we were required to pay the $2,200,000 cash portion of the purchase price on December 18, 2009, and that payment was not made.  As of December 31, 2009 the property reverted back to the seller and we retained an option to repurchase the property subject to the seller’s discretion through January 15, 2010.

In January, 2010 we acquired the Wilke Field for $4,500,000 effective as of January 1, 2010.  Included in the acquisition were seven producing wells and a 50% working interest in two development prospects located in Nebraska and Colorado.  In January, 2010 we entered into a credit agreement with Hexagon Investments, LLC to finance 100% of the repurchase of the Wilke Field properties.   The loan bears annual interest of 15%, will mature on December 1, 2011 and is secured by mortgages on the Wilke Field properties.   Hexagon Investments received 1,000,000 shares of our common stock in connection with the financing.   The credit agreement contained customary terms such as representations and warranties and indemnification.

In February, 2010 we granted 100,000 shares of our common stock to James Miller pursuant to his amended and restated director appointment agreement.

In March, 2010 we acquired the Albin Field properties from Edward Mike Davis, L.L.C. for $6,000,000 and 550,000 shares of our common stock.  Included in the acquisition were four producing wells. We simultaneously entered into a loan agreement with Hexagon Investments to finance 100% of the cash portion of the purchase price.  The loan bears annual interest of 15%, will mature on December 1, 2011 and is secured by mortgages on the Albin Field properties.  Hexagon Investments received 750,000 shares of our common stock in connection with the financing.   The credit agreement contains customary terms such as representations and warranties and indemnification.

In April, 2010 we acquired six wells in Laramie County, Wyoming and interests in 1240 acres from Edward Mike Davis, L.L.C.  The purchase price was $15,000,000 and 2,500,000 shares of our common stock.  In connection with the acquisition we entered into a credit agreement with Hexagon Investments, LLC to finance the $15,000,000 cash portion of the purchase price.  The loan bears annual interest of 15%, will mature on December 1, 2011 and is secured by a mortgage on the acquired property.  Hexagon Investments received 3,250,000 shares of our common stock and a warrant to purchase 2,000,000 shares of our common stock exercisable at $2.50 per share in connection with the financing.   The credit agreement contained customary terms such as representations and warranties and indemnification.

In May 2010 we sold our two medium depth drilling rigs to Resource Energy, Inc., an entity controlled by Mathew Jennings, for $100,000 in cash and a $600,000 note.  The note bears interest at an annual rate of prime plus 1%.  Interest is payable quarterly, commencing June 30, 2010.  Principal payments are due quarterly in eight equal payments commencing on June 30, 2011 and ending on June 30, 2013.  The gain in this sale will be recognized as a capital contribution when the proceeds are fully received.  The June 30, 2010 payment has not been made. As of August 20, 2010, Mr. Jennings and entities control by Mr. Jennings owned approximately 2,958,334 or 7.6% of our outstanding common stock.

In May, 2010 we purchased from Edward Mike Davis, L.L.C. and an affiliate oil and gas interests in approximately 60,000 acres located in Banner and Kimball Counties, Nebraska and Laramie and Goshen Counties, Wyoming. The purchase price was $20,000,000 and 2,000,000 shares of our common stock.  The cash portion of the purchase price was paid from the proceeds of a private placement of 15,901,200 shares of our common stock and 15,901,200 five year warrants to purchase our common stock for $1.50 with a group of accredited investors for $1.50 per unit for gross proceeds of $23,851,800 which closed in June 2010. In connection with the acquisition and financing we issued Hexagon Investments a five year warrant to purchase 1,000,000 shares of our common stock at $1.50 per share as compensation for amendments to our credit agreements and agreed that if the loans are not repaid in full on or before January 1, 2011 we will issue Hexagon Investments a second five year warrant to purchase 1,000,000 shares of our common stock at $1.50 per share.

In May, 2010 we granted (i) 4,500,000 shares of our common stock to Roger A. Parker pursuant to his employment agreement as our chief executive officer, (ii) 1,635,800 shares of our common stock to Jeffrey A. Beunier pursuant to his employment agreement as our chief financial officer and (iii) 80,000 shares of our common stock to James Miller pursuant to his amended and restated director appointment agreement.

In June, 2010 we started drilling and completion work on a well located on a 640 acre oil and gas lease in Arapahoe County, Colorado known as Comanche Creek.  We acquired 50% interests in this prospect and the Omega prospect in January 2010 from Edward Mike Davis, L.L.C. as part of the Wilke acquisition. We acquired an additional 12.5% working interest in the Comanche Creek prospect in June 2010 from Davis in exchange for a 1% overriding royalty interest on our existing 50% working interest, resulting in us owning 62.5% working interest. The remaining 37.5% working interest is split between Davis and Timothy N. Poster, a member of our board of directors, with Davis holding 12.5% and Mr. Poster holding 25% of the working interest. Both of these interests are on a “head’s up” basis with Davis and Mr. Poster paying their proportionate share of the estimated costs to us.  We received deposits from both Davis and Mr. Poster for their portion of the dry hole costs associated with the well.  The operations of the well will be covered by a joint operating agreement and will require both Davis and Mr. Poster to pay their proportionate share of operating costs as well as an overhead/operating fee to us.

In June, 2010 we granted 500,000 shares of our common stock to Timothy N. Poster and 150,000 shares of our common stock to Conway J. Schatz pursuant to their respective director appointment agreements.

In June, 2010 we granted 50,000 shares of restricted common stock to an employee.  The shares vest over three years, with 10,000 shares vesting on January 1, 2011, 20,000 shares vesting on January 1, 2012, and 20,000 shares on January 1, 2012.

In June, 2010 we issued 750,000 shares of our common stock, a five-year warrant to purchase 750,000 shares of our common stock for $1.50 per share and a three-year warrant to purchase 250,000 shares of our common stock for $1.50 per share to Market Development Consulting Group, Inc. in exchange for management consulting services.

In June, 2010 we issued a three-year warrant to purchase 50,000 shares of our common stock for $1.50 per share to Globe Media for public relations services.

In June, 2010 we purchased interests in three wells from an unrelated third party.  The wells are located in Adams, Weld, and Elbert Counties, Colorado.

Four of the five acquisitions we have completed since the beginning of the year have been with the same seller, Edward Mike Davis, L.L.C.  Davis owns approximately 16.7% of our outstanding common stock as of August 20, 2010.  The cash portion of the purchase price for the first three acquisitions was financed with loans from Hexagon Investments, together with its affiliates, which owns approximately 22.7% of our outstanding common stock at August 20, 2010.  As of June 30, 2010 we have made principal payments of $2,247,505, interest payments of $951,265, and have accrued interest totaling $36,485 to Hexagon Investments.  As required by our employment agreements with Mr. Parker and Mr. Beunier, we have assigned a 1% overriding royalty interest in the acquisitions to each of them.  We have accrued a total of approximately $110,000 for overriding royalties payable to Mr. Parker and Mr. Beunier at June 30, 2010.

Each of these transactions was approved by our board of directors.

Our Strategy

It is our belief that the exploration and production industry’s most significant value creation occurs through the drilling of successful development wells and the enhancement of oil recovery in mature fields. Our goal is to create significant value while maintaining a low cost structure.  To this end, our business strategy includes the following elements:

Participation in development prospects in known producing basins. We pursue prospects in known producing onshore basins where we can capitalize on our development and production expertise. We intend to operate the majority of our properties and evaluate each prospect based on its geological and geophysical merits.

Negotiated acquisitions of properties. We acquire producing properties based on our view of the pricing cycles of oil and natural gas and available exploration and development opportunities of proved, probable and possible reserves.

Leasing of prospective acreage. In the course of our business, we identify drilling opportunities on properties that have not yet been leased.  At times, we take the initiative to lease prospective acreage and sell all or any portion of the leased acreage to other companies that want to participate in the drilling and development of the prospect acreage.

Controlling Costs.We maximize our returns on capital by minimizing our expenditures on general and administrative expenses.  We also minimize initial capital expenditures on geological and geophysical overhead, seismic data, hardware and software by partnering with cost efficient operators that have already invested capital in such.  We also outsource some of our geological, geophysical, reservoir engineering and land functions in order to help reduce capital requirements.

We intend to use commodity price hedging instruments to reduce our exposure to oil and natural gas price fluctuations and to help ensure that we have adequate cash flow to fund our debt service costs and capital programs. From time to time, we will enter into futures contracts, collars and basis swap agreements, as well as fixed price physical delivery contracts; however, it is our preference to utilize hedging strategies that provide downside commodity price protection without unduly limiting our revenue potential in an environment of rising commodity prices.  We intend to use hedging primarily to manage price risks and returns on certain acquisitions and drilling programs.  Our policy is to consider hedging an appropriate portion of our production at commodity prices we deem attractive.  In the future we may also be required by our lenders to hedge a portion of production as part of any financing.

It is our long-term goal to achieve a well-diversified and balanced portfolio of oil and natural gas producing properties located in North America.

Employees

We have four employees.  We employ the services of independent consultants and contractors to perform various professional services, including reservoir engineering, land, legal, environmental and tax services. We also pursue alliances with third parties in the areas of geological and geophysical services and prospect generation, evaluation and prospect leasing.  We believe that by limiting our management and employee costs, we are able to better control total costs and retain flexibility in terms of project management.

Competition

We compete with numerous other companies in virtually all facets of our business. Our competitors in the exploration, development, acquisition and production business include major integrated oil and gas companies as well as numerous independents, including many that have significantly greater financial resources and in-house technical expertise than we do.

Marketing and Pricing

We will derive revenue principally from the sale of oil and natural gas. As a result, our revenues are determined, to a large degree, by prevailing prices for crude oil and natural gas. We will sell our oil and natural gas on the open market at prevailing market prices or through forward delivery contracts. The market price for oil and natural gas is dictated by supply and demand, and we cannot accurately predict or control the price we may receive for our oil and natural gas.

Our revenues, cash flows, profitability and future rate of growth will depend substantially upon prevailing prices for oil and natural gas. Prices may also affect the amount of cash flow available for capital expenditures and our ability to borrow money or raise additional capital. Lower prices may also adversely affect the value of our reserves and make it uneconomical for us to commence or continue production levels of natural gas and crude oil.  Historically, the prices received for oil and natural gas have fluctuated widely. Among the factors that can cause these fluctuations are:

•	changes in global supply and demand for oil and natural gas;
•	the actions of the Organization of Petroleum Exporting Countries, or OPEC;
•	the price and quantity of imports of foreign oil and natural gas;
•	acts of war or terrorism;
•	political conditions and events, including embargoes, affecting oil-producing activity;
•	the level of global oil and natural gas exploration and production activity;
•	the level of global oil and natural gas inventories;
•	weather conditions;
•	technological advances affecting energy consumption; and
•	the price and availability of alternative fuels.

From time to time, we will enter into hedging arrangements to reduce our exposure to decreases in the prices of oil and natural gas. Hedging arrangements may expose us to risk of significant financial loss in some circumstances including circumstances where:

•	our production and/or sales of natural gas are less than expected;
•	payments owed under derivative hedging contracts come due prior to receipt of the hedged month’s production revenue; or
•	the counter party to the hedging contract defaults on its contract obligations.

In addition, hedging arrangements may limit the benefit we would receive from increases in the prices for oil and natural gas. We cannot assure you that any hedging transactions we may enter into will adequately protect us from declines in the prices of oil and natural gas. On the other hand, where we choose not to engage in hedging transactions in the future, we may be more adversely affected by changes in oil and natural gas prices than our competitors who engage in hedging transactions.

Government Regulations

General. Our operations covering the exploration, production and sale of oil and natural gas are subject to various types of federal, state and local laws and regulations. The failure to comply with these laws and regulations can result in substantial penalties. These laws and regulations materially impact our operations and can affect our profitability. However, we do not believe that these laws and regulations affect us in a manner significantly different than our competitors. Matters regulated include permits for drilling operations, drilling and abandonment bonds, reports concerning operations, the spacing of wells and unitization and pooling of properties, restoration of surface areas, plugging and abandonment of wells, requirements for the operation of wells, and taxation of production. At various times, regulatory agencies have imposed price controls and limitations on production. In order to conserve supplies of oil and natural gas, these agencies have restricted the rates of flow of oil and natural gas wells below actual production capacity, generally prohibit the venting or flaring of natural gas and impose certain requirements regarding the ratability of production. Federal, state and local laws regulate production, handling, storage, transportation and disposal of oil and natural gas, by-products from oil and natural gas and other substances and materials produced or used in connection with oil and natural gas operations. While we believe we will be able to substantially comply with all applicable laws and regulations, the requirements of such laws and regulations are frequently changed. We cannot predict the ultimate cost of compliance with these requirements or their effect on our actual operations.

Federal Income Tax. Federal income tax laws significantly affect our operations. The principal provisions that affect us are those that permit us, subject to certain limitations, to deduct as incurred, rather than to capitalize and amortize, our domestic “intangible drilling and development costs” and to claim depletion on a portion of our domestic oil and natural gas properties based on 15% of our oil and natural gas gross income from such properties (up to an aggregate of 1,000 barrels per day of domestic crude oil and/or equivalent units of domestic natural gas).

Environmental Matters. The discharge of oil, gas or other pollutants into the air, soil or water may give rise to liabilities to the government and third parties and may require us to incur costs to remedy discharges. Natural gas, oil or other pollutants, including salt water brine, may be discharged in many ways, including from a well or drilling equipment at a drill site, leakage from pipelines or other gathering and transportation facilities, leakage from storage tanks and sudden discharges from damage or explosion at natural gas facilities of oil and gas wells. Discharged hydrocarbons may migrate through soil to water supplies or adjoining property, giving rise to additional liabilities.

A variety of federal and state laws and regulations govern the environmental aspects of natural gas and oil production, transportation and processing and may, in addition to other laws, impose liability in the event of discharges, whether or not accidental, failure to notify the proper authorities of a discharge, and other noncompliance with those laws. Compliance with such laws and regulations may increase the cost of oil and gas exploration, development and production, although we do not anticipate that compliance will have a material adverse effect on our capital expenditures or earnings. Failure to comply with the requirements of the applicable laws and regulations could subject us to substantial civil and/or criminal penalties and to the temporary or permanent curtailment or cessation of all or a portion of our operations.

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), also known as the “superfund law,” imposes liability, regardless of fault or the legality of the original conduct, on some classes of persons that are considered to have contributed to the release of a “hazardous substance” into the environment. These persons include the owner or operator of a disposal site or sites where the release occurred and companies that dispose or arrange for disposal of the hazardous substances found at the time. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and severable liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. We could be subject to liability under CERCLA because our jointly owned drilling and production activities generate relatively small amounts of liquid and solid waste that may be subject to classification as hazardous substances under CERCLA.

The Resource Conservation and Recovery Act of 1976, as amended (“RCRA”), is the principal federal statute governing the treatment, storage and disposal of hazardous wastes. RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either a “generator” or “transporter” of hazardous waste or an “owner” or “operator” of a hazardous waste treatment, storage or disposal facility. At present, RCRA includes a statutory exemption that allows most oil and natural gas exploration and production waste to be classified as nonhazardous waste. A similar exemption is contained in many of the state counterparts to RCRA. As a result, we are not required to comply with a substantial portion of RCRA’s requirements because our operations generate minimal quantities of hazardous wastes. At various times in the past, proposals have been made to amend RCRA to rescind the exemption that excludes oil and natural gas exploration and production wastes from regulation as hazardous waste. Repeal or modification of the exemption by administrative, legislative or judicial process, or modification of similar exemptions in applicable state statutes, would increase the volume of hazardous waste we are required to manage and dispose of and would cause us to incur increased operating expenses.

The Oil Pollution Act of 1990 (“OPA”) and regulations thereunder impose a variety of regulations on “responsible parties” related to the prevention of oil spills and liability for damages resulting from such spills in United States waters. The OPA assigns liability to each responsible party for oil removal costs and a variety of public and private damages. While liability limits apply in some circumstances, a party cannot take advantage of liability limits if the spill was caused by gross negligence or willful misconduct or resulted from violation of federal safety, construction or operating regulations. Few defenses exist to the liability imposed by OPA. In addition, to the extent we acquire offshore leases and those operations affect state waters, we may be subject to additional state and local clean-up requirements or incur liability under state and local laws. OPA also imposes ongoing requirements on responsible parties, including proof of financial responsibility to cover at least some costs in a potential spill. We cannot predict whether the financial responsibility requirements under the OPA amendments will adversely restrict our proposed operations or impose substantial additional annual costs to us or otherwise materially adversely affect us. The impact, however, should not be any more adverse to us than it will be to other similarly situated owners or operators.

The Federal Water Pollution Control Act Amendments of 1972 and 1977 (“Clean Water Act”) imposes restrictions and controls on the discharge of produced waters and other wastes into navigable waters. Permits must be obtained to discharge pollutants into state and federal waters and to conduct construction activities in waters and wetlands. Certain state regulations and the general permits issued under the Federal National Pollutant Discharge Elimination System program prohibit the discharge of produced waters and sand, drilling fluids, drill cuttings and certain other substances related to the crude oil and natural gas industry into certain coastal and offshore waters. Further, the EPA has adopted regulations requiring certain crude oil and natural gas exploration and production facilities to obtain permits for storm water discharges. Costs may be associated with the treatment of wastewater or developing and implementing storm water pollution prevention plans. The Clean Water Act and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges of crude oil and other pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release. We believe that our operations comply in all material respects with the requirements of the Clean Water Act and state statutes enacted to control water pollution.

Underground injection is the subsurface placement of fluid through a well, such as the reinjection of brine produced and separated from crude oil and natural gas production. The Safe Drinking Water Act of 1974, as amended, establishes a regulatory framework for underground injection, with the main goal being the protection of usable aquifers. The primary objective of injection well operating requirements is to ensure the mechanical integrity of the injection apparatus and to prevent migration of fluids from the injection zone into underground sources of drinking water. Hazardous-waste injection well operations are strictly controlled, and certain wastes, absent an exemption, cannot be injected into underground injection control wells. Failure to abide by our permits could subject us to civil and/or criminal enforcement. We believe that we are in compliance in all material respects with the requirements of applicable state underground injection control programs and our permits.

The Clean Air Act of 1963 and subsequent extensions and amendments, known collectively as the “Clean Air Act”, and state air pollution laws adopted to fulfill its mandate provide a framework for national, state and local efforts to protect air quality. Our operations utilize equipment that emits air pollutants which may be subject to federal and state air pollution control laws. These laws require utilization of air emissions abatement equipment to achieve prescribed emissions limitations and ambient air quality standards, as well as operating permits for existing equipment and construction permits for new and modified equipment. We believe that we are in compliance in all material respects with the requirements of applicable federal and state air pollution control laws.

There are numerous state laws and regulations in the states in which we operate which relate to the environmental aspects of our business. These state laws and regulations generally relate to requirements to remediate spills of deleterious substances associated with oil and gas activities, the conduct of salt water disposal operations, and the methods of plugging and abandonment of oil and gas wells which have been unproductive. Numerous state laws and regulations also relate to air and water quality.

We do not believe that our environmental risks will be materially different from those of comparable companies in the oil and gas industry. We believe our present activities substantially comply, in all material respects, with existing environmental laws and regulations. Nevertheless, we cannot assure you that environmental laws will not result in a curtailment of production or material increase in the cost of production, development or exploration or otherwise adversely affect our financial condition and results of operations. Although we maintain liability insurance coverage for liabilities from pollution, environmental risks generally are not fully insurable.

In addition, because we have acquired and may acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage, including historical contamination, caused by such former operators. Additional liabilities could also arise from continuing violations or contamination not discovered during our assessment of the acquired properties.

Federal Leases. For those operations on federal oil and gas leases, such operations must comply with numerous regulatory restrictions, including various non-discrimination statutes, and certain of such operations must be conducted pursuant to certain on-site security regulations and other permits issued by various federal agencies. In addition, on federal lands in the United States, the Minerals Management Service (“MMS”) prescribes or severely limits the types of costs that are deductible transportation costs for purposes of royalty valuation of production sold off the lease. In particular, MMS prohibits deduction of costs associated with marketer fees, cash out and other pipeline imbalance penalties, or long-term storage fees. Further, the MMS has been engaged in a process of promulgating new rules and procedures for determining the value of crude oil produced from federal lands for purposes of calculating royalties owed to the government. The natural gas and crude oil industry as a whole has resisted the proposed rules under an assumption that royalty burdens will substantially increase. We cannot predict what, if any, effect any new rule will have on our operations.

Other Laws and Regulations. Various laws and regulations often require permits for drilling wells and also cover spacing of wells, the prevention of waste of natural gas and oil including maintenance of certain gas/oil ratios, rates of production and other matters. The effect of these laws and regulations, as well as other regulations that could be promulgated by the jurisdictions in which we have production, could be to limit the number of wells that could be drilled on our properties and to limit the allowable production from the successful wells completed on our properties, thereby limiting our revenues.

MANAGEMENT

Our officers and directors are listed below.  Our directors are generally elected at our annual shareholders' meeting and hold office until the next annual stockholders' meeting or until their successors are elected and qualified.

Name	Age	Position
Roger A. Parker	48	Chief Executive Officer, Director, Chairman of Board of Directors
Jeffrey A Beunier	36	President, Chief Financial Officer and Director
James J. Miller	33	Director
Timothy N. Poster	41	Director
Conway J. Schatz	40	Director

The principal occupations of our officers and directors during the past several years are as follows:

Roger A. Parker:  Chief Executive Officer, Director and Chairman of Board of Directors.  Mr. Parker joined our board of directors as chairman in November, 2009 and became our chief executive officer in May 2010.  He has been in the exploration and production sector of the oil and gas business his entire career.  In addition to other private entities, he served in various capacities including Chairman, Chief Executive Officer and President of Delta Petroleum Corporation from May 1987 through May 2009.  He received a Bachelor of Science degree in Mineral Land Management from the University of Colorado in 1983.  He is a former board member of the Independent Petroleum Association of the Mountain States (IPAMS).  He also serves on other community related boards including Denver Art Museum Board of Trustees, Boy Scouts of America – Denver Area Council Board of Trustees, Alliance for Choice in Education (ACE) Board of Trustees.

Jeffrey A. Beunier: President, Chief Financial Officer and Director.  Mr. Beunier served as our chief executive officer and a director since October, 2009 and became our president and chief financial officer in May, 2010.  Mr. Beunier is the founder and principal of Open Choke Capital Management, LLC in Denver, Colorado since June 2007, which provides consulting services to hedge fund and private investors focusing on energy related transactions as well as advises independent oil and gas operators on capital structure and funding sources.  Since April of 2009, Mr. Beunier performed turnaround management and restructuring services on behalf of a national restructuring firm.  From February 2005 to June 2007, Mr. Beunier was the vice president and portfolio director of Madison Capital Management, LLC in Denver, Colorado. He was responsible for sourcing, underwriting, and managing distressed investment opportunities and sourcing, underwriting, structuring, and managing investment opportunities in the commercial, industrial and energy sectors. From July 2003 to November 2004, he worked for Summit Investment Management, LLC as a senior underwriter and senior asset officer. Mr. Beunier holds a Bachelor degree from the Pennsylvania State University where he majored in accounting with a minor in Real Estate.  In March 2001, he became a licensed CPA.

James J. Miller:  Director.  Mr. Miller joined our board of directors in November, 2009.   He has been a managing director at FirstCity Crestone, leading the firm’s acquisition and business development initiatives, since May, 2007.  FirstCity Crestone is a special situations investment company specializing in distressed debt acquisitions, high yield senior and junior loans, and small market buyouts.  Prior to the formation of FirstCity Crestone, he was a director of originations for two distressed investment funds--Summit Investment Management and Republic Financial—starting in 2005.  He graduated from Colorado College with a BA in political science and history.

Timothy N. Poster:  Director.  Mr. Poster joined our board of directors in June, 2010.  He joined Wynn Las Vegas, a subsidiary of Wynn Resorts, in July of 2008 as senior vice president of strategy and development.  Mr. Poster founded and developed Travelscape.com, which he later sold to Expedia in 2000.  In 2004, Mr. Poster acquired Golden Nugget Hotel & Casino in Las Vegas and Laughlin, Nevada which he sold in 2005.  Between selling the Golden Nugget and joining Wynn Las Vegas Mr. Poster managed his investments.  Mr. Poster received his Bachelors degree in Finance from the University of Southern California in 1991.

Conway J. Schatz:  Director.  Mr. Schatz joined our board of directors in June, 2010.  He currently serves as vice president of Hexagon Investments, Inc., a Denver-based private equity firm, overseeing the energy and real estate investing.  Mr. Schatz joined Hexagon in 1998.  Prior to 1998, Mr. Schatz worked in the business advisory /audit division of Arthur Andersen, LLP, with client industries such as oil and gas, light manufacturing, financial services, real estate, cable and technology.  Mr. Schatz also serves as a director and advisory committee member to a Colorado based real estate operating company, a European real estate fund, and a privately-held Colorado energy company.  Mr. Schatz became a certified public accountant in 1996, licensed in the state of Colorado.  Mr. Schatz received dual Bachelor of Science degrees in Finance and Accounting from Minnesota State University in 1992, an Executive Masters of Business Administration from the Daniels College of Business at the University of Denver in 2001, and a Bachelor of Science degree in Real Estate Construction Management from the Daniels College of Business at the University of Denver in 2010.  Mr. Schatz's employer Hexagon is the lender on our three credit agreements with aggregate outstanding balances of approximately $23.3 million.  Hexagon owns 5,000,000 shares of our common stock (representing approximately 13% of our outstanding shares) and warrants to purchase 3,000,000 common shares (representing approximately 8% of our outstanding shares).  Mr. Schatz is the designee of Hexagon under a stockholders' agreement among us, Hexagon and other stockholders pursuant to which the stockholders have agreed to vote in favor of Hexagon's designee for a seat on our board of directors.

Executive compensation

Executive compensation for fiscal 2009

The compensation earned by our executive officer for fiscal 2009 consisted of base salary and long-term incentive compensation consisting of awards of stock grants.

Summary compensation table

The table below sets forth compensation paid to our executive officers for the 2009 and 2008 fiscal years. The compensation earned by our chief executive officer and chief financial officer. There were no non-equity incentive plan compensation, stock option awards, change in pension value or any non-qualifying deferred compensation earnings during fiscal 2009 or 2008. The amounts in the table are in dollars.  In May 2010 Roger A. Parker became our chief executive officer and Jeffrey A. Beunier became our president and chief financial officer.

Name and principal position	Year	Salary	Bonus	Stock Awards	Other compensation	Total
Jeffrey A. Beunier (1)	2009	$50,769	-0-	$91,187	-0-	$141,956
(Chief executive officer)

Lanny M. Roof (1)	2009	-0-	-0-	-0-	-0-	-0-
(Chief executive officer and chief
financial officer)	2008	-0-	-0-	-0-	-0-	-0-

(1)	Mr. Roof resigned as our chief executive officer and chief financial officer on September 21, 2009. Mr. Beunier became our chief executive officer on that date.

We have employment agreements with Mr. Parker and Mr. Beunier which are described below.

Roger A. Parker.  Under his employment agreement Mr. Parker receives an annual base salary of $240,000 and is eligible for an annual cash bonus based on performance goals that may include targets related to earnings before interest taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts, with a targeted bonus of no less than $100,000.  Mr. Parker also received a grant of 4,500,000 shares of our common stock that vests on January 1, 2011.  The shares vest immediately upon a change of control or if Mr. Parker's services as chief executive officer are terminated other than for cause or by Mr. Parker.  We also have a director appointment agreement with Mr. Parker pursuant to which Mr. Parker received a grant of 1,000,000 shares of our common stock that will vest on January 1, 2011 or sooner upon a change of control or termination of

Mr. Parker's services as board chairman by Recovery Energy other than for cause.  Mr. Parker is eligible to receive additional grants of up to 1,500,000 common shares upon our attainment of specified market capitalization targets.  Under the director appointment agreement Mr. Parker receives a 1% overriding royalty interest on all wells and leases acquired by us while Mr. Parker serves as board chairman.  Mr. Parker also receives an annual expense reimbursement of $7,500, payable monthly, for serving as chairman of our board of directors.  Mr. Parker's agreements permit Mr. Parker to engage in other business activities in the energy industry, some of which may be in conflict with the best interests of Recovery Energy, and also state that if Mr. Parker becomes aware of a business opportunity, he has no affirmative duty to present or make such opportunity available to Recovery Energy.  Mr. Parker is required under his employment agreement to dedicate a minimum of 30 hours per week to our business.

Jeffrey A. Beunier.  Under his employment agreement Mr. Beunier receives an annual base salary of $225,000 and is eligible for an annual cash bonus based on performance goals that may include targets related to earnings before interest taxes, depreciation and amortization, hydrocarbon production level, and hydrocarbon reserve amounts, with a targeted bonus of no less than $100,000.  Mr. Beunier also has received grants of 2,100,000 shares of our common stock.  50% of his granted shares vest on January 1, 2011 and the remaining shares will vest in six equal amounts on the first day of each calendar quarter commencing on April 1, 2011 and ending on July 1, 2012.  The shares vest immediately upon a change of control or if Mr. Beunier's services as president and chief financial officer are terminated other than for cause or by Mr. Beunier.  Mr. Beunier will receive additional grants of up to 1,500,000 common shares upon our attainment of specified market capitalization targets.  Mr. Beunier also received a 1% overriding royalty interest on all wells and leases acquired by us during the term of Mr. Beunier's employment agreement.  Mr. Beunier's agreement permits Mr. Beunier to engage in other business activities in the energy industry, some of which may be in conflict with the best interests of Recovery Energy.   Mr. Beunier is required under his employment agreement to dedicate a minimum of 10 hours per week to our business.

Compensation of Directors

The table below sets forth the compensation earned by our non-employee directors during the 2009 fiscal year. There was no non-equity incentive plan compensation, stock options, change in pension value or any non-qualifying deferred compensation earnings during the 2009 fiscal year. All amounts are in dollars.

Name	Fees Earned or Paid in Cash Compensation	Stock Awards	All Other Compensation	Total
Roger A. Parker(1)	$11,250(2)	$386,653(3)	-0-	$397,903(1)
James Miller	$1,250	$6,938(3)	-0-	$8,188

(1)  Mr. Parker became our chief executive officer in May, 2010.
(2)  Reflects payment to Mr. Parker of the expense reimbursement pursuant to his independent director agreement described above.
(3)  Shares to be issued on January 1, 2011.

We have entered into independent director agreements with each of our non-employee directors.

James Miller.  We entered into an independent director agreement with Mr. Miller in November, 2009 which was amended and restated in December, 2009, February, 2010 and again in May, 2010.  Mr. Miller receives an annual fee of $10,000, payable quarterly, for serving on our board of directors.  Mr. Miller will receive 200,000 shares of our common stock on January 1, 2011.  101,666 of the shares will be vested upon issuance, 15,000 shares will vest on each of April 1, July 1 and September 1, 2011, and 26,667 shares will vest on January 1, 2012 and January 1, 2013.  The shares fully vest upon a change of control or termination of Mr. Miller's services as a director by Recovery Energy other than for cause.  Mr. Miller's agreement permits Mr. Miller to engage in other business activities in the energy industry, some of which may be in conflict with the best interests of Recovery Energy, and also states that if Mr. Miller becomes aware of a business opportunity, he has no affirmative duty to present or make such opportunity available to us.

Timothy N. Poster.  We entered into an independent director agreement with Mr. Poster in June, 2010.  Mr. Poster receives an annual fee of $10,000, payable quarterly, for serving on our board of directors.  Mr. Poster received a grant of 500,000 shares of our common stock, 50% of which vest on January 1, 2011 and the other 50% vest on January 1, 2013.  The shares fully vest upon a change of control or termination of Mr. Poster's services as a director by Recovery Energy other than for cause.  Mr. Poster's agreement permits Mr. Poster to engage in other business activities in the energy industry, some of which may be in conflict with the best interests of Recovery Energy, and also states that if Mr. Poster becomes aware of a business opportunity, he has no affirmative duty to present or make such opportunity available to us.

Conway J. Schatz.  We entered into an independent director agreement with Mr. Schatz in June, 2010.  Mr. Schatz receives an annual fee of $10,000, payable quarterly, for serving on our board of directors.  Mr. Schatz received a grant of 150,000 shares of our common stock, which vest equally on January 1, 2011, 2012 and 2013.  The shares fully vest upon a change of control or termination of Mr. Schatz's services as a director by Recovery Energy other than for cause.  Mr. Schatz's agreement permits Mr. Schatz to engage in other business activities in the energy industry, some of which may be in conflict with the best interests of Recovery Energy, and also states that if Mr. Schatz becomes aware of a business opportunity, he has no affirmative duty to present or make such opportunity available to us.

The Board of Directors and Committees Thereof

Our board of directors held one meeting in 2009 which all directors attended.  Our policy regarding directors’ attendance at the annual meetings of stockholders is that all directors are expected to attend, absent extenuating circumstances.

Affirmative determinations regarding director independence and other matters

Our board of director follows the standards of independence established under the NASDAQ rules in determining if directors are independent and has determined that James Miller is an “independent director” under those rules.  No independent director receives, or has received, any fees or compensation from us other than compensation received in his or her capacity as a director. There were no transactions, relationships or arrangements not otherwise disclosed that were considered by the board of directors in determining that any of the directors are independent.

Committees of the board of directors

Pursuant to our bylaws, our board of directors is permitted to establish committees from time to time as it deems appropriate. To facilitate independent director review and to make the most effective use of our directors’ time and capabilities, our board of directors has established a compensation committee. The membership and function of the compensation committee is described below.

Compensation committee

We established a compensation committee in November, 2009 consisting of Mr. Parker and Mr. Miller.  Our compensation committee currently consists of Mr. Miller, Mr. Poster and Mr. Schatz.  Mr. Miller is chair of the compensation committee.  The compensation committee did not meet in 2009.  The compensation committee will review, approve and modify our executive compensation programs, plans and awards provided to our directors, executive officers and key associates. The compensation committee will also review and approve short-term and long-term incentive plans and other stock or stock-based incentive plans. In addition, the committee will review our compensation and benefit philosophy, plans and programs on an as-needed basis. In reviewing our compensation and benefits policies, the compensation committee may consider the recruitment, development, promotion, retention, compensation of executive and senior officers of Recovery Energy, trends in management compensation and any other factors that it deems appropriate.  The compensation committee may engage consultants in determining or recommending the amount of compensation paid to our directors and executive officer.  The compensation committee is governed by a written charter that will be reviewed, and amended if necessary, on an annual basis. A copy of the charter is available on our website at www.recoveryenergyco.com under “Investor Relations” and “Corporate Governance.”

Compensation committee interlocks and insider participation

None of the members of the compensation committee is or has been a company officer or employee. None of our executive officers currently serves or has served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or as a director of another entity, one of whose executive officer serves or served as one of our directors or on our compensation committee.

Audit committee

We did not have an audit committee until June, 2010 because we did not have enough independent directors to form a committee. We established an audit committee in June, 2010 consisting of Mr. Miller, Mr. Poster and Mr. Schatz, with Mr. Schatz serving as chair.  In the absence of an audit committee, the entire board reviewed and discussed the 2009 audited financial statements with management.  In 2009 Mr. Beunier was our only director who meets the Securities and Exchange Commission's definition of an audit committee financial expert, and he was not independent because of his role as our chief executive officer.  We believe that Mr. Schatz, who joined our board in June, 2010 and is chair of our audit committee, meets the Securities and Exchange Commission's definition of an audit committee financial expert.

Communications with the board of directors

Stockholders may communicate with our board of directors or any of the directors by sending written communications addressed to the board of directors or any of the directors, Recovery Energy, Inc., 1515 Wynkoop Street, Suite 200, Denver, CO 80202, Attention: Corporate Secretary. All communications are compiled by the corporate secretary and forwarded to the board or the individual director(s) accordingly.

Nomination of directors

Our board of directors has not established a nominating committee because the board believes that it is unnecessary in light of the board’s small size. In the event that vacancies on our board of directors arise, the board considers potential candidates for director, which may come to the attention of the board through current directors, professional executive search firms, stockholders or other persons. The board will consider candidates recommended by stockholders if the names and qualifications of such candidates are submitted in writing in accordance with the notice provisions for stockholder proposals set forth under the caption “General Information — Next Annual Meeting of Stockholders” in our proxy statement to our corporate secretary, Recovery Energy, Inc., 1515 Wynkoop Street, Suite 200, Denver, CO 80202, Attention: Corporate Secretary. The board considers properly submitted stockholder nominations for candidates for the board of directors in the same manner as it evaluates other nominees. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the board and the materials provided by a stockholder to the corporate secretary for consideration of a nominee for director are forwarded to the board. All candidates are evaluated at meetings of the board. In evaluating such nominations, the board seeks to achieve the appropriate balance of industry and business knowledge and experience in light of the function and needs of the board of directors. The board considers candidates with excellent decision-making ability, business experience, personal integrity and reputation. Our management recommended our incumbent directors for election at our 2010 annual meeting. We did not receive any other director nominations.

Code of conduct

Our board of directors has adopted a code of conduct that applies to all of our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of conduct codifies the business and ethical principles that govern all aspects of our business. A copy of our code of conduct is available on our website at www.recoveryenergyco.com under “Code of Ethics” under “Investor Relations” and “Corporate Governance.” We undertake to provide a copy of our code of conduct to any person, at no charge, upon a written request. All written requests should be directed to: Recovery Energy, Inc., 1515 Wynkoop Street, Suite 200, Denver, CO 80202, Attention: Corporate Secretary.

Board leadership structure

The board’s current leadership structure does not separate the positions of chairman and chief executive officer. The board has determined our leadership structure based on factors such as the experience of the applicable individuals, the current business and financial environment faced by Recovery Energy, particularly in view of its financial condition and industry conditions generally and other relevant factors. After considering these factors, we determined that not separating the positions of chairman of the board and chief executive officer is the appropriate leadership structure at this time. The board, through the chairman and the chief executive officer, are currently responsible for the strategic direction of our company. The president and chief financial officer is currently responsible for the day to day operation and performance of our company.  The board feels that this provides an appropriate balance of strategic direction, operational focus, flexibility and oversight.

The board’s role in risk oversight

It is management’s responsibility to manage risk and bring to the board's attention any material risks to the company. The board has oversight responsibility for Recovery Energy's risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our common stock as of August 19, 2010 by each of our executive officers and directors and each person known to be the beneficial owner of 5% or more of the outstanding common stock.  Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Recovery Energy, 1515 Wynkoop Street, Suite 200, Denver, Colorado 80202.

Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class Beneficially Owned(5)
Directors and Executive Officers

Roger A. Parker, Chief Executive Officer and Chairman of Board of Directors	5,500,000	(1)	14.2%

Jeffrey A. Beunier, President, Chief Financial Officer and Director	2,100,000	(1)	5.4%

James J. Miller, Director	-	(2)	0.5%

Conway J. Schatz, Director	-	(2)	0.4%

Timothy N. Poster, Director	-	(2)	1.2%

Officers and directors as a group (five persons)	7,600,000		21.7%

Hexagon Investments, LLC	9,500,000	(3)	22.7%
Scott J. Reiman	9,500,000	(3)	22.7%
Reiman Foundation (3)	9,500,000	(3)	22.7%

Edward Mike Davis, L.L.C.	6,500,000		16.7%

Capital Asset Lending, Inc. (4)	2,958,334	(4)	7.6%
Westmoore Lending Opportunities, Inc. (4)	2,958,334	(4)	7.6%
Westmoore Management, LLC (4)	2,958,334	(4)	7.6%
Westmoore Lending, LLC (4)	2,958,334	(4)	7.6%
Matt Jennings (4)	2,958,334	(4)	7.6%

(1)	These shares are subject to vesting as described under "Management - Executive Compensation".
(2)
Pursuant to their director appointment agreements, on January 1, 2011 Recovery Energy is obligated to issue Mr. Miller 200,000 shares of our common stock, Mr. Schatz 150,000 shares of our common stock and Mr. Poster 500,000 shares of our common stock. These shares are subject to vesting as described under "Management - Executive Compensation".

(3)
Includes (i) 5,000,000 shares owned by Hexagon Investments, LLC, (ii) 2,000,000 shares underlying warrants held by Hexagon Investments for $2.50 per share exercisable at any time through April 14, 2015, (iii) 1,000,000 shares underlying warrants held by Hexagon Investments for $1.50 per share exercisable at any time through May 24, 2015, (iv) 516,032 shares owned by Scott J. Reiman and (vi) 983,968 shares owned by Reiman Foundation, which is controlled by Scott J. Reiman.  Mr. Reiman is President of Hexagon Investments.

(4)
Includes 630,689 shares owned by Capital Asset Lending, Inc., 430,500 shares owned by Westmoore Lending Opportunities, Inc., 1,127,700 shares owned by Westmoore Lending, LLC, 725,000 shares owned by Westmoore Management, LLC and 44,445 shares owned by Matt Jennings.  Mr. Jennings controls Capital Asset Lending, Westmoore Lending Opportunities and Westmoore Lending.

(5)	Percentages assume the shares described in note (2) are issued and outstanding.

DESCRIPTION OF SECURITIES

The following description of our capital stock is derived from our articles of incorporation and bylaws as well as relevant provisions of applicable law.  Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Description of Common Stock

Except as otherwise required by law or provided in any designation of rights of preferred stock, the holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of preferred stock.  Except as otherwise provided by law, and subject to any voting rights granted holders of preferred stock, amendments to our articles of incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock.  Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Description of Preferred Stock

We have not issued any preferred stock.  Our certificate of incorporation must be amended in order for us to issue preferred stock in one or more series in order to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, or to authorize our board of directors to fix such terms for future issuances of preferred stock

SELLING STOCKHOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The selling stockholders acquired their shares in the transactions described below.

Name of Selling Stockholder	Shares Owned	Shares Issuable Upon Exercise of Warrants	Shares to be Sold in This Offering	Share Ownership After Offering
Apex Investment Holdings Limited	116,667	116,667	233,334	0
Bristol Capital Advisors Profit Sharing Plan	83,333	83,333	166,666	0
Bristol Investment Fund, Ltd.	300,000	300,000	600,000	0
James F. Heekin, Jr. TTEE Canyons Trust UAD 12/18/06	83,333	83,333	166,666	0
Keith F. Carney	133,333	133,333	266,666	0
Castle Bison, Inc.	16,667	16,667	33,334	0
John B. Davies	40,000	40,000	80,000	0
Steven B. Dunn	1,666,667	1,666,667	3,333,334	0
Brittany B. Dunn	333,333	333,333	666,666	0
Steven B. Dunn Custodian for Steven Winston Dunn UTMA	333,333	333,333	666,666	0
Edward Mike Davis, L.L.C.	6,500,000	0	6,500,000	0
Elevado Investment Company	133,333	133,333	266,666	0
J. Steven Emerson Roth IRA Pershing LLC as Custodian	1,600,000	1,600,000	3,200,000	0
J. Steven Emerson IRA RO II Pershing LLC as Custodian	350,000	350,000	700,000	0
Emerson Partners	350,000	350,000	700,000	0
J. Steven Emerson	250,000	250,000	500,000	0
Emerson Family Foundation	200,000	200,000	400,000	0
Bryan Ezralow 1994 Trust U/T/D 12/22/1994	400,000	400,000	800,000	0
Marc Ezralow Irrevocable Trust U/T/D 06/01/04	133,333	133,333	266,666	0
Marc Ezralow 1997 Trust U/T/D 11/26/1997	233,333	233,333	466,666	0
Marshall S. Ezralow Roth IRA Pershing LLC as Custodian	266,667	266,667	533,334	0
FORT Properties, Inc.	166,667	166,667	333,334	0
Jonathan M. Glaser and Nancy Ellen Glaser, TTEES of the Jonathan & Nancy Glaser Family Trust DTD 12-16-98	333,333	333,333	666,666	0
Hexagon Investments, LLC	5,000,000	3,000,000	8,000,000	0
High Tide, LLC	66,667	66,667	133,334	0
JMB Capital Partners Master Fund, L.P.	3,333,333	3,333,333	6,666,666	0
Paul L. Kessler IRA Rollover Pershing LLC as Custodian	33,333	33,333	66,666	0
Donald W. Killian III	16,667	16,667	33,334	0
David Leff Family Trust U/T/D 02/03/1988	16,667	16,667	33,334	0
C&R Leff Irrevocable Trust U/T/D 11/05/2007	16,667	16,667	33,334	0
Market Development Consulting Group, Inc	750,000	1,000,000	1,750,000	0
Muhl Family Trust DTD 10/11/95, Phillip E. Muhl and Kristin A. Muhl TTEES	100,000	100,000	200,000	0
Ralph Olson	16,667	16,667	33,334	0
Charles B. Runnels Family Trust DTD 10-14-93, Charles B. Runnels & Amy Jo Runnels TTEES	50,000	50,000	100,000	0
G. Tyler Runnels and Jasmine N. Runnels TTEES The Runnels Family Trust DTD 1-11-2000	416,667	416,667	833,334	0
SPA Trust U/T/D 09/13/2004	133,333	133,333	266,666	0
Wallington Investment Holdings, Ltd.	1,666,667	1,666,667	3,333,334	0
Western Regional Insurance Company, Inc.	1,333,333	1,333,333	2,666,666	0
TOTAL	26,973,333	18,723,333	45,696,666	0

The shares offered hereby consist of:

•	14,723,333 shares owned by investors in a private placement
•	14,723,333 shares underlying warrants issued to the investors in the private placement

•	5,000,000 shares issued by us to the lender that financed our purchases of oil and gas properties

•	3,000,000 shares underlying warrants issued to our lender
•	6,500,000 shares issued by us to the seller of the oil and gas properties we have purchased

•	750,000 shares issued by us as compensation to our management consultant
•	1,000,000 shares underlying warrants issued by us to our management consultant

PLAN OF DISTRIBUTION

Each selling stockholder of the shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the OTC or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume.  The selling stockholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

EXPERTS

The financial statements of Recovery Energy, Inc. (formerly Universal Holdings, Inc.) as of December 31, 2009 and for the period from March 6, 2009 (inception) to December 31, 2009 are included herein in reliance on the report of Hein & Associates LLP, independent registered public accounting firm, as experts in accounting and auditing.

The financial statements of the Wilke Field Acquisition Properties for the years ended December 31, 2008 and 2009 are included herein in reliance on the report of Hein & Associates LLP, independent registered public accounting firm, as experts in accounting and auditing.

The financial statements of the Albin Field Acquisition Properties for the years ended December 31, 2008 and 2009 are included herein in reliance on the report of Hein & Associates LLP, independent registered public accounting firm, as experts in accounting and auditing.

The financial statements of the State Line Field Acquisition Properties for the three months ended March 31, 2010 are included herein in reliance on the report of Hein & Associates LLP, independent registered public accounting firm, as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock offered by this prospectus.  We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

We are subject to the informational requirements of the Exchange Act and are required to file annual and quarterly reports, proxy statements and other information with the SEC.  You can inspect and copy reports and other information filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549.  You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0300.  The SEC also maintains an Internet site at http:\\www.sec.gov that contains reports, proxy and information statements regarding issuers, including us, that file electronically with the SEC.

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement.  We have not authorized anyone else to provide you with information.  The common stock is not being offered in any state where the offer is not permitted.  You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or the supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.  You may request a copy of such information and our filings with the SEC, at no cost, by writing or calling us at the following address or telephone number:

Recovery Energy, Inc.
1515 Wynkoop St., Suite 200
Denver, CO 80202
1-888-887-4449

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Indemnification

Our director and officer are indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers, employees or agents where indemnification will be required or permitted.  We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Recovery Energy, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  No dealer, sales person or any other person has been authorized in connection with this offering to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the circumstances of Recovery Energy or the facts herein set forth since the date hereof.

Glossary of Oil and Natural Gas Terms

The following is a description of the meanings of some of the oil and natural gas industry terms used in this report.

bbl. Stock tank barrel, or 42 U.S. gallons liquid volume, used in this report in reference to crude oil or other liquid hydrocarbons.

Bcf. Billion cubic feet of natural gas.

boe. Barrels of crude oil equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

boe/d. boe per day.

Completion. The process of treating a drilled well followed by the installation of permanent equipment for the production of natural gas or oil, or in the case of a dry hole, the reporting of abandonment to the appropriate agency.

Condensate.Hydrocarbons which are in the gaseous state under reservoir conditions and which become liquid when temperature or pressure is reduced.A mixture of pentanes and higher hydrocarbons.

Development well. A well drilled within the proved area of a natural gas or oil reservoir to the depth of a stratigraphic horizon known to be productive.

Drilling locations. Total gross locations specifically quantified by management to be included in our multi-year drilling activities on existing acreage. Our actual drilling activities may change depending on the availability of capital, regulatory approvals, seasonal restrictions, oil and natural gas prices, costs, drilling results and other factors.

Dry hole. A well found to be incapable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

Exploratory well. A well drilled to find and produce natural gas or oil reserves not classified as proved, to find a new reservoir in a field previously found to be productive of natural gas or oil in another reservoir or to extend a known reservoir.

Field. An area consisting of either a single reservoir or multiple reservoirs, all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Formation. An identifiable layer of rocks named after its geographical location and dominant rock type.

Lease.A legal contract that specifies the terms of the business relationship between an energy company and a landowner or mineral rights holder on a particular tract of land.

Leasehold. Mineral rights leased in a certain area to form a project area.

Mbbls. Thousand barrels of crude oil or other liquid hydrocarbons.

Mboe. Thousand barrels of crude oil equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids

Mcf. Thousand cubic feet of natural gas.

Mcfe. Thousand cubic feet equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

MMbbls. Million barrels of crude oil or other liquid hydrocarbons.

MMboe. Million barrels of crude oil equivalent, determined using the ratio of six mcf of natural gas to one bbl of crude oil, condensate or natural gas liquids.

MMbtu.Million British Thermal Units.

MMcf. Million cubic feet of natural gas.

Net acres, net wells, or net reserves. The sum of the fractional working interest owned in gross acres, gross wells, or gross reserves, as the case may be.

Net barrel of production.The sum of the fractional revenue interest in gross production owned by the company.

ngl. Natural gas liquids, or liquid hydrocarbons found in association with natural gas.

Overriding royalty interest.Is similar to a basic royalty interest except that it is created out of the working interest. For example, an operator possesses a standard lease providing for a basic royalty to the lessor or mineral rights owner of 1/8 of 8/8. This then entitles the operator to retain 7/8 of the total oil and natural gas produced. The 7/8 in this case is the 100% working interest the operator owns. This operator may assign his working interest to another operator subject to a retained 1/8 overriding royalty. This would then result in a basic royalty of 1/8, an overriding royalty of 1/8 and a working interest of 3/4. Overriding royalty interest owners have no obligation or responsibility for developing and operating the property. The only expenses borne by the overriding royalty owner are a share of the production or severance taxes and sometimes costs incurred to make the oil or gas salable.

Plugging and abandonment.Refers to the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another or to the surface. Regulations of all states require plugging of abandoned wells.

Present value of future net revenues (PV-10). The present value of estimated future revenues to be generated from the production of estimated net proved reserves,  net of estimated production and future development costs, using the simple 12 month first of month average price and current costs (unless such prices or costs are subject to change pursuant to contractual provisions), without giving effect to non-property related expenses such as general and administrative expenses, debt service and future income tax expenses or to depreciation, depletion and amortization, discounted using an annual discount rate of 10%.  While this measure does not include the effect of income taxes as it would in the use of the standardized measure calculation, it does provide an indicative representation of the relative value of Recovery Energy on a comparative basis to other companies and from period to period.

Production.Natural resources, such as oil or gas, taken out of the ground.

Proved reserves. The quantities of oil, natural gas and natural gas liquids, which, by analysis of geosciences and engineering data, can be estimated with reasonable certainty to be economically producible – from a given date forward, from known reservoirs under existing economic conditions and operating conditions.

Proved developed oil and gas reserves. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as “proved developed reserves” only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved undeveloped reserves. Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Probable Reserves. Probable reserves are those additional reserves which analysis of geoscience and engineering data indicate are less likely to be recovered than proved reserves but more certain to be recovered than possible reserves. It is equally likely that actual remaining quantities recovered will be greater than or less than the sum of the estimated proved plus probable reserves (2P). In this context, when probabilistic methods are used, there should be at least a 50-percent probability that the actual quantities recovered will equal or exceed the 2P estimate.

Possible Reserves. Possible reserves are those additional reserves which analysis of geoscience and engineering data suggest are less likely to be recoverable than probable reserves. The total quantities ultimately recovered from the project have a low probability to exceed the sum of proved plus probable plus possible reserves (3P), which is equivalent to the high estimate scenario. In this context, when probabilistic methods are used, there should be at least a 10-percent probability that the actual quantities recovered will equal or exceed the 3P estimate.

Productive well.A well that is found to be capable of producing either oil or gas in sufficient quantities to justify completion as an oil or gas well.

Project.A targeted development area where it is probable that commercial gas can be produced from new wells.

Prospect. A specific geographic area which, based on supporting geological, geophysical or other data and also preliminary economic analysis using reasonably anticipated prices and costs, is deemed to have potential for the discovery of commercial hydrocarbons.

Recompletion. The process of re-entering an existing well bore that is either producing or not producing and completing new reservoirs in an attempt to establish or increase existing production.

Reserves. Oil, natural gas and gas liquids thought to be accumulated in known reservoirs.

Reservoir.A porous and permeable underground formation containing a natural accumulation of producible nature gas and/or oil that is confined by impermeable rock or water barriers and is separate from other reservoirs.

Secondary Recovery.A recovery process that uses mechanisms other than the natural pressure of the reservoir, such as gas injection or water flooding, to produce residual oil and natural gas remaining after the primary recovery phase.

Shut-in. A well that has been capped (having the valves locked shut) for an undetermined amount of time. This could be for additional testing, could be to wait for pipeline or processing facility, or a number of other reasons.

Standardized measure. The present value of estimated future cash inflows from proved oil and natural gas reserves, less future development, abandonment, production and income tax expenses, discounted at 10% per annum to reflect timing of future cash flows and using the same pricing assumptions as were used to calculate PV-10. Standardized measure differs from PV-10 because standardized measure includes the effect of future income taxes.

Successful. A well is determined to be successful if it is producing oil or natural gas, or awaiting hookup, but not abandoned or plugged.

Undeveloped acreage. Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

Water flood.A method of secondary recovery in which water is injected into the reservoir formation to displace residual oil and enhance hydrocarbon recovery.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and receive a share of production and requires the owner to pay a share of the costs of drilling and production operations.

RECOVERY ENERGY, INC.

To the Board of Directors and Shareholders

Recovery Energy, Inc.

We have audited the accompanying consolidated balance sheet of Recovery Energy, Inc. and subsidiaries (formerly Universal Holdings, Inc.) (a development stage company) as of December 31, 2009, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the period from March 6, 2009 (Inception) through December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Recovery Energy, Inc. and subsidiaries (formerly Universal Holdings, Inc.) as of December 31, 2009, and the results of their operations and their cash flows for the period from March 6, 2009 (Inception) through December 31, 2009, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has incurred recurring losses from operations that raise substantial doubt about its ability to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We were not engaged to examine management’s assessment of the effectiveness of Recovery Energy, Inc.’s internal control over financial reporting as of December 31, 2009, included in the accompanying Management’s Report on Internal Control over Financial Reporting and, accordingly, we do not express an opinion thereon.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado

April 14, 2010

RECOVERY ENERGY, INC.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEET
December 31, 2009

Assets
Current Assets
Cash	$108,400
Restricted Cash	20,876
Accounts Receivable	100,000
Prepaid assets	55,249
Total current assets	284,525

Property and Equipment	470
Other assets
Restricted cash and deposits	110,031
Assets held for sale, net of impairment of $2,750,000	500,000
Total other assets	610,031

Total assets	$895,026

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$106,355
Related party payable – production payments	70,876
Common stock issuable	100,000
Accrued liabilities	51,523
Total current liabilities	328,754

Total liabilities	328,754

Common Stock subject to redemption rights, $0.0001 par value;
85,000 shares issued and outstanding	172,516

Other Shareholders’ Equity
Common Stock, $0.0001 par value: 100,000,000 shares authorized;
10,774,000 shares issued and outstanding (excluding 85,000 shares subject to redemption)
as of December 31, 2009	1,077
Additional paid-in capital	30,304,060
Accumulated deficit during the development stage	(29,911,381)
Total other shareholders’ equity	393,756

Total Liabilities, Common Stock subject to redemption rights and Other Shareholders’ Equity	$895,026

The accompanying notes are an integral part of these financial statements.

RECOVERY ENERGY, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
From March 6, 2009 (Inception) through December 31, 2009

Expenses

Impairment of equipment	$2,750,000
Fair value of common stock and warrants issued in attempted property acquisitions (non-cash consideration)	8,404,106
General and administrative (includes $684,778 in non-cash consideration)	1,057,306
Reorganization and merger costs (non-cash consideration)	17,700,000

Total operating expenses	29,911,412
Interest income	31

Net Loss	$(29,911,381)

Net loss per common share -
basic and diluted	$(3.05)

Weighted average shares outstanding -	9,815,683
basic and diluted

The accompanying notes are an integral part of these financial statements.

RECOVERY ENERGY, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
From March 6, 2009 (Inception) through December 31, 2009

			Other Shareholders' Equity
						Accumulated
						Deficit
	Common Stock Subject				Additional	During the
	to Redemption		Common Stock		Paid-In	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance at March 6, 2009 (Inception)	-	$-	-	$-	$-	$-	$-

Common stock issued in reverse merger, September 21, 2009 at $1.55 and $3.50 per share			9,199,000	920	20,715,333		20,716,253

Common stock issued in lock-up agreement, September 21, 2009 at $2.35 per share	85,000	172,516					-

Common stock issued in attempted Church acquisition, November 6, 2009 at $3.00 per share			250,000	25	749,975		750,000

Issuance of common stock for cash, November 13, 2009 and November 25, 2009 at $4.00 per share			125,000	12	499,988		500,000

Common stock issued in attempted acquisition, December 4, 2009 at $3.50 per share			1,450,000	145	5,074,855		5,075,000

Restricted stock grants and performance options to employees and directors September 2009 and November 2009 at $1.55 and $3.50, respectively					684,778		684,778

Warrants issued for financing commitment, December 11, 2009 at $4.44 per share					3,329,106		3,329,106

Common stock reacquired in attempted Church acquisition on December 15, 2009 at $3.00 per share			(250,000)	(25)	(749,975)		(750,000)

Net Loss						(29,911,381)	(29,911,381)

Balance at December 31, 2009	85,000	$172,516	10,774,000	$1,077	$30,304,060	$(29,911,381)	$393,756

The accompanying notes are an integral part of these financial statements.

RECOVERY ENERGY, INC.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
From March 6, 2009 (Inception) through December 31, 2009

Cash flows from operating activities
Net loss	$(29,911,381)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	2,750,000
Fair value of warrants issued	3,329,106
Stock based compensation	684,778
Non-cash reorganization and merger costs	17,700,000
Loss on attempted property acquisitions	5,075,000
Changes in operating assets and liabilities:
Accounts receivable - production payments	(100,000)
Other assets	(55,249)
Restricted cash	(20,876)
Accounts payable	72,469
Accrued expenses	24,038
Related party payable - production payments	70,876
Net cash used in operating activities	(381,239)

Cash flows from investing activities

Sale of properties	1,500,000
Restricted cash and operating bonds	(110,031)
Acquisition of cash purchased in acquisition	140
Purchase of property and equipment	(750,470)
Net cash provided by investing activities	639,639

Cash flows from financing activities
Common stock reacquired in attempted Church acquisition	(750,000)
Proceeds from sale of common stock	500,000
Common stock issuable	100,000
Net cash used in financing activities	(150,000)

Net increase in cash and cash equivalents	108,400
Cash and cash equivalents, beginning of period	-

Cash and cash equivalents, end of period	$108,400

The accompanying notes are an integral part of these financial statements.

RECOVERY ENERGY, INC.
(A Development Stage Company)

Supplemental disclosure of non-cash investing and financing activities
Cash paid for interest	$-
Cash paid for income taxes	$-

Non-cash transactions
Shares issued for non-cash settlement of note payable in reverse merger	$3,250,000
Purchase of rigs for notes payable	$3,250,000
Purchase of properties for common stock	$5,825,000
Purchase of property for note	$2,200,000
Default on notes in property acquisition	$(2,200,000)

Liabilities assumed in reverse merger:
Accounts payable	$1,386
Notes payable	$32,500

The accompanying notes are an integral part of these financial statements.

RECOVERY ENERGY, INC.
(A Development Stage Company)

NOTE 1 - ORGANIZATION AND NATURE OF OPERATIONS

Organization

On September 21, 2009, Universal Holdings, Inc. (“Universal”), a Nevada corporation, completed the acquisition of Coronado Acquisitions, LLC (“Coronado”). Under the terms of the acquisition, Coronado was merged into Universal. On October 12, 2009, Universal changed its name to Recovery Energy, Inc. (“Recovery”). The Agreement was accounted for as a reverse acquisition with Coronado being treated as the acquirer for accounting purposes. Accordingly, the financial statements of Coronado have been adopted as the historical financial statements of Recovery. See further discussion in Note 3.

Nature of Operations

Recovery is a development stage oil and gas exploration and production company.

Basis of Presentation and Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), which contemplate our continuation as a going concern, whereby the realization of assets and liquidation of liabilities are in the ordinary course of business. We are currently in the development stage as we have not realized any revenue since inception. Activities have included raising capital and acquisitions. We have incurred net losses since inception, and as of December, 2009, had an accumulated deficit of $29,911,381, which includes total non-cash charges from inception of approximately $29.5 million. These conditions raise substantial doubt as to our ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be different should we be unable to continue as a going concern.

Management recognizes that the Company must generate additional cash resources to enable it to continue operations. We intend to raise additional financing through equity financings or through other means that we deem necessary, with a view to generating operating cash flow from oil and gas producing activities. However, there is no assurance that we will be successful in raising additional capital. Further, even if we raise additional capital, there is no assurance that we will achieve profitability or positive cash flow. If we are unable to raise additional capital and ultimately unable to achieve profitable operations and positive cash flows, we will not be able to meet our obligations and may have to cease operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include Recovery Energy Inc and its wholly−owned subsidiaries Recovery Oil and Gas, LLC, Recovery Energy Services, LLC and Universal Products Marketing, Inc.   Intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of our financial statements in conformity with generally accepted accounting principles requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. These estimates are based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary significantly from those estimates under different assumptions and conditions.  Significant estimates include the valuation of common stock used in various issuance of common stock, options and warrants and estimated fair value of the asset held for sale.

Critical accounting policies are defined as those significant accounting policies that are most critical to an understanding of a company’s financial condition and results of operation. We consider an accounting estimate or judgment to be critical if (i) it requires assumptions to be made that were uncertain at the time the estimate was made, and (ii) changes in the estimate or different estimates that could have been selected could have a material impact on our results of operations or financial condition.

RECOVERY ENERGY, INC.
(A Development Stage Company)

Full Cost Accounting

The Company follows the full cost method of accounting for oil and gas operations whereby all costs related to exploration and development of oil and gas properties are initially capitalized into a single cost center (“full cost pool”). The Company records all capitalized costs into a single cost center as all operations are conducted within The United States. Such costs include land acquisition costs, geological and geophysical expenses carry charges on non-producing properties, costs of drilling directly related to acquisition and exploration activities. Proceeds from property sales are generally credit to the full cost pool, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs. A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and highly liquid debt securities that have original maturities of three months or less. Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash deposits.  Restricted cash consists of production payments which are payable to others.

Assets held for sale

Assets held for sale are recorded at the lower of cost or estimated net realizable value.

Impairment of Long-lived Assets

The Company accounts for the impairment and disposition of long-lived assets in accordance with ASC 360, Impairment or Disposal of Long-Lived Assets. ASC 360 requires that the Company’s long-lived assets, including its drilling rigs, be assessed for potential impairment in their carrying values whenever events or changes in circumstances indicate such impairment may have occurred.  An impairment charge to current operations is recognized when the estimated undiscounted future net cash flows of the asset are less than its carrying value. Any such impairment is recognized based on the differences in the carrying value and estimated fair value of the impaired asset.

At December 31, 2009 the Company owned two medium depth drill rigs.  The company assessed the value of the Rigs at December 31, 2009 and concluded that the rigs were impaired.  Accordingly, the company recognized an impairment charge of $2,750,000 for the year ended December 31, 2009.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts receivable, and accounts payable are carried at cost, which approximates fair value due to the short term maturity of these instruments.

Revenue Recognition

Other than interest income, the Company did not have any revenues for the year ended 2009.   The Company will record the sale of natural gas and oil as they are produced and sold.

Share Based Compensation

The Company accounts for share-based compensation in accordance with the provisions of ASC 718— Stock Compensation which requires companies to estimate the fair value of share-based payment awards made to employees and directors, including stock options, restricted stock and employee stock purchases related to employee stock purchase plans, on the date of grant using an option-pricing model.  The value of the portion of the award that is ultimately expected to vest is recognized as an expense ratably over the requisite service periods.  We estimate the fair value of each share-based award using the Black-Scholes option pricing model. The Black-Scholes model is highly complex and dependent on key estimates by management. The estimates with the greatest degree of subjective judgment are the estimated lives of the stock-based awards and the estimated volatility of our stock price.

RECOVERY ENERGY, INC.
(A Development Stage Company)

Loss per Common Share

Basic earnings (loss) per share is computed based on the weighted average number of common shares outstanding during the period presented. In addition to common shares outstanding, and in accordance with ASC 260 – Earnings per share. Diluted loss per share is computed using the weighted-average number of common shares outstanding plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares had been issued. Potentially dilutive securities, such as stock grants and stock purchase warrants, are excluded from the calculation when their effect would be anti-dilutive. For the period ending December 31, 2009, outstanding warrants of 750,000 and 1,484,200 restricted common stock grants have been excluded from the diluted share calculations as they were anti-dilutive as a result of net losses incurred. Accordingly, basic shares equal diluted shares for all periods presented.

Income Taxes

For tax reporting, the Company will continue to file its tax returns on an April 30 year end, which is the tax year end of Universal, the legal acquirer.  The taxable income of Universal for the period from May 1, 2009 through September 21, 2009, the reverse merger date, has been included in the Company’s accounting for income taxes as of December 31, 2009.

The Company uses the asset liability method in accounting for income taxes. Deferred tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities, and are measured using the tax rates expected to be in effect when the differences reverse. Deferred tax assets are also recognized for operating loss and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is used to reduce deferred tax assets when uncertainty exists regarding their realization.

On March 6, 2009, the Company adopted the provisions of ASC 740 –Income taxes. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under ASC 740, we recognize tax benefits only for tax positions that are more likely than not to be sustained upon examination by tax authorities.  The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely to be realized upon settlement.  A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in our tax returns that do not meet these recognition and measurement standards.  As of December 31, 2009, the Company has determined that no liability is required to be recognized due to adoption of ASC 740.

Our policy is to recognize any interest and penalties related to unrecognized tax benefits in income tax expense.  However, we did not accrue interest or penalties at December 31, 2009, because the jurisdiction in which we have unrecognized tax benefits does not currently impose interest on underpayments of tax and we believe that we are below the minimum statutory threshold for imposition of penalties.  We do not expect that the total amount of unrecognized tax benefits will significantly increase or decrease during the next 12 months.  In our major tax jurisdiction, the earliest years remaining subject to examination are April 20, 2008 and April 30, 2009.

Recently Issued Accounting Pronouncements

Recent accounting pronouncements that the Company has adopted or will be required to adopt in the future are summarized below:

In June 2009, the Financial Accounting Standards Board (“FASB”) issued ASC 105, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“ASC 105”). The Accounting Standards Codification (“ASC”) has become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernment entities. It also modifies the GAAP hierarchy to include only two levels of GAAP; authoritative and nonauthoritative.  Pursuant to the provisions of ASC 105, the Company has used the ASC references to GAAP in its financial statements. The adoption of ASC 105 did not have an impact on the Company’s financial position, results of operations or cash flows.

In September 2006, the ASC guidance for fair value measurements was updated to define fair value, establish a framework for measuring fair value, and expand disclosures related to fair value. The Company adopted the updated guidance for assets and liabilities measured at fair value on a recurring basis on March 6, 2009. In February 2008, the FASB issued an update to the guidance, which delayed the effective date for nonfinancial assets and liabilities, including asset retirement obligations, that are recognized or disclosed at fair value on a nonrecurring basis (less frequent than annually). The Company adopted the updated guidance for nonfinancial assets and liabilities on Effective for the year ended December 31, 2009.

RECOVERY ENERGY, INC.
(A Development Stage Company)

In April 2009, the guidance was again updated to provide additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased and identifying circumstances that indicate when a transaction is not orderly. The Company adopted this guidance effective for the year ended December 31, 2009. In August 2009, the ASC provided further guidance related to the fair value of liabilities. This update provides clarification for circumstances in which: (i) a quoted price in an active market for the identical liability is not available, (ii) the liability has a restriction that prevents its transfer, and (iii) the identical liability is traded as an asset in an active market in which no adjustments to the quoted price of an asset are required. The Company adopted this update effective for the year ended December 31, 2009. None of the aforementioned adoptions related to fair value had a material impact on its financial position, results of operations or cash flows.

In May 2009, the ASC guidance for subsequent events was updated to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company adopted this guidance effective for the year ended December 31, 2009.  See Note 11 for the Company’s disclosures about subsequent events.

In June 2008, the ASC guidance was updated to provide clarification as to whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore, need to be included in computing earnings per share under the two-class method provided under ASC 260 — Earnings Per Share. The Company adopted this standard effective for the year ended December 31, 2009. The adoption of this guidance did not have a material impact on the Company’s financial position, results of operations or cash flows.

In March 2008, the ASC guidance for derivatives and hedging instruments was updated for enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items (if any) are accounted for, and how they affect the Company’s financial position, financial performance and cash flows. The Company adopted the updated guidance effective for the year ended December 31, 2009. See Note 6 for the Company’s disclosures about its derivative instruments and hedging activities.

In November 2007, the ASC guidance for business combinations was updated to provide new guidance for recognizing and measuring the assets and goodwill acquired and liabilities assumed in an acquisition. The updated guidance also broadened the definition of a business combination and requires an entity to recognize transaction costs separately from the acquisition. The Company adopted the updated guidance effective for the year ended December 31, 2009.

In January 2010, the ASC guidance for reporting oil and gas reserves was updated to align the oil and gas reserve estimation and disclosure requirements with the requirements in the SEC’s final rule, Modernization of the Oil and Gas Reporting Requirements. The new guidance expands the definition of reserves, which allows consideration of new technologies. In addition, oil and gas reserves are reported using an average, first-day-of-the-month price based on the prior 12-month period, rather than year-end prices. The new rule is effective for annual reporting periods ending on or after December 31, 2009. The Company adopted these provisions effective December 31, 2009.

New Accounting Pronouncements
In January 2010, the FASB issued ASC Update No. 2010-06, an additional update to the ASC guidance for fair value measurements. The new guidance requires additional disclosures about (1) the different classes of assets and liabilities measured at fair value, (2) the valuation techniques and inputs used, (3) the activity in Level 3 fair value measurements, and (4) the transfers between Levels 1, 2, and 3. The updated guidance is effective for annual and interim periods beginning December 15, 2009, except for the disclosures about the activity in Level 3 fair value measurements, for which the new guidance is effective for fiscal years beginning after December 15, 2010. The adoption of ASC Update 2010-06 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

RECOVERY ENERGY, INC.
(A Development Stage Company)

NOTE 3 - MERGER TRANSACTIONS

On September 21, 2009 Recovery Energy, Inc (formerly known as Universal Holdings, Inc), a non-operating public shell corporation, was merged into Coronado Resources, LLC (“Coronado”), with Universal Holdings (“Universal”) being the surviving legal entity.  The primary reason for the merger was to create an entity which allowed Coronado additional opportunities to raise capital and to provide investors a long-term, public trading market for their common shares.

In connection with the merger, the Company also agreed to convert a note that was issued by Coronado on May 31, 2009 in the principal amount of $3,250,000 (the “Coronado Note”).  The Coronado Note was issued by Coronado to an agent for Capital Asset Lending, Inc., a California corporation, Westmoore Lending, LLC, a California limited liability company, and Westmoore Lending Opportunities, LLC, a California limited liability company (collectively, the “Coronado Noteholders”).  Pursuant to the terms of the Coronado Note, Coronado, at its option, may pay the principal amount of $3,250,000 in shares of a publicly listed company at the rate of one dollar and fifty five cents per share provided the publicly traded company is in current status with its Securities and Exchange Commission (SEC) filing requirements and at the time of tender is quoted on the OTCBB.  Accordingly, under the terms of the Coronado Note, the Company has agreed to issue an aggregate of 2,100,000 shares of its common stock, par value $0.0001 per share, to the Coronado Noteholders in full satisfaction of the Coronado Note.  In conjunction with the merger, Recovery’s controlling shareholders acquired 5,000,000 shares held by the previous officers of Universal Holdings, Inc.  Recovery recognized a reorganization and merger costs of $17,500,000 related to the acquisition of these shares.

Recovery issued a total of 2,185,000 shares of its common stock as a result of the reverse merger.

As a result of this merger, Coronado was deemed the acquirer for accounting purposes, and the transaction was accounted for as a reverse acquisition.  Further, we followed the current guidance of the SEC related to reverse mergers between a private company and a public shell company, and considered the reverse merger as equivalent to a reverse capitalization.  Accordingly, as per SEC guidance for this type of transaction, we recorded no goodwill in the merger.

Assets acquired and liabilities assumed of Universal by Coronado on September 21, 2009 based on their fair values were as follows:

Cash	$140
Accounts payable	(1,386)
Note payable related party	(32,500)
Net liabilities assumed	$(33,746)

In the consolidated statement of operations, expenses include the operations of Universal since September 21, 2009 which is the acquisition date.  The following proforma information presents the results of operations for the year ended December 31, 2009 as if the acquisition had occurred on March 6, 2009:

(unaudited)
Revenue	$-
Net Loss	$29,977,280
Earnings (loss) per share	$(3.05)

For all periods presented, the financial statements of Coronado have been adopted as the historic financial statements of Recovery.  On October 12, 2009 the name of the Company was changed to Recovery Energy, Inc.

RECOVERY ENERGY, INC.
(A Development Stage Company)

NOTE 4 – ATTEMPTED PROPERTY ACQUISITIONS AND COMMITMENTS

During the fourth quarter of 2009, the Company pursued a number of acquisition opportunities.  We entered into two purchase and sale agreements with Edward Mike Davis, LLC (“Davis”) for the purchase of oil and gas properties, one effective October 1, 2009 for the Church Field and the other effective December 1, 2009 for the Wilke Field.  Simultaneously with the execution of the Church Field agreement, we sold 50% of the interests to a third party for $750,000.

Pursuant to the Church Field agreement, the Company paid $750,000 in cash and issued 250,000 shares of common stock, which Davis could put back to the Company at its election for $750,000. The Company sold to IEXCO, LLC, a company controlled by Roger A. Parker, chairman of our Board of Directors, its remaining 50% interest in the properties for $750,000 cash. Pursuant to this agreement with IEXCO, LLC, the Company had the right to repurchase such interest at $825,000 exercisable until March 15, 2010. The Company did not exercise its repurchase option with IEXCO, LLC and therefore does not currently own an interest in the Church Field. Davis also elected to require Recovery to repurchase the 250,000 shares of common stock issued as part of the purchase for $750,000. Starting in January 2010, Recovery was appointed as the operator for the Church Field and accordingly Recovery charges the working interest owners operator’s fee for each well each month. IEXCO, LLC will pay Recovery its share of the operator fee which is 50% of the monthly per well charge.

Under the second agreement (Wilke Field), we were required to pay the $2,200,000 cash portion of the purchase price on December 18, 2009 and issue 1,450,000 shares of common stock which we valued at $3.50 per share.  As the payment was not made as of December 31, 2009 the property reverted back to Davis and the Company retained an option to repurchase the property at Davis’s discretion through January 15, 2010.   As a result of the default under the purchase and sale agreement, the Company was not successful in acquiring the Wilke Field prior to year end and incurred a non-cash expense of $5,075,000 related to the 1,450,000 shares issued in conjunction with the transaction and retained by the seller.  In January 2010, the Company reacquired the Wilke property (see Note 11).

As part of the pursuit of the property acquisitions, the Company issued warrants for 750,000 shares of the Company’s common stock (as more fully described in Note 7) in exchange for an equity commitment related specifically to a potential acquisition.  The Company was not the successful bidder for the acquisition and realized the fair value of the warrants as non-cash expense of $3,329,106.

For the period ended December 31, 2009, the Company accrued $100,000 in accounts receivable and had an offset in payables (including $70,876 to related parties for production payments) related to the Church acquisition, with no impact on the statement of operations as this was considered a contingent purchase for financial reporting.

NOTE 5 – DRILLING RIGS

In May 2009, two drilling rigs were contributed to the Company for a note of $3,250,000.  These rigs were recorded at estimated fair value as this was lower than their predecessor cost basis.  The note holder subsequently converted the note for 2,100,000 shares of common stock (Note 3).  These rigs require certain capital improvements prior to their ability to be functional in operations.

New management has determined that future drilling operations are not part of their strategic plans.  Therefore, the rigs are currently held for sale.

Subsequent to year end, the Company received a letter of intent (LOI) to sell the rigs for $700,000 under which the Company would receive $100,000 cash and the balance in a five-year note.  Management has estimated the net realizable value to be $500,000; therefore, an impairment has been recorded of $2,750,000.  The LOI is subject to various terms and conditions and has not yet closed.  Any gain will be recognized on a cost recovery basis in the future.

RECOVERY ENERGY, INC.
(A Development Stage Company)

NOTE 6 - FINANCIAL INSTRUMENTS AND DERIVATIVES

As of December 31, 2009, we had no commodity swaps. During March 2010, the Company entered into two commodity derivative financial instruments intended to hedge our exposure to market fluctuations of oil prices.  As of April 15, 2010, we had commodity swaps for the following oil volumes:

	Barrels per quarter	Barrels per Day	Price per barrel

2010
Second quarter	7,200	80	$83.20
Third quarter	6,300	70	$83.20
Fourth quarter	5,400	60	$83.20
2011
First quarter	4,500	50	$83.20

2010
Second quarter	7,200	80	$81.25
Third quarter	6,300	70	$81.25
Fourth quarter	5,400	60	$81.25
2011
First quarter	4,500	50	$81.25

NOTE 7 - SHARE BASED COMPENSATION

Recovery has not adopted a Stock Incentive Plan for its management team.  Each member of the board of directors and the management team was awarded restricted stock grants in their respective appointment or employment agreements.

Recovery accounts for stock based compensation arrangements in accordance with the provisions of   ASC 718 Compensation – Stock Compensation.  ASC 718 requires measurement and recording to the financial statements of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange for such award. Recovery has implemented ASC 718 effective March 6, 2009.

On September 21, 2009, we granted 464,200 shares of restricted common stock to our new Chief Executive Officer. 20% of the shares vest on January 1, 2011 with the remaining 371,360 shares vesting quarterly in equal amounts on April 1, July 1, October 1, and January 1, 2011, 2012, 2013 and 2014. The fair value of these shares was $719,510 based on the price we obtained for the restricted stock private placements prior to or concurrent with the stock grants.

On November 12, 2009 we granted 1,000,000 shares of restricted common stock, to our new Chairman of the Board. These shares vest on January 1, 2011. The fair value of these shares was $3,500,000 based on the price we obtained for the restricted stock private placements prior to or concurrent with the stock grants.

On November 16, 2009 we granted 20,000 shares of restricted common stock to a board member. 12,500 shares of the stock vest on January 1, 2011 and the remaining 7,500 shares vest in equal amounts quarterly on April 1, July 1, and September 1, 2011.  The fair value of these shares was $70,000 based on the price we obtained for private placements prior to or concurrent with the restricted stock grants. Preferred shares may be issued by the board of directors in such series and preferences as determined by the board of directors.

We recognized stock compensation expense of $684,778 for the year ended December 31, 2009.

RECOVERY ENERGY, INC.
(A Development Stage Company)

A summary of stock grant activity for the year ended December 31, 2009 is presented below:

Shares
Unregistered restricted stock grants outstanding at March 6, 2009	-
Granted	1,484,200
Vested	-
Outstanding at December 31, 2009	1,484,200

Total unrecognized compensation cost related to non-vested stock granted was $3,804,733 as of December 31, 2009. The cost at December 31, 2009 is expected to be recognized over a weighted-average remaining service period of 1.22 years.

A summary of warrant activity for the year ended December 31, 2009 is presented below:

		Weighted-Average
	Shares	Exercise Price
Outstanding at March 6, 2009	-	-
Granted	750,000	$3.50
Exercised, forfeited, or expired	-	-
Outstanding at December 31, 2009	750,000	$3.50
Exercisable at December 31, 2009	750,000	$3.50

The aggregate intrinsic value of warrants as of December 31, 2009 was $1,500,000 based on the Company’s December 31, 2009 closing common stock price of $5.50; and the weighted average remaining contract life was 4.92 years.  The Company utilized an average risk free rate of 1.49%, a dividend yield of 0%, expected volatility of 230%, and an expected term of 5 years to calculate the fair value of the warrants.

In conjunction with the merger, Recovery’s controlling shareholders acquired 5,000,000 shares held by the previous officers of Universal Holdings, Inc.  Recovery recognized a non-cash reorganization and merger expense of $17,500,000 related to the acquisition of these shares.  The fair value of the shares was calculated at $3.50 as this was the price per share for the most recent private placement completed by the Company.

NOTE 8 - SHAREHOLDERS’ EQUITY

On September 21, 2009 Coronado Resources, LLC merged with Recovery Energy, Inc (f/k/a Universal Holdings, Inc).  Coronado assumed all existing assets and liabilities of Recovery.  Recovery issued 85,000 additional shares in conjunction with the reverse merger under a lock-up agreement and Recovery exchanged an existing $3,250,000 note payable into 2,100,000 shares simultaneous with the reverse merger.  The controlling shareholder group acquired 5 million shares previously owned by Universal Holdings, Inc’s executives in conjunction with the merger.  During the fourth quarter, Recovery issued 1,825,000 shares, of which 250,000 were reacquired by the company under a contractual repurchase requirement.

As of December 31, 2009 Recovery has 100,000,000 shares of common stock and 10,000,000 shares of preferred stock authorized, of which 11,024,000 of common shares were issued and 10,774,000 of common shares were outstanding (not including the 85,000 shares issued and outstanding under a lock-up agreement).  No preferred shares were issued or outstanding, such shares, however, may be issued in such series and preferences as determined by the Board of Directors.  85,000 shares of common stock were issued and outstanding under a lock-up agreement that has terms which may result in the Company reacquiring the shares due to circumstances outside of the Company’s control and therefore the shares are preferential to common shares.  The 85,000 shares covered by the lock-up agreement are treated as temporary equity and reported separately from other shareholders’ equity.

RECOVERY ENERGY, INC.
(A Development Stage Company)

As part of the lock-up agreement, the holder of the shares has the right to put the shares back to Recovery based on certain valuations of the shares at specific dates.  The holder of the shares may require Recovery to repurchase 42,500 shares on September 21, 2010 at $0.59 per share ($25,000) if the market value of the shares is less than $25,000 (First Lock-Up period).  Additionally, the holder of the shares may require Recovery to repurchase 42,500 shares on March 21, 2011 at $0.59 per share ($25,000) if the market value of the shares is less than $25,000 (Second Lock-Up period). To properly account for the option held by the holder of the shares in accordance with ASC 815 and ASR 99-1, Recovery calculated the fair value of the put agreement for each lock-up period utilizing Black-Scholes and recorded a liability equal to the fair value of the put options.  Additionally, Recovery recorded the difference between the fair value of the put options and the agreed upon value of the shares as temporary equity.

To calculate the fair value of the put option utilizing Black-Scholes, the Company utilized a price of stock at issuance $5.00, expected volatility of 230%, a strike price of  $0.59 ($25,000/42,500 shares = $0.59), an expected term of 12 months (9/21/2010) for one-half (1/2) of the Shares and eighteen months for  one-half (1/2) of the Shares (3/21/2011), a risk free rate: 0.88%, and a dividend yield: 0%.  The Company realized the fair value of the non-cash expense and liability associated with put option rights of $27,484 included within accrued expenses and classified the equity related to these shares as $172,516 in temporary equity.

In December 2009, the Company sold 66,667 shares at $1.50 per share to a major shareholder, but has yet to receive the signed agreement.  This amount is reflected as common stock issuable as of December 31, 2009.

NOTE 9 - INCOME TAXES

The tax effects of temporary differences that gave rise to the deferred tax liabilities and deferred tax assets as of December 31, 2009 were:

2009
Deferred tax assets:
Net operating loss carry-forward	$2,670,740
Share-based compensation	1,022,045
Accrued compensation	4,386
Property and equipment	1,045,275
Total deferred tax asset	4,742,446

Valuation allowance	(4,742,446)
Net deferred tax asset	$-

Reconciliation of Company’s effective tax rate to the expected federal tax rate is:

2009
Effective federal tax rate	35.00%
Effect of permanent differences	(20.40%)
State tax rate	3.01%
Other	(1.76%)
Valuation allowance	(15.85%)
Net	0%

At December 31, 2009, Recovery had net operating loss carry-forwards for federal income tax purposes of approximately $6,800,000 that may be offset against future taxable income. Recovery has established a valuation allowance for the full amount of the deferred tax assets as management does not currently believe that it is more likely than not that these assets will be recovered in the foreseeable future. To the extent not utilized, the net operating loss carry-forwards will expire in 2029.

RECOVERY ENERGY, INC.
(A Development Stage Company)

NOTE 10 - COMMITMENTS and CONTINGENCIES

Environmental and Governmental Regulation – At December 31, 2009 there were no known environmental or regulatory matters which are reasonably expected to result in a material liability to the Company.  Many aspects of the oil and gas industry are extensively regulated by federal, state, and local governments in all areas in which the Company has operations. Regulations govern such things as drilling permits, environmental protection and pollution control, spacing of wells, the unitization and pooling of properties, reports concerning operations, royalty rates, and various other matters including taxation.  Oil and gas industry legislation and administrative regulations are periodically changed for a variety of political, economic, and other reasons.  As of December 31, 2009, the Company has not been fined or cited for any violations of governmental regulations that would have a material adverse effect upon the financial condition of the Company.

Legal Proceedings – The Company may from time to time be involved in various other legal actions arising in the normal course of business.  In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial positions of the Company.  The Company’s general and administrative expenses would include amounts incurred to resolve claims made against the Company.

Potential Stock Grants under Employment/Appointment Agreements - The employment agreement for our chief executive officer and the appointment agreement for our chairman of the board contain provisions which provide these individuals additional stock grants if the Company achieves certain market capitalization miles stones.

Each of our chief executive officer and our chairman are entitled to:

(1)	Upon the Company’s attainment of market capitalization of $100,000,000 or more, 100,000 shares of fully-vested Common Stock;
(2)
Upon the Company’s attainment of market capitalization of at least $200,000,000 or more, the shares specified under subsection (1) to the extent not yet issued, plus 200,000 shares of fully-vested Common Stock;

(3)
Upon the Company’s attainment of market capitalization of $300,000,000 or more, the shares specified under subsections (1) and (2) to the extent not yet issued, plus 300,000 shares of fully-vested Common Stock;

(4)
Upon the Company’s attainment of market capitalization of $400,000,000 or more, the shares specified under subsections (1), (2) and (3) to the extent not yet issued, plus 400,000 shares of fully-vested Common Stock; and

(5)
Upon the Company’s attainment of market capitalization of $500,000,000 or more, the shares specified under subsections (1), (2), (3) and (4) to the extent not yet issued, plus 500,000 shares of fully-vested Common Stock.

No shares have been issued under these agreements, however under ASC 718 Compensation—Stock Compensation, the Company recorded $200,000 of expense during the period ending December 31, 2009.

RECOVERY ENERGY, INC.
(A Development Stage Company)

NOTE 11 - SUBSEQUENT EVENTS

In January, 2010 the Company reacquired the Wilke Field from Davis for $4,500,000 effective as of January 1, 2010.  Included in the acquisition were seven producing wells and a 50% working interest in two development prospects located in Nebraska and Colorado.  In February, 2010 the Company entered into a credit agreement with Hexagon Investments, LLC to finance 100% of the repurchase of the Wilke Field properties.   The loan bears annual interest of 15%, will mature on December 1, 2010 and is collateralized by mortgages on the Wilke Field properties.  Hexagon Investments received 1,000,000 shares of the Company's common stock in connection with the financing.  Hexagon Investments has the right to cause the sale of the Wilke Field properties and use the proceeds to repay the loan at any time after October 29, 2010 if the Company has not completed a private equity sale by that date sufficient to repay the loan in full on or before December 1, 2010.  The credit agreement contained customary terms such as representations and warranties and indemnification.

In March, 2010 the Company acquired the Albin Field properties from Davis for $6,000,000 and 550,000 shares of our common stock.  We simultaneously entered into a loan agreement with Hexagon Investments to finance 100% of the cash portion of the purchase price.  The loan bears annual interest of 15%, will mature on December 1, 2010 and is collateralized by mortgages on the Albin Field properties.  Hexagon Investments received 750,000 shares of the Company’s common stock in connection with the financing.  Hexagon Investments has the right to cause the sale of the Albin Field properties and use the proceeds to repay the loan at any time after October 29, 2010 if the Company has not completed a private equity sale by that date sufficient to repay the loan in full on or before December 1, 2010.  The credit agreement contains customary terms such as representations and warranties and indemnification.

In January, 2010 the Company filed a registration statement for 1,450,000 shares issued under the first purchase agreement for the Wilke field described above.  The statement has not become effective as of the date of this filing.

Subsequent events were evaluated up to the filing with the SEC of these financial statements.

RECOVERY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2010	2009
Assets
Current Assets
Cash	$2,155,162	$108,400
Restricted Cash	184,494	20,876
Accounts Receivable	1,567,821	100,000
Assets from price risk management	629,206	-
Prepaid assets	106,595	55,249
Total current assets	4,643,278	284,525

Oil and gas properties (full cost method), at cost:
Undeveloped properties	23,323,115	-
Developed properties	24,452,355	-
Wells in progress	274,064	-
Lease & well equipment	97,389	-
Total Property and equipment	48,146,923	-

Less accumulated depreciation, depletion and amortization	(2,431,792)	-
Net properties and equipment	45,715,131	-

Other assets
Office equipment	2,156	470
Prepaid assets	1,182,094	-
Deferred financing costs	4,114,776	-
Restricted cash and deposits	185,431	110,031
Notes receivable	400,000	-
Assets held for sale	-	500,000
Total other assets	5,884,457	610,501

TOTAL ASSETS	$56,242,866	$895,026

The accompanying notes are an integral part of these consolidated financial statements

RECOVERY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,	December 31,
	2010	2009
Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$491,909	$106,355
Related Party Payable	119,864	70,876
Common Stock Issuable	-	100,000
Accrued expenses	710,455	51,523
Short term note	892,500	-
Total current liabilities	2,214,728	328,754

Asset retirement obligation	422,666	-
Term note	22,359,995	-
Total long term liabilities	22,782,661	-

Total liabilities	24,997,389	328,754
Commitments and Contingencies – Note 9

Common Stock subject to redemption rights, $0.0001 par value;	172,516	172,516
85,000 shares issued and outstanding

Other Shareholders’ Equity
Common Stock, $0.0001 par value: 100,000,000 shares authorized;
38,748,015 and 10,774,000 shares issued and outstanding (excluding 85,000 shares subject to redemption) as of June 30, 2010 and December 31, 2009, respectively	4,075	1,077
Additional Paid in Capital	66,997,759	30,304,060
Accumulated deficit	(35,928,873)	(29,911,381)
Total other shareholders' equity	31,072,961	393,756

TOTAL LIABILITIES, COMMON STOCK SUBJECT TO REDEMPTION RIGHTS AND OTHER SHAREHOLDERS’ EQUITY	$56,242,866	$895,026

The accompanying notes are an integral part of these consolidated financial statements

 RECOVERY ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended June 30,		Six months ended	March 6, 2009 (inception) through
	2010	2009	June 30, 2010	June 30, 2009

Revenue
Oil sales	$4,157,757	$-	$4,780,352	$-
Operating fees	1,688	-	2,813	-
Realized gain on hedges	272,829	-	272,829	-
Price risk management activities	762,575	-	629,206	-

Total Revenues	5,194,849	-	5,685,200	-

Costs and expenses
Production costs	224,111	-	345,988	-
Production taxes	485,424	-	520,911	-
General and administrative (includes non-cash expense of $2.5 million and $4.5 million for the three and six month periods ending June 30, 2010)	3,068,698	200	5,412,019	200
Depreciation, depletion and amortization	2,209,496	-	2,441,413	-

Total costs and expenses	5,987,729	200	8,720,331	200

Loss from operations	(792,880)	(200)	(3,035,131)	(200)

Unrealized gain on Lock-up	8,858	-	24,067	-
Interest expense (includes non-cash deferred financing cost amortization expense of $1.5 million and $2.0 million for the three and six month periods ending June 30, 2010)	(2,412,757)	-	(3,006,428)	-

NET LOSS	$(3,196,779)	$(200)	$(6,017,492)	$(200)

Net loss per common share
Basic and diluted	$(0.13)		$(0.32)

Weighted average shares outstanding:
Basic and diluted	25,451,688		18,619,320

The accompanying notes are an integral part of these consolidated financial statements

RECOVERY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six months ended	March 6, 2009 (inception)
	June 30, 2010	through June 30, 2009

Cash flows from operating activities
Net loss	$(6,017,492)	$(200)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock issued for services	66,363	-
Stock based compensation	2,781,467	-
Changes in the fair value of derivatives	(629,206)	-
Compensation expense recognized for assignment of overrides	1,578,080	-
Amortization of deferred financing costs	2,022,974	-
Depreciation, depletion, and accretion	2,441,413	-
Changes in operating assets and liabilities:
Accounts receivable	(1,467,821)	-
Other current assets	12,457	-
Accounts payable	395,628	-
Restricted cash	(163,618)	-
Related party production payments	38,914	-
Accrued expenses	658,933	-
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,718,092	(200)

Cash flows from investing activities
Additions of producing properties and equipment (net of purchase price adjustments)	(21,102,540)	-
Acquisition of properties	(24,352,980)	-
Drilling capital expenditures	(402,944)	-
Proceeds from sale of drilling rigs	100,000	-
Additions of office equipment	(1,688)	-
Investment in operating bonds	(75,400)	-
NET CASH USED IN INVESTING ACTIVITIES	(45,835,552)	-

Cash flows from financing activities
Net proceeds from sale of common stock	22,911,727	200
Proceeds from debt issuance	28,500,000	-
Repayment of debt	(5,247,505)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	46,164,222	200

Net increase in cash and cash equivalents	2,046,762	-
Cash and cash equivalents, beginning of period	108,400	-

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,155,162	$-

The accompanying notes are an integral part of these consolidated financial statements

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Basis of Presentation

The unaudited financial statements included herein were prepared from the records of Recovery Energy, Inc. (“Recovery” or the “Company”) in accordance with generally accepted accounting principles in the United States applicable to interim financial statements and reflect all normal recurring adjustments which are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the interim periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full fiscal year.  Such financial statements conform to the presentation reflected in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the year ended December 31, 2009. The current interim period reported herein should be read in conjunction with the financial statements and summary of significant accounting policies and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

Prior to March 2009, the Company was in the development stage as it did not have significant revenues.  In the second quarter of 2010, the Company exited the development stage as the result of several acquisitions of oil and gas properties.

Principles of Consolidation

The accompanying consolidated financial statements include Recovery Energy, Inc. and its wholly−owned subsidiaries Recovery Oil and Gas, LLC, and Recovery Energy Services, LLC.  All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of oil and gas reserves, assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company evaluates its estimates on an on-going basis and bases its estimates on historical experience and various other assumptions it believes to be reasonable under the circumstances. Although actual results may differ from these estimates under different assumptions or conditions, the Company believes that its estimates are reasonable. Our most significant financial estimates are associated with our estimated proved oil and gas reserves and our share based compensation calculations.

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

Oil and Gas Producing Activities

The Company follows the full cost method of accounting for oil and gas operations whereby all costs related to the exploration and development of oil and gas properties are initially capitalized into a single cost center ("full cost pool"). Such costs include land acquisition costs, geological and geophysical expenses, carrying charges on non-producing properties, costs of drilling directly related to acquisition and exploration activities. Proceeds from property sales are generally credited to the full cost pool, with no gain or loss recognized, unless such a sale would significantly alter the relationship between capitalized costs and the proved reserves attributable to these costs. A significant alteration would typically involve a sale of 25% or more of the proved reserves related to a single full cost pool.

Depletion of exploration and development costs and depreciation of production equipment is computed using the units-of-production method based upon estimated proved oil and gas reserves. Costs included in the depletion base to be amortized include (a) all proved capitalized costs including capitalized asset retirement costs net of estimated salvage values, less accumulated depletion, (b) estimated future development cost to be incurred in developing proved reserves; and (c) estimated dismantlement and abandonment costs, net of estimated salvage values, that have not been included as capitalized costs because they have not yet been capitalized as asset retirement costs. The costs of unproved properties are withheld from the depletion base until it is determined whether or not proved reserves can be assigned to the properties. The properties are reviewed quarterly for impairment. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to costs subject to depletion calculations.

Estimated reserve quantities and future net cash flows have the most significant impact on the Company because these reserve estimates are used in providing a measure of the Company's overall value. These estimates are also used in the quarterly calculations of depletion, depreciation and impairment of the Company's proved properties.

Estimating accumulations of oil and gas is complex and is not exact because of the numerous uncertainties inherent in the process. The process relies on interpretations of available geological, geophysical, engineering and production data. The extent, quality and reliability of this technical data can vary. The process also requires certain economic assumptions, some of which are mandated by the SEC, such as oil and gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The accuracy of a reserve estimate is a function of the quality and quantity of available data; the interpretation of that data; the accuracy of various mandated economic assumptions; and the judgment of the persons preparing the estimate.

The optimal method of determining proved reserve estimates is based upon a decline analysis method, which consists of extrapolating future reservoir pressure and production from historical pressure decline and production data. The accuracy of the decline analysis method generally increases with the length of the production history. Most of the Company's wells have been producing for a period of less than six years and for some, less than a year. Because of this short production history, other generally less accurate methods such as volumetric analysis and analogy to the production history of wells of ours and other operators in the same reservoir were used in conjunction with the decline analysis method to determine the Company's estimates of proved reserves including developed producing, developed non-producing and undeveloped. As the Company's wells are produced over time and more data is available, the estimated proved reserves will be re-determined at least on a quarterly basis in accordance with applicable rules established by the SEC and may be adjusted based on that data.

Costs of acquiring and evaluating unproved properties are initially excluded from depletion calculations. These unevaluated properties are assessed quarterly to ascertain whether impairment has occurred. When proved reserves are assigned or the property is considered to be impaired, the cost of the property or the amount of the impairment is added to the full cost pool and becomes subject to depletion calculations. Capitalized costs, together with the costs of production equipment, are depleted and amortized on the unit-of-production method based on the estimated gross proved reserves. For this purpose, we convert our petroleum products and reserves to a common unit of measure. For depletion and depreciation purposes, relative volumes of oil and gas production and reserves are converted at the energy equivalent rate of six thousand cubic feet of natural gas to one barrel of crude oil. Under the full cost method of accounting, capitalized oil and gas property costs less accumulated depletion and net of deferred income taxes may not exceed an amount equal to the present value, discounted at 10%, of estimated future net revenues from proved oil and gas reserves plus the cost of unproved properties not subject to amortization (without regard to estimates of fair value), or estimated fair value, if lower, of unproved properties that are subject to amortization. Should capitalized costs exceed this ceiling, an impairment is recognized.

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

The present value of estimated future net revenues is computed by applying current prices of oil and gas to estimated future production of proved oil and gas reserves as of period-end, less estimated future expenditures to be incurred in developing and producing the proved reserves assuming the continuation of existing economic conditions.

There were no impairment charges recognized for proved or unproved properties for the six month period ending June 30, 2010.

Wells in Progress

Wells in progress at June 30, 2010 represent the costs associated with wells that have not reached total depth or been completed as of period end. They are classified as wells in progress and withheld from the depletion calculation and the ceiling test. The costs for these wells are then transferred to proved property when the wells are completed and the costs become subject to depletion and the ceiling test calculation in future period. The table below details the net changes in capitalized additions to wells in progress during the six month period ended June 30, 2010.

December 31, 2009	$-
Additions to wells in progress pending the determination of proved reserves	274,064

June 30, 2010	$274,064

Deferred Financing Costs

Deferred financing costs include fees incurred in connection with the Company's Loan Agreements, which are being amortized over the terms of the Agreements (see Note 6 – Loan Agreements and Note 7 - Acquisitions). The Company recorded amortization expense of $1,556,800 and $2,022,974 in the three and six month periods ended June 30, 2010, respectively.

Long Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

In accordance with FASB new codification of “Accounting forImpairment or Disposal of Long-Lived Assets”, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There was no impairment losses recorded during the three or six month period ended June 30, 2010.

Revenue Recognition

The Company records the sale of oil and gas as they are produced and sold. The Company recognized $4,157,757 and $4,780,352 in proceeds from oil and gas sales in the three and six month periods ended June 30, 2010. The Company also recognized $1,688 and $2,813 in proceeds from net well management fees for the three and six month periods ended June 30, 2010.

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)
Accounting Standards Updates

In January 2010, the FASB issued ASU 2010-03, “Extractive Activities – Oil and Gas,” to amend existing oil and gas reserve accounting and disclosure guidance to align its requirements with the SEC’s revised rules. The significant revisions involve revised definitions of oil and gas producing activities, changing the pricing used to estimate reserves at period end to a twelve month average of the first day of the month prices and additional disclosure requirements. In contrast to the applicable SEC rule, the FASB does not permit the disclosure of probable and possible reserves in the supplemental oil and gas information in the notes to the financial statements. In April 2010, the FASB issued ASU 2010-14 which amends the guidance on oil and gas reporting in the ASC 932.10.S99-1 by adding the Codification SEC Regulation S-X, Rule 4-10 as amended by the SEC Final Rule 33-8995. Both ASU 2010-03 and ASU 2010-14 are effective for annual reporting.

In January 2010, the FASB issued ASU 2010-06, "Improving Disclosures About Fair Value Measurements," which provides amendments to fair value disclosures. ASU 2010-06 requires additional disclosures and clarifications of existing disclosures for recurring and nonrecurring fair value measurements. The revised guidance for transfers into and out of Level 1 and Level 2 categories, as well as increased disclosures around inputs to fair value measurement, was adopted January 1, 2010, with the amendments to Level 3 disclosures effective for beginning after January 1, 2011. ASU 2010-06 concerns disclosure only. Both the current and future adoption does not have a material impact on the Company's financial position or results of operations.  Refer to “Note 3 – Financial and Derivative Instruments” for the Company’s disclosures on fair value.

NOTE 2	LOSS PER SHARE

Basic earnings (loss) per share is computed based on the weighted average number of common shares outstanding during the period presented.  In addition to common shares outstanding, and in accordance with ASC 260 – “Earnings Per Share,” diluted loss per share is computed using the weighted-average number of common shares outstanding plus the number of common shares that would be issued assuming exercise or conversion of all potentially dilutive common shares had been issued.  Potentially dilutive securities, such as stock grants and stock purchase warrants, are excluded from the calculation when their effect would be anti-dilutive.  For the three and six month periods ending June 30, 2010, 8,536,000 restricted common stock grants, 4,500,000 contingent common stock issuances and 23,056,933 warrants to purchase common stock have been excluded from the diluted share calculations as they were anti-dilutive as a result of net losses incurred.  Accordingly, basic shares equal diluted shares for all periods presented.

NOTE 3	FINANCIAL AND DERIVATIVE INSTRUMENTS

The Company’s primary market exposure is to adverse fluctuations in the prices of oil. The Company uses derivative instruments, primarily swaps, to manage the price risk associated with equity oil production, and the resulting impact on cash flow, net income, and earnings per share. The Company does not use derivative instruments for speculative purposes.

The Company recognizes its derivative instruments as either assets or liabilities at fair value on its consolidated balance sheet and accounts for the derivative instruments as mark to market derivative instruments. On the cash flow statement, the cash flows from these instruments are classified as operating activities.

Derivative instruments expose the Company to counterparty credit risk. The Company enters into these contracts with third parties that it considers to be credit worthy. In addition, the Company’s master netting agreements reduce credit risk by permitting the Company to net settle for transactions with the same counterparty.

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

As with most derivative instruments, the Company’s derivative contracts contain provisions which may allow for another party to require security from the counterparty to ensure performance under the contract. The security may be in the form of, but not limited to, a letter of credit, security interest or a performance bond. The Company was in an overall asset position with its counterparty at June 30, 2010 and no party has required any form of security guarantee.

Mark to market hedging instruments

Unrealized gains and losses resulting from derivatives not designated as cash flow hedges are recorded at fair value on the balance sheet and changes in fair value are recognized in the price risk management activities line on the consolidated statement of operations. Realized gains and losses resulting from the contract settlement of derivatives not designated as cash flow hedges are recorded in the realized gain on hedges line on the consolidated statement of operations.

During March 2010 and April 2010, the Company entered into three commodity derivative financial instruments intended to hedge our exposure to market fluctuations of oil prices.

The Company had the following commodity volumes under derivative swap contracts as of June 30, 2010:

	Barrels per	Average	Weighted
	quarter	Barrels per	Average Price
		Day	per Barrel

2010
Third quarter	31,000	344	$85.65
Fourth quarter	23,700	263	$85.37
2011
First quarter	18,900	210	$85.25
Second quarter	3,300	110	$88.00

The table below contains a summary of all the Company’s derivative positions reported on the consolidated balance sheet as of June 30, 2010, presented gross of any master netting arrangements:

Derivatives not designated as hedging
instruments under ASC 815	Balance Sheet Location	Fair Value

Assets
Commodity derivatives	Assets from price risk management — current	$629,206

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

The before-tax effect of derivative instruments not designated as hedging instruments on the consolidated statement of operations for the six months ended June 30, 2010 was as follows:

Derivatives not		Amount of Gain Recognized in
Designated as	Location of Gain	Income on Derivative
Hedging Instruments	Recognized in Income	Six months ended June 30,
under ASC 815	on Derivative	2010
Commodity contracts	Realized gain on hedges	$272,829
Commodity contracts	Price risk management activities	$629,206

Refer to Note 4 – Fair Value of Financial Instruments for additional information regarding the valuation of the Company’s derivative instruments.

NOTE 4	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company records certain of its assets and liabilities on the balance sheet at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). A three-level valuation hierarchy has been established to allow readers to understand the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

●	Level 1	Quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2
Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; and model-derived valuations whose inputs or significant value drivers are observable.

●	Level 3	Unobservable inputs that reflect the Company’s own assumptions.

The following describes the valuation methodologies the Company uses for its fair value measurements.

Cash and cash equivalents
Cash and cash equivalents include all cash balances and any highly liquid investments with an original maturity of 90 days or less. The carrying amount approximates fair value because of the short maturity of these instruments. At June 30, 2010 the Company had $2,155,162 in cash equivalents.

Derivative instruments
The Company determines its estimate of the fair value of derivative instruments using a market approach based on several factors, including quoted market prices in active markets, quotes from third parties, and the credit rating of its’ counterparty. The Company also performs an internal valuation to ensure the reasonableness of third-party quotes.

In evaluating counterparty credit risk, the Company assessed the possibility of whether the counterparty to the derivative would default by failing to make any contractually required payments. The Company considered that the counterparty is of substantial credit quality and has the financial resources and willingness to meet its potential repayment obligations associated with the derivative transactions.

RECOVERY ENERGY, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

At June 30, 2010, the types of derivative instruments utilized by the Company included commodity swaps. The oil derivative markets are highly active. Although the Company’s economic hedges are valued using public indices, the instruments themselves are traded with third-party counterparties and are not openly traded on an exchange. As such, the Company has classified these instruments as Level 2.

Asset Retirement Obligations
The Company estimates asset retirement obligations in accordance with ASC 410 – “Asset Retirement and Environmental Obligations.” The income approach is utilized by the Company to recognize the estimated liability for future costs associated with the abandonment of its oil and gas properties at the point of inception. The Company’s asset retirement obligation is measured using primarily Level 3 inputs. The significant unobservable inputs include (1) the cost of abandoning oil and gas wells, which is based on the Company’s historical experience for similar work, or estimates from independent third-parties; (2) the economic lives of its properties, which is based on estimates from reserve engineers; (3) the inflation rate; and (4) the credit adjusted risk-free rate.

A reconciliation of the Company’s asset retirement obligation liability is below:

December 31, 2009	$-
Liabilities incurred	412,015
Retirements	-
Accretion expense (1)	9,621
Change in estimate	1,030

June 30, 2010	$422,666

(1)             The accretion expense recorded during the period is recorded in the Depreciation, depletion and amortization line item on the consolidated statement of operations and totaled $7,974 and $9,621 in the three and six months ended June 30, 2010.

The following table provides a summary of the fair values of assets and liabilities measured at fair value:

	Level 1	Level 2	Level 3	Total

Assets
Commodity forward contracts	$—	$629,206	$—	$629,206

Total assets at fair value	$—	$629,206	$—	$629,206

The Company did not have any transfers of assets or liabilities between Level 1, Level 2 or Level 3 of the fair value measurement hierarchy during the three months ended June 30, 2010.

Concentration of credit risk
Financial instruments which potentially subject the Company to credit risk consist of the Company’s accounts receivable and its derivative financial instruments. Substantially all of the Company’s receivables are within the oil and gas industry, including those from a third-party marketing company. Collectability is dependent upon the financial wherewithal of each individual company as well as the general economic conditions of the industry. The receivables are not collateralized.

RECOVERY ENERGY, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

At June 30, 2010 the Company’s derivative financial instruments were held with a single counterparty. The Company continually reviews the credit-worthiness of its counterparties. The Company’s derivative instruments are part of master netting agreements, which reduces credit risk by permitting the Company to net settle for transactions with the same counterparty.

NOTE 5	EMPLOYEE AND DIRECTOR SHARE BASED COMPENSATION

Recovery has not adopted a Stock Incentive Plan for its management team.  Each member of the board of directors and the management team was awarded restricted stock grants in their respective appointment or employment agreements.

Recovery accounts for stock based compensation arrangements in accordance with the provisions of ASC 718 Compensation – Stock Compensation.  ASC 718 requires measurement and recording to the financial statements of the costs of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, recognized over the period during which an employee is required to provide services in exchange for such award.

On May 1, 2010 our Chief Executive Officer became our Chief Financial Officer resulting in a termination of the Chief Executive Officer’s employment agreement.  In conjunction with accepting the Chief Financial Officer position, the officer’s previous stock grant of 464,200 shares was modified and combined with a new stock grant of 1,635,800 shares.  Of the combined stock grant of 2,100,000 shares, 1,050,000 shares vest on January 1, 2011 with the remaining 1,050,000 shares vesting evenly over six quarters (175,000 on April 1, 2011, July 1, 2011, October 1, 2011, January 1, 2012, April 1, 2012, and July 1, 2012).  The fair value of the 1,635,800 new shares and the modification of the original 464,200 share grant was $1,400,889 based on the price of $0.75, which equals the price we obtained for private placements prior to or concurrent with the restricted stock grant.

On May 1, 2010 our Chairman became our Chief Executive Officer and was award 4,500,000 shares of restricted common stock.  These shares vest on January 1, 2011. The fair value of the 2010 share grant was $3,375,000 based on the price of $0.75 which equals the price we obtained for the restricted stock private placements prior to or concurrent with the stock grant.

On February 5, 2010 we granted 100,000 shares of restricted common stock to a board member. 62,500 shares of the stock vest on January 1, 2011, with the remaining 37,500 shares vesting evenly over three quarters (12,500 on April 1, July 1, and September 1, 2011).  The fair value of these shares was $225,000 was based on the price of $2.25, which equals the price we obtained for private placements prior to or concurrent with the restricted stock grants.  On May 1, 2010 we granted an additional 80,000 shares to the director that vest evenly over 3 years (26,667 shares vesting on January 1, 2011, January 1, 2012, and January 1, 2013).  The fair value of these shares was $60,000 based on the price of $0.75, which equals the price we obtained for private placements prior to or concurrent with the restricted stock grant.

On May 1, 2010 we granted 36,000 shares of restricted stock to an employee.  The 36,000 shares vest in two even amounts of January 1, 2011 and January 1, 2012.  The fair value of these shares was $27,000 based on the price of $0.75, which equals the price we obtained for private placements prior to the restricted stock grant.

On June 1, 2010 we granted 500,000 shares of restricted stock to a new board member.  250,000 shares vest on January 1, 2011 and 250,000 shares vest on January 1, 2012.  The fair value of these shares was $565,000 based on the price of $1.13, which equals the price we obtained for private placements prior to the restricted stock grant.

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

On June 1, 2010 we granted 150,000 shares of restricted stock to a new board member.  50,000 shares vest on January 1, 2011, 50,000 shares vest on January 1, 2012, and 50,000 shares vest on January 1, 2013.  The fair value of these shares was $169,500 based on the price of $1.13, which equals the price we obtained for private placements prior to the restricted stock grant.

On June 23, 2010 we granted 50,000 shares of restricted to a new employee.  The shares vest over three years, with 10,000 shares vesting on January 1, 2011, 20,000 shares vesting on January 1, 2012, and 20,000 shares on January 1, 2012.  The fair value of these shares was $56,500 based on the price of $1.13, which equals the price we obtained for private placements prior to the restricted stock grant.

We recognized stock compensation expense of $1,675,030 and $2,781,467 for the three and six month periods ended June 30, 2010.

A summary of stock grant activity for the period ended June 30, 2010 is presented below:
Shares
Unregistered restricted stock grants outstanding at January 1, 2010	1,564,200
Granted	6,971,800
Vested	-
Outstanding at June 30, 2010	8,536,000

Total unrecognized compensation cost related to non-vested stock granted was $6,062,741 as of June 30, 2010. The unrecognized compensation cost at June 30, 2010 is expected to be recognized over a weighted-average remaining service period of 8 months.

NOTE 6	LOAN AGREEMENTS

The Company entered into three separate loan agreements with Hexagon Investments, Inc. (“Hexagon”) during the six months ending June 30, 2010.  All three loans bear annual interest of 15%, and mature on December 1, 2011.  The loans contain cross collateralization and cross default provisions and are collateralized by mortgages against a portion of the Company’s developed and undeveloped leasehold acreage as well as all related equipment purchased in the first three acquisitions (Wilke Field, Albin Field, and State Line Field) detailed in Note 7 - Acquisitions.  The loans require the payment of all proceeds after production costs and taxes from the acquired assets.  The loan agreements contain customary terms such as representations and warranties and indemnification. In consideration for the loans, Hexagon also received 5 million shares of common stock and a royalty interest in the Albin Field and State Line Field properties.  In consideration for extending the maturity of the loans in connection with our June capital raise (see Note 8 – Stockholders’ Equity), Hexagon received 1 million warrants with an exercise price of $1.50 per share.  The Company recorded $369,153 in deferred financing costs related to the warrants issued in conjunction with the extension of the loans.  If the loan is not paid in full by January 1, 2011 we are required to issue 1 million additional warrants with an exercise price of $1.50 per share to Hexagon.

On May 26, 2010 the Company agreed to a $3 million seller note in conjunction with the acquisition of the 60,000 undeveloped acres and certain overriding interest described below.  However, the Company paid the agreed note in full on May 27, 2010 and did not incur any interest expense with the transaction.

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

NOTE 7	ACQUISITIONS

In January, 2010 the Company acquired the Wilke Field from Edward Mike Davis, L.L.C. (“Davis”) for $4,500,000.   In February, 2010 the Company entered into a credit agreement with Hexagon Investments, LLC to finance 100% of the purchase of the Wilke Field properties.  Hexagon received 1,000,000 shares of the Company's common stock in connection with the financing.  The Company recorded $2.25 million in deferred financing costs related to the shares issued in conjunction with the loan.  The shares were valued at $2.25 per share which reflects the value of private placements completed near the time the loan agreement was executed.  The Company will amortize the deferred financing costs through December 1, 2011, the loan’s maturity date.

In March, 2010 the Company acquired the Albin Field properties from Davis for $6,000,000 and 550,000 shares of our common stock valued at $412,500 or $0.75 per share.  We simultaneously entered into a loan agreement with Hexagon to finance 100% of the cash portion of the purchase price.  Hexagon received 750,000 shares of the Company’s common stock in connection with the financing.  The Company recorded $562,500 in deferred financing costs related to the shares issued in conjunction with the loan and $175,322 in deferred financing costs associated with the Ѕ percent overriding royalty interest assigned in conjunction with the loan.  The shares were valued at $0.75 per share which reflects the value of private placements completed near the time the loan agreement was executed.  Hexagon also received a one-half percent overriding royalty in the leases and wells.

In April, 2010 the Company acquired the State Line Field properties from Davis for $15,000,000 and 2,500,000 shares of our common stock valued at $1,875,000 or $0.75 per share.  We simultaneously entered into a loan agreement with Hexagon to finance 100% of the cash portion of the purchase price.  Hexagon received 3,250,000 shares of the Company’s common stock and 2,000,000 warrants to acquire the Company’s common stock at $2.50 per share in connection with the financing.  The Company recorded $2,596,185 in deferred financing costs related to the shares and warrants issued in conjunction with the loan and $184,589 in deferred financing costs associated with the one percent overriding royalty interest assigned in conjunction with the loan.

In May 2010, the Company acquired 60,000 acres of undeveloped leasehold acreage, in addition to certain overriding interests on existing Company owned acreage and wells in the DJ Basin from Davis for 2,000,000 shares of the Company’s stock valued at $1,500,000 or $0.75 per share and a cash payment of $20 million.

Davis and Hexagon currently own 6,500,000 shares and 6,500,000 shares, respectively, of our common stock, representing approximately 16.7% and 16.7%, respectively, of our outstanding shares at June 30, 2010.

In June 2010, the Company acquired interests in 3 wells located in the DJ Basin for $82,606 in cash and assumption of $17,394 in liabilities.  The effective date of the acquisition was May 1, 2010.

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

The following table shows the pro forma results of operations for the six months ended June 30, 2010 and 2009 as if the acquisitions had occurred on January 1, 2009. These unaudited pro forma results of operations are based on the historical financial statements and related notes of the Company, and the related historical audited financial statements of the Wilke, Albin and State Line acquisitions included in the related 8-K filings. These pro forma results of operations contain adjustments to depreciation, depletion and amortization for the effects of purchase price allocation, and to interest expense and amortization of deferred financing costs related to financing the acquisitions.

	Six Months Ended	Six Months Ended
	June 30, 2010	June 30, 2009
	Pro Forma	Pro Forma

Revenues	$8,868,615	$2,995,443

Operating income	$(2,674,148)	$(22,267,133)

Net income	$(7,508,678)	$(24,179,633)

Basic and diluted net loss per share	$(0.40)	$(3.41)

The pro forma information is presented for informational purposes only and is not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of that time, nor is it intended to be a projection of future results.

The Company incurred $98,017 and $195,075, for the three and six month periods ended June 30, 2010, in acquisition related expenses which is included in General and Administrative expenses on the Statement of Operations.

NOTE 8	STOCKHOLDERS' EQUITY

During 2010, Recovery issued 27,974,015 shares.  As of June 30, 2010 Recovery has 100,000,000 shares of common stock authorized of which 38,748,015 of shares were issued and outstanding (not including the 85,000 shares issued and outstanding under a lock-up agreement in conjunction with the reverse merger completed in September, 2009).  The Company also has 10,000,000 shares of preferred stock authorized, none of which were issued or outstanding.  Such shares, however, may be issued in such series and preferences as determined by the Board of Directors.  85,000 shares of common stock were issued and outstanding under a lock-up agreement that has terms which may result in the Company reacquiring the shares due to circumstances outside of the Company’s control and therefore the shares are preferential to common shares.  The 85,000 shares covered by the lock-up agreement are treated as temporary equity and reported separately from other shareholders’ equity.

In May, 2010 we completed a private placement of 1,058,486 shares of our common stock to 32 accredited investors (as defined in Regulation D) for $0.75 per share resulting in gross proceeds to us of $793,732.

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

In June 2010, we completed a private placement of 15,901,200 units with a group of accredited investors for $1.50 per unit for gross proceeds of $23,851,800.  Each unit consisted of one share of our common stock and a five year warrant to purchase a share of our common stock for $1.50.  The stock portion of the unit was valued at $1.13 per share and the warrant portion of each unit was valued at $0.37 per share.  The value of the warrant portion of each unit was determined utilizing a modified Black-Scholes model in accordance with ASC 718 – Stock Compensation.

In June 2010, we issued 800,000 shares of our common stock, a five year warrant to purchase 750,000 shares of our common stock at $1.50, and two three year warrants to purchase a combined 300,000 shares of our common stock at $1.50 to three separate vendors in exchange for future services. The value of the equity compensation has been capitalized as a prepaid asset and will be amortized over the life of the service agreements.

A summary of warrant activity for the period ended June 30, 2010 is presented below:
		Weighted-Average
	Shares	Exercise Price
Outstanding at January 1, 2010	750,000	$3.50
Granted	22,306,933	$1.59
Exercised, forfeited, or expired	-	-
Outstanding at June 30, 2010	23,056,933	$1.65
Exercisable at June 30, 2010	23,056,933	$1.65

2,000,000 five year warrants with an exercise price of $2.50 per share were issued to Hexagon Investments, Inc. on April 14th in conjunction with the acquisition of the State Line field (See Note 7 - Acquisitions).

15,901,200 five year warrants with an exercise price of $1.50 per share were issued to as part of the unit issued as part of our capital raise which closed in June (See Note 8 - Shareholders’ Equity) (See Note 7 - Acquisitions).

2,355,731 five year warrants with an exercise price of $1.50 per share issued to our investment banker as part of our capital raise which closed in June (See Note 8 - Shareholders’ Equity).  The five year warrants have a strike price of $1.50 per share (See Note 7 - Acquisitions).

1,000,000 five year warrants with an exercise price of $1.50 per share were issued to Hexagon Investments, Inc. on May 24th in exchange for the extension of the maturity date of our acquisition loans from December 1, 2010 to December 1, 2011 (See Note 7 - Acquisitions).

1,000,000 warrants with an exercise price of $1.50 per share were issued to a consultant on June 1, 2010.  250,000 of these warrants expire in three years and 750,000 of these warrants expire in five years.

50,000 three year warrants were issued with an exercise price of $1.50 to a consultant on June 14, 2010.  The three year warrants have a strike price of $1.50 per share.

In connection with the above warrant issuances, the Company used the following assumptions: term 3 to 5 years, volatility 50% to 125%, price $ .75 to $2.50, interest rate 0.15% to 2.30%.

The aggregate intrinsic value of the in-the-money warrants as of June 30, 2010 was $20,306,933 based on the Company’s June 30, 2010 closing common stock price of $2.50; and the weighted average remaining contract life was 4.7 years.

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

NOTE 9	COMMITMENTS and CONTINGENCIES

Environmental and Governmental Regulation – At June 30, 2010 there were no known environmental or regulatory matters which are reasonably expected to result in a material liability to the Company.  Many aspects of the oil and gas industry are extensively regulated by federal, state, and local governments in all areas in which the Company has operations. Regulations govern such things as drilling permits, environmental protection and pollution control, spacing of wells, the unitization and pooling of properties, reports concerning operations, royalty rates, and various other matters including taxation.  Oil and gas industry legislation and administrative regulations are periodically changed for a variety of political, economic, and other reasons.  As of June 30, 2010, the Company has not been fined or cited for any violations of governmental regulations that would have a material adverse effect upon the financial condition of the Company.

Legal Proceedings – The Company may from time to time be involved in various other legal actions arising in the normal course of business.  In the opinion of management, the Company’s liability, if any, in these pending actions would not have a material adverse effect on the financial position of the Company.  The Company’s general and administrative expenses would include amounts incurred to resolve claims made against the Company.

Potential Stock Grants and Royalty Interest under Employment/Appointment Agreements - The employment agreement for our Chief Financial Officer and the appointment agreement for our Chairman of the Board contain provisions which provide these individuals additional stock grants if the Company achieves certain market capitalization miles stones.  As of May 1, 2010 our Chairman of the Board also became our Chief Executive Officer and our Chief Executive Officer became our Chief Financial Officer.  Upon termination of the employment agreement for our former Chief Executive Officer, a provision which provides for a twelve month tail for additional stock grants to this individual if the Company achieves certain market capitalization mile stones.

Our Chairman of the Board and Chief Executive Officer and our Chief Financial Officer are entitled to:

(1)	Upon the Company’s attainment of market capitalization of $100,000,000 or more, 100,000 shares of fully-vested Common Stock;
(2)
Upon the Company’s attainment of market capitalization of at least $200,000,000 or more, the shares specified under subsection (1) to the extent not yet issued, plus 200,000 shares of fully-vested Common Stock;

(3)
Upon the Company’s attainment of market capitalization of $300,000,000 or more, the shares specified under subsections (1) and (2) to the extent not yet issued, plus 300,000 shares of fully-vested Common Stock;

(4)
Upon the Company’s attainment of market capitalization of $400,000,000 or more, the shares specified under subsections (1), (2) and (3) to the extent not yet issued, plus 400,000 shares of fully-vested Common Stock; and

(5)
Upon the Company’s attainment of market capitalization of $500,000,000 or more, the shares specified under subsections (1), (2), (3) and (4) to the extent not yet issued, plus 500,000 shares of fully-vested Common Stock.

The Company has accounted for these agreements in accordance with ASC 718 Compensation—Stock Compensation. The Company recorded $9,801 and $19,603 of expense during the three and six month period ending June 30, 2010.  This is based on independent valuation specialist’s reports and an estimated service period of four years. The expense is included in the General and administrative expense line item in the Statement of Operations.

RECOVERY ENERGY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

In addition, under the employment agreement of our Chairman of the Board and Chief Executive Officer, and the employment agreement of our Chief Financial Officer, each individual is entitled to a 1% royalty for all acquisitions acquired during their employment/appointment with the Company.  In connection with the acquisitions during the three and six month period ending June 30, 2010, $751,570 and $1,578,080 was expensed under these agreements.

NOTE 10	RELATED PARTY TRANSACTIONS

Previously, the Company sold to IEXCO, LLC a company controlled by our Chairman of the Board and Chief Executive Officer, its remaining 50% interest in the Church Field that were purchased under the purchase and sale agreement effective October 1, 2009 for $750,000 cash.  Additionally, in an unrelated transaction, IEXCO, LLC purchased a 12.5% interest in the Wilke Field.  The Company is the operator of both assets, and IEXCO, LLC is responsible for its portion of the operating costs for each field.  Additionally, the Company charges IEXCO, LLC a prorated portion of a $500 per month per well operating fee.

Four of the five acquisitions (See Note 7 Acquisitions) the Company completed since the beginning of the year have been with the same seller, Davis.  Davis owns approximately 16.7% of the issued and outstanding shares as of June 30, 2010.  The cash portion of the purchase price for the first three acquisitions was financed with loans from Hexagon which owns approximately 16.7% of the stock issued and outstanding at June 30, 2010.  During the quarter ending June 30, 2010, related to these loan agreements, the Company made principal payments of $2,068,755, interest payments of $823,603, and has accrued interest totaling $36,485 to Hexagon.

As of June 30, 2010 the Company had a net payable to related parties of approximately $45,864  related to joint interest billings receivable from, production payments payable to, and purchase price adjustments payable to related parties.

In May, 2010 the Company closed the previously announced sale of its two medium depth drilling rigs to Resource Energy, Inc., an entity controlled by Mathew Jennings, for $100,000 in cash and a $600,000 note.  The note bears interest at an annual rate of prime plus 1%.  Interest is payable quarterly, commencing June 30, 2010.  Principal payments are due quarterly in eight equal payments commencing on June 30, 2011 and ending on June 30, 2013.  The gain in this sale will be recognized as a capital contribution when the proceeds are fully received.  We have recognized and accrued $3,896 in interest income on the loan for the three and six month periods ended June 30, 2010.  As of the date of this filing, Resource Energy has not made the required interest payment and we have issued a demand letter to Resource.  Management is evaluating the fair value of the collateral and recoverability of the loan principal at this time, but does not believe the loan is impaired and has not recognized any impairment of the loan.  As of June 30, 2010, Mr. Jennings and entities controlled by Mr. Jennings owned approximately 2,958,334 or 7.6% of the issued and outstanding stock of the Company.

In June, 2010 we started drilling and completion work on a well located on a 640 acre oil and gas lease in Arapahoe County, Colorado known as Comanche Creek.  We acquired 50% interests in this prospect and the Omega prospect in January 2010 from Davis as part of the Wilke acquisition. We acquired an additional 12.5% working interest in the Comanche Creek prospect in June 2010 from Davis in exchange for a 1% overriding royalty interest on our existing 50% working interest, resulting in us owning 62.5% working interest. The remaining 37.5% working interest is split between Davis and Timothy N. Poster, a member of our board of directors, with Davis holding 12.5% and Mr. Poster holding 25% of the working interest. Both of these interests are on a “head’s up” basis with Davis and Mr. Poster paying their proportionate share of the estimated costs to us.  We received deposits from both Davis and Mr. Poster for their portion of the dry hole costs associated with the well.  The operations of the well is covered by a joint operating agreement and requires both Davis and Mr. Poster to pay their proportionate share of operating costs as well as an overhead/operating fee to us.

RECOVERY ENERGY, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
AS OF JUNE 30, 2010
(UNAUDITED)

NOTE 11	SUBSEQUENT EVENTS

In July, 2010 the Company filed a registration statement for resale of 45,696,666 shares which included the shares and warrants issued to our lender under the three loan agreements and the loan modification agreement as more fully described above, shares issued under the purchase agreements for the various assets we acquired as more fully described above, the shares and warrants issued in our June capital raise as more fully described above, and shares and warrants issued to certain consultants.  The registration statement has not become effective as of the date of this filing.

In August, 2010 the Company entered into a commodity derivative financial instrument intended to hedge our exposure to market fluctuations of oil prices. The following table details the derivative instrument.

		Average	Weighted
	Barrels per	Barrels per	Average Price
	quarter	Day	per Barrel

2011
Second quarter	6,600	110	$84.95
Third quarter	9,900	110	$84.95
Fourth quarter	9,900	110	$84.95

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Recovery Energy, Inc.:

We have audited the accompanying statements of revenues and direct operating expenses of the Wilke Field Acquisition Properties for the years ended December 31, 2008 and 2009. These statements of revenues and direct operating expenses are the responsibility of the Company’s management. Our responsibility is to express an opinion on the statements of revenues and direct operating expenses based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Recovery Energy, Inc.’s Form 8-K) and are not intended to be a complete financial presentation of the properties revenues and expenses.

In our opinion, the statements of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Wilke Field Acquisition Properties, for the years ended December 31, 2008 and 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP
Denver, Colorado
August 12, 2010

WILKE FIELD ACQUISITION PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2009

	Year Ended December 31, 2008	Year Ended December 31, 2009

Revenues	$4,748,737	$4,671,274

Direct Operating Expenses:
Lease operating expense	197,969	453,176
Production taxes	272,554	267,818
Total direct operating expenses	470,523	720,994

Revenue in excess of direct operating expenses	$4,278,214	$3,950,280

See accompanying auditor's report and notes to the Statements of Revenues and Direct Operating Expenses

NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

1.         The Properties:

In January, 2010, Recovery Energy, Inc. (the “Company”) acquired the Wilke Field oil and gas properties from Edward Mike Davis, L.L.C. (the “Seller”) for approximately $4,500,000. The properties are referred to herein as the “Wilke Field Acquisition Properties.”

2.         Basis Of Presentation:

The accompanying statements of revenues and direct operating expenses were derived from the historical accounting records of the Seller and reflect the acquired interest in the revenues and direct operating expenses of the properties acquired. Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, income taxes or interest expense as these costs may not be comparable to the expenses expected to be incurred by the Company on a prospective basis.

The Company used the sales method to record revenue, where revenue is recognized based on the amount sold to purchasers. Direct operating expenses include payroll, leases and well repairs, production taxes, maintenance, utilities and other direct operating expenses.

The process of preparing financial statements in conformity with generally accepted principles requires the use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

During the periods presented, the properties acquired were not accounted for or operated as a separate division by the Seller. Certain costs, such as depreciation, depletion and amortization, interest, accretion, and general and administrative expenses were not allocated to the individual properties. Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is not readily available on an individual property basis and not meaningful to the oil and gas properties acquired. Accordingly, the historical statements of revenue and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

3.         Commitments and Contingencies:

Pursuant to the terms of the Purchase and Sale Agreement between the Seller and the Company, there are no claims, litigation or disputes pending as of the effective date of the Purchase and Sale Agreement, or any matters arising in connection with indemnification, and the Seller is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenues and direct operating expenses.

 NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

 4.         Supplemental Disclosures of Oil and Gas Producing Activities (unaudited):

Reserve Quantities – The following table summarizes the estimated quantities of proved oil and gas reserves of the Wilke Field Acquisition Properties. These amounts were derived from reserve estimates prepared by management.  Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The oil and gas reserves stated below are attributable solely to properties within the United States.

Oil
(Bbl)

Balance – January 1, 2008	—

Production	(73,576)
Extensions and discoveries	212,607
Revisions to previous quantity estimate	—

Balance – December 31, 2008	139,031

Production	(101,087)
Extensions and discoveries	4,809
Revisions to previous quantity estimate	639

Balance – December 31, 2009	43,392

Proved developed reserves:
December 31, 2008	139,031
December 31, 2009	43,392

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves were prepared in accordance with the provisions of ASC 932. Future cash inflows were computed by applying prices at year end with respect to December 31, 2008, and a twelve month average of the first day of the month prices with respect to December 31, 2009, to estimated future production, less estimated future expenditures (based on year end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expense. Future income tax expenses are calculated by applying appropriate year-end tax rates to future pretax net cash flows, less the tax basis of properties involved. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation procedure does not necessarily result in an estimate of the fair market value or the present value of the Wilke Field Acquisition Properties.

 NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

	2008	2009

Future cash flows	$5,138,587	$2,318,963
Future production costs	(893,681)	(539,323)
Future development costs	—	—
Future income tax expense	—	—

Future net cash flows	4,244,906	1,779,640
10% annual discount for estimated timing of cash flows	(846,019)	(483,734)

Standardized measure of discounted future net cash flows	$3,398,887	$1,295,906

The changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves are as follows:

	2008	2009

Beginning of year	$—	$3,398,887

Sale of oil and gas produced, net of production costs	(4,278,214)	(3,950,280)
Net changes in prices and production costs	—	1,167,209
Extensions, discoveries and improved recoveries	7,677,101	168,831
Development costs – net	—	—
Purchases of mineral in place	—	—
Revisions of previous quantity estimates	—	20,992
Net change in income taxes	—	—
Accretion of discount	—	439,889
Changes in production rates and other	—	50,378

End of year	$3,398,887	$1,295,906

Average wellhead prices in effect at December 31, 2008 and the twelve month average of the first day of the month prices for the year ended December 31, 2009, inclusive of adjustments for quality and location used in determining future net revenues, related to the standardized measure calculation are as follows:

	2008	2009

Oil (per Bbl)	$36.96	$53.44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Recovery Energy, Inc.:

We have audited the accompanying statements of revenues and direct operating expenses of the Albin Field Acquisition Properties for the years ended December 31, 2008 and 2009. These statements of revenues and direct operating expenses are the responsibility of the Company’s management. Our responsibility is to express an opinion on the statements of revenues and direct operating expenses based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Recovery Energy, Inc.’s Form 8-K) and are not intended to be a complete financial presentation of the properties revenues and expenses.

In our opinion, the statements of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Albin Field Acquisition Properties, for the years ended December 31, 2008 and 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP
Denver, Colorado
August 12, 2010

ALBIN FIELD ACQUISITION PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

FOR THE YEARS ENDED DECEMBER 31, 2008 AND 2009

	Year Ended December 31, 2008	Year Ended December 31, 2009

Revenues	$1,061,135	$1,399,226

Direct Operating Expenses:
Lease operating expense	46,192	104,343
Production taxes	60,485	79,756
Total direct operating expenses	106,677	184,099

Revenue in excess of direct operating expenses	$954,458	$1,215,127

See accompanying auditor’s report and notes to the Statements of Revenues and Direct Operating Expenses

ALBIN FIELD ACQUISITION PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2010

	Three Months Ended March 31, 2009 (Unaudited)	Three Months Ended March 31, 2010 (Unaudited)

Revenues	$91,357	$740,501

Direct Operating Expenses:
Lease operating expense	5,038	104,605
Production taxes	5,207	42,209
Total direct operating expenses	10,245	146,814

Revenue in excess of direct operating expenses	$81,112	$593,687

See accompanying auditor’s report and notes to the Statements of Revenues and Direct Operating Expenses

NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

1.         The Properties:

In March, 2010, Recovery Energy, Inc. (the “Company”) acquired the Albin Field oil and gas properties from Edward Mike Davis, L.L.C. (the “Seller”) for approximately $6,000,000 and 550,000 shares of the Company’s common stock. The properties are referred to herein as the “Albin Field Acquisition Properties.”

2.         Basis Of Presentation:

The accompanying statements of revenues and direct operating expenses were derived from the historical accounting records of the Seller and reflect the acquired interest in the revenues and direct operating expenses of the properties acquired. Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, income taxes or interest expense as these costs may not be comparable to the expenses expected to be incurred by the Company on a prospective basis.

The Company used the sales method to record revenue, where revenue is recognized based on the amount sold to purchasers. Direct operating expenses include payroll, leases and well repairs, production taxes, maintenance, utilities and other direct operating expenses.

The process of preparing financial statements in conformity with generally accepted principles requires the use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

During the periods presented, the properties acquired were not accounted for or operated as a separate division by the Seller. Certain costs, such as depreciation, depletion and amortization, interest, accretion, and general and administrative expenses were not allocated to the individual properties. Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is not readily available on an individual property basis and not meaningful to the oil and gas properties acquired. Accordingly, the historical statements of revenue and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

The accompanying statements of revenue and direct expenses for the periods ended March 31, 2009 and 2010 have been prepared in accordance with the Securities and Exchange Commission’s accounting guidelines for the preparation of interim financial information. In the opinion of management, the accompanying statements include all adjustments considered necessary to present fairly unaudited revenue and direct expenses for the three months ended March 31, 2009 and 2010. Interim results are not necessarily indicative of the results that may be expected for a full year because of the impact of fluctuations in prices received for oil and other factors.

NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

3.         Commitments and Contingencies:

Pursuant to the terms of the Purchase and Sale Agreement between the Seller and the Company, there are no claims, litigation or disputes pending as of the effective date of the Purchase and Sale Agreement, or any matters arising in connection with indemnification, and the Seller is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenues and direct operating expenses.

 4.         Supplemental Disclosures of Oil and Gas Producing Activities (unaudited):

Reserve Quantities – The following table summarizes the estimated quantities of proved oil and gas reserves of the Albin Field Acquisition Properties. These amounts were derived from reserve estimates prepared by management.  Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The oil and gas reserves stated below are attributable solely to properties within the United States.

Oil
(Bbl)
Balance – January 1, 2008	-

Production	(11,498)
Extensions and discoveries	334,262
Revisions to previous quantity estimate	-

Balance – December 31, 2008	322,764

Production	(24,103)
Extensions and discoveries	43,926
Revisions to previous quantity estimate	20,793

Balance – December 31, 2009	363,380

Proved developed reserves:
December 31, 2008	218,946
December 31, 2009	213,678

NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves were prepared in accordance with the provisions of ASC 932. Future cash inflows were computed by applying prices at year end with respect to December 31, 2008, and a twelve month average of the first day of the month prices with respect to December 31, 2009, to estimated future production, less estimated future expenditures (based on year end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expense. Future income tax expenses are calculated by applying appropriate year-end tax rates to future pretax net cash flows, less the tax basis of properties involved. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation procedure does not necessarily result in an estimate of the fair market value or the present value of the Albin Field Acquisition Properties.

	2008	2009
Future cash flows	$11,929,364	$16,643,439
Future production costs	(3,806,791)	(4,898,703)
Future development costs	(1,500,000)	(2,500,000)
Future income tax expense	-	-

Future net cash flows	6,622,573	9,244,736
10% annual discount for estimated timing of cash flows	(2,663,345)	(4,063,671)

Standardized measure of discounted future net cash flows	$3,959,228	$5,181,065

The changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves are as follows:

	2008	2009
Beginning of year	$-	$3,959,228

Sale of oil and gas produced, net of production costs	(954,458)	(1,215,127)
Net changes in prices and production costs	-	1,317,388
Extensions, discoveries and improved recoveries	6,413,686	1,031,397
Development costs – net	(1,500,000)	(1,000,000)
Purchases of mineral in place	-	-
Revisions of previous quantity estimates	-	451,264
Net change in income taxes	-	-
Accretion of discount	-	546,373
Changes in production rates and other	-	90,542

End of year	$3,959,228	$5,181,065

NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

Average wellhead prices in effect at December 31, 2008 and the twelve month average of the first day of the month prices for the year ended December 31, 2009, inclusive of adjustments for quality and location used in determining future net revenues, related to the standardized measure calculation are as follows:

	2008	2009
Oil (per Bbl)	$36.96	$45.80

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Recovery Energy, Inc.:

We have audited the accompanying statement of revenues and direct operating expenses of the State Line Field Acquisition Properties for the three months ended March 31, 2010. This statement of revenues and direct operating expenses is the responsibility of the Company’s management. Our responsibility is to express an opinion on the statement of revenues and direct operating expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in Recovery Energy, Inc.’s Form 8-K) and is not intended to be a complete financial presentation of the properties revenues and expenses.

In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the State Line Field Acquisition Properties, for the three months ended March 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ Hein & Associates LLP
Denver, Colorado
August 12, 2010

STATE LINE FIELD ACQUISITION PROPERTIES

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

FOR THE THREE MONTHS ENDED MARCH 31, 2010

Three Months Ended March 31, 2010

Revenues	$2,442,915

Direct Operating Expenses:
Lease operating expense	166,408
Production taxes	342,008
Total direct operating expenses	508,416

Revenue in excess of direct operating expenses	$1,934,499

See accompanying auditor’s report and notes to the Statement of Revenues and Direct Operating Expenses

NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

1.         The Properties:

In April, 2010, Recovery Energy, Inc. (the “Company”) acquired the State Line Field oil and gas properties, from Edward Mike Davis, L.L.C. (the “Seller”) for approximately $15,000,000 and 2,500,000 shares of the Company’s common stock. The properties are referred to herein as the “State Line Field Acquisition Properties.” The acquisition was comprised of six wells and 1,240 undeveloped acres. As the wells were drilled in 2010, there was no related production during 2009.

2.         Basis Of Presentation:

The accompanying statements of revenues and direct operating expenses were derived from the historical accounting records of the Seller and reflect the acquired interest in the revenues and direct operating expenses of the properties acquired. Such amounts may not be representative of future operations. The statements do not include depreciation, depletion and amortization, general and administrative expenses, income taxes or interest expense as these costs may not be comparable to the expenses expected to be incurred by the Company on a prospective basis.

The Company used the sales method to record revenue, where revenue is recognized based on the amount sold to purchasers. Direct operating expenses include payroll, leases and well repairs, production taxes, maintenance, utilities and other direct operating expenses.

The process of preparing financial statements in conformity with generally accepted principles requires the use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

During the periods presented, the properties acquired were not accounted for or operated as a separate division by the Seller. Certain costs, such as depreciation, depletion and amortization, interest, accretion, and general and administrative expenses were not allocated to the individual properties. Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented as such information is not readily available on an individual property basis and not meaningful to the oil and gas properties acquired. Accordingly, the historical statements of revenue and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of the Securities and Exchange Commission Regulation S-X.

3.         Commitments and Contingencies:

Pursuant to the terms of the Purchase and Sale Agreement between the Seller and the Company, there are no claims, litigation or disputes pending as of the effective date of the Purchase and Sale Agreement, or any matters arising in connection with indemnification, and the Seller is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenues and direct operating expenses.

 NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

 4.         Supplemental Disclosures of Oil and Gas Producing Activities (unaudited):

Reserve Quantities – The following table summarizes the estimated quantities of proved oil and gas reserves of the State Line Field Acquisition Properties. These amounts were derived from reserve estimates prepared by management.  Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. The oil and gas reserves stated below are attributable solely to properties within the United States.

Oil
(Bbl)

Balance – January 1, 2010	-

Production	(32,570)
Extensions and discoveries	231,506
Revisions to previous quantity estimate	-

Balance – December 31, 2009	198,936

Proved developed reserves:
March 31, 2010	198,936

Standardized Measure of Discounted Future Net Cash Flows – The standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in standardized measure of discounted future net cash flows relating to proved oil and gas reserves were prepared in accordance with the provisions of ASC 932. Future cash inflows were computed by applying prices using a twelve month average of the first day of the month to estimated future production, less estimated future expenditures (based on year end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expense. Future income tax expenses are calculated by applying appropriate year-end tax rates to future pretax net cash flows, less the tax basis of properties involved. Future net cash flows are discounted at a rate of 10% annually to derive the standardized measure of discounted future net cash flows. This calculation procedure does not necessarily result in an estimate of the fair market value or the present value of the State Line Field Acquisition Properties.

NOTES TO THE STATEMENTS OF REVENUES
AND DIRECT OPERATING EXPENSES

2010

Future cash flows	$12,583,192
Future production costs	(2,949,655)
Future development costs	-
Future income tax expense	-

Future net cash flows	9,633,537
10% annual discount for estimated timing of cash flows	(3,062,165)

Standardized measure of discounted future net cash flows	$6,571,372

 The changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves are as follows:

2010

Beginning of year	$-

Sale of oil and gas produced, net of production costs	(1,934,499)
Net changes in prices and production costs	-
Extensions, discoveries and improved recoveries	8,505,871
Development costs – net	-
Purchases of mineral in place	-
Revisions of previous quantity estimates	-
Net change in income taxes	-
Accretion of discount	-
Changes in production rates and other	-

End of year	$6,571,372

The average of the first day of the previous twelve months wellhead prices in effect at March 31, 2010, inclusive of adjustments for quality and location used in determining future net revenues, related to the standardized measure calculation is as follows:

2010

Oil (per Bbl)	$63.25

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other expenses of issuance and distribution.

The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant.  Other than the SEC registration fee and NASDAQ filing fee, the amounts stated are estimates.

SEC Registration Fee	$5,623
Legal Fees and Expenses	$75,000
Accounting Fees and Expenses	$5,000
Miscellaneous	$4,377
Total:	$90,000

Item 14.     Indemnification of directors and officers.

Section 5.1 of Article V of our bylaws provides for indemnification of our directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with which action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Recovery Energy and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.  The termination of any action, suite or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to be the best interests of Recovery Energy and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such conduct was unlawful.

Section 5.2 of Article V of our bylaws provides for indemnification of our directors and officers against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Recovery Energy, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Recovery Energy unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Subsection 3 of Section 78.7502 of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion.  In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Finally, Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Item 15.    RecentSales of Unregistered Securities

Private placements for cash

In November, 2009 we sold an aggregate of 125,000 shares of our common stock to one accredited investors (as defined in Regulation D) for $4.00 per share resulting in proceeds of $500,000 to us.

In January, 2010 we sold an aggregate of 88,889 shares of our common stock to one accredited investors (as defined in Regulation D) for $2.25 per share resulting in proceeds of $200,000 to us.

In March, 2010 we issued 44,445 shares of our common stock to one accredited investor (as defined in Regulation D) for $2.25 per share resulting in proceeds of $100,000 to us.

In April, 2010 we issued 333,333 shares of our common stock to one accredited investor (as defined in Regulation D) for $0.75 per share resulting in proceeds of $250,000 to us.

In May, 2010 we completed a private placement to 32 accredited investors (as defined in Regulation D) of 1,058,486 shares of our common stock at $0.75 per share resulting in gross proceeds to us of $793,732.  We paid three placement agents, a combined commission of $26,158.

In June, 2010 we completed a private placement to 36 accredited investors (as defined in Regulation D) of units consisting of 15,901,200 shares of our common stock and five-year warrants to purchase 15,901,200 shares of our common stock at $1.50 per share.  The units were priced at $1.50 resulting in gross proceeds to us of $23,851,800.  We paid T.R. Winston & Company, LLC, the placement agent, a commission of 8% of the gross proceeds from the sale (not including the shares purchased by T.R. Winston described below) and an immediately exercisable five-year warrant to purchase 2,355,733 shares of common stock for $1.50 per share. In addition, T.R. Winston will also receive 8% of the proceeds paid to us upon exercise of the warrants issued to the purchasers in the private placement. T.R. Winston also purchased 1,177,867 of the shares and received warrants to purchase 1,177,867 shares of common stock from its fees in connection with the private placement.

Shares issued in connection with acquisitions of oil and gas properties

In November, 2009 we issued 250,000 shares of our common stock to Edward Mike Davis, L.L.C., the seller of oil and gas properties we acquired as described in our current report on form 8-K filed on November 12, 2009.  These shares were repurchased from the seller in January, 2010 for $750,000 pursuant to a put option exercised by the seller.

In December, 2009 we issued 1,450,000 shares of our common stock to Edward Mike Davis, L.L.C., the seller of oil and gas properties we acquired as described in our current report on form 8-K filed on December 9, 2009.

In March, 2010 we issued 550,000 shares of our common stock to Edward Mike Davis, L.L.C., the seller of oil and gas properties we acquired as described in our current report on form 8-K filed on March 25, 2010.

In April, 2010 we issued 2,500,000 shares of our common stock to Edward Mike Davis, L.L.C., the seller of oil and gas properties we acquired as described in our current report on form 8-K filed on April 20, 2010.

In May, 2010 we issued 2,000,000 shares of our common stock to Edward Mike Davis, L.L.C., the seller of oil and gas properties we acquired as described in our current reports on form 8-K filed on May 20, 2010 and June 4, 2010.

Shares issued to our lender

In February, 2010 we issued 1,000,000 shares of our common stock to our lender Hexagon Investments, LLC in connection with receiving a $4,500,000 loan used to purchase oil and gas properties as described in our current reports on form 8-K filed on February 5, 2010 and March 4, 2010.

In March, 2010 we issued 750,000 shares of our common stock to our lender Hexagon Investments, LLC in connection with receiving a $6,000,000 loan used to purchase oil and gas properties as described in our current report on form 8-K filed on March 25, 2010.

In April, 2010 we issued 3,250,000 shares of our common stock and a five-year warrant to purchase 2,000,000 shares of our common stock at $2.50 per share to our lender Hexagon Investments, LLC in connection with receiving a $15,000,000 loan used to purchase oil and gas properties as described in our current report on form 8-K filed on April 20, 2010.

In June, 2010 we issued a five-year warrant to purchase 1,500,000 shares of our common stock at $1.50 per share to our lender Hexagon Investments, LLC in connection with amendments to our credit agreements necessary to purchase oil and gas properties as described in our current report on form 8-K filed on June 4, 2010.

Shares issued to service providers

In December, 2009 we issued a five-year warrant to purchase 750,000 shares of our common stock for $3.50 per share to a potential investor in exchange for a commitment of $20,000,000 to finance the purchase of oil and gas properties.

In April, 2010 we issued 30,995 shares of our common stock to C.K. Cooper & Company Inc. in exchange for financial advisory services.

In June, 2010 we issued 750,000 shares of our common stock, a five-year warrant to purchase 750,000 shares of our common stock for $1.50 per share and a three-year warrant to purchase 250,000 shares of our common stock for $1.50 per share to Market Development Consulting Group, Inc. in exchange for management consulting services.

In June, 2010 we issued a three-year warrant to purchase 50,000 shares of our common stock for $1.50 per share to Globe Media for public relations services.

In June, 2010 we issued 50,000 shares of our common stock to our landlord for an office lease.

Shares issued to officers and directors

In September, 2009 we granted 464,200 shares of our common stock to Jeffrey A. Beunier pursuant to his employment agreement.

In November, 2009 we granted 1,000,000 shares of our common stock to Roger A. Parker and 10,000 shares of our common stock to James Miller pursuant to their respective director appointment agreements.

In December, 2009 we granted 10,000 shares of our common stock to James Miller pursuant to his amended and restated director appointment agreement.

In February, 2010 we granted 100,000 shares of our common stock to James Miller pursuant to his amended and restated director appointment agreement.

In May, 2010 we granted (i) 4,500,000 shares of our common stock to Roger A. Parker pursuant to his employment agreement as our chief executive officer, (ii) 1,635,800 shares of our common stock to Jeffrey A. Beunier pursuant to his employment agreement as our chief financial officer and (iii) 80,000 shares of our common stock to James Miller pursuant to his amended and restated director appointment agreement.

In June, 2010 we granted 500,000 shares of our common stock to Timothy N. Poster and 150,000 shares of our common stock to Conway J. Schatz pursuant to their respective director appointment agreements.

Exemption from registration claimed

Issuance of the shares and warrants described above was not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption since in each case the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the sale, size of the offering, manner of the offering and number of securities offered. In addition, these shareholders have the necessary investment intent as required by Section 4(2) since each agreed to and received a share certificate and/or warrants bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” The T.R. Winston private placement was also exempt from registration pursuant to Rule 506 of Regulation D.  Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for these issuances.

Item 16.     Exhibits.

Exhibit No.	Description
2.1
Membership Unit Purchase Agreement by and among Recovery Energy, Lanny M. Roof, Judith Lee and Michael Hlvasa dated as of September 21, 2009 (incorporated herein by reference to Exhibit 2.1 from our current report filed on form 8-K filed on September 22, 2009).

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Company's form S-1 filed on July 28, 2008).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Company's periodic report on form 8-K filed on June 18, 2010).

4.1	Warrant to Purchase Common Stock dated December 11, 2009 (incorporated by reference to Exhibit 4.2 to Company's current report filed on form 8-K filed on December 17, 2009).

5.1	Legal Opinion of Brownstein Hyatt Farber Schreck, LLP (previously filed).

10.2
Lock-Up Agreement with Tryon Capital Ventures, LLC as of September 21, 2009 (incorporated herein by reference to Exhibit 10.2 to Company's current report filed on form 8-K filed on September 22, 2009).

10.3	Equipment Purchase Agreement, dated May 31, 2009 (incorporated herein by reference to Exhibit 10.3 to Company's current report filed on form 8-K filed on September 22, 2009).

10.4	Agreement with New Century Capital Partners dated as of November 16, 2009 (incorporated herein by reference to Exhibit 10.4 to Company's current report filed on form 8-K filed on November 23, 2009).

10.5
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. for purchase of 100% interest in Church field dated as of October 1, 2009 (incorporated herein by reference to Exhibit 10.5 to Company's current report filed on form 8-K filed on November 13, 2009).

10.6
Purchase and Sale Agreement with Duane M. Freund Irrevocable Trust 2 for purchase of 50% interest in Church field dated as of October 1, 2009 (incorporated herein by reference to Exhibit 10.6 to Company's current report filed on form 8-K filed on November 13, 2009).

10.7
Purchase and Sale Agreement with Roger A. Parker for Church field dated effective as of October 1, 2009 (incorporated herein by reference to Exhibit 10.11 to Company's current report filed on form 8-K filed on January 21, 2010).

10.8
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. for Wilke Field dated effective as of January 1, 2010 (incorporated herein by reference to Exhibit 10.8 to Company's annual report on form 10-K for the year ended December 31, 2009).

10.9
Credit Agreement with Hexagon Investments, LLC dated effective as of January 29, 2010 (incorporated herein by reference to Exhibit 10.12 to Company's current report filed on form 8-K filed on March 4, 2010).

10.10
Promissory Note for financing with Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.13 to Company's current report filed on form 8-K filed on March 4, 2010).

10.11	Nebraska Mortgage to Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.14 to Company's current report filed on form 8-K filed on March 4, 2010).

10.12	Colorado Mortgage to Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.15 to Company's current report filed on form 8-K filed on March 4, 2010).

10.13
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. dated effective as of April 1, 2010 (incorporated herein by reference to Exhibit 10.16 to Company's current report filed on form 8-K filed on March 25, 2010).

10.14
Credit Agreement with Hexagon Investments, LLC dated effective as of March 25, 2010 (incorporated herein by reference to Exhibit 10.17 to Company's current report filed on form 8-K filed on March 25, 2010).

10.15
Promissory Note for financing with Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.18 to Company's current report filed on form 8-K filed on March 25, 2010).

10.16	Nebraska Mortgage to Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.19 to Company's current report filed on form 8-K filed on March 25, 2010).

10.17	Wyoming Mortgage to Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.20 to Company's current report filed on form 8-K filed on March 25, 2010).

10.18
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. for purchase of oil and gas properties dated as of April 1, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on April 20, 2010).

10.19	Credit Agreement with Hexagon Investments, LLC dated as of April 14, 2010 (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on April 20, 2010).

10.20	Promissory Note with Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.3 to the Company's current report filed on form 8-K filed on April 20, 2010).

10.21
Warrant to Purchase Common Stock by Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.4 to the Company's current report filed on form 8-K filed on April 20, 2010).

10.22	Wyoming Mortgage to Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.5 to the Company's current report filed on form 8-K filed on April 20, 2010).

10.23	Securities Purchase Agreement dated as of April 26, 2020 (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on April 30, 2010).

10.24	Agreement with C.K. Cooper dated April 8, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on May 4, 2010).

10.25	Purchase Agreement dated May 6, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on May 12, 2010).

10.26	Promissory Note dated May 6, 2010 (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on May 12, 2010).

10.27	Security Agreement dated May 6, 2010 (incorporated herein by reference to Exhibit 10.3 to the Company's current report filed on form 8-K filed on May 12, 2010).

10.28
Purchase Agreement with Edward Mike Davis, L.L.C. and Spotie, Inc. dated May 15, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on May 20, 2010).

10.29	Employment Agreement with Roger A. Parker (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on May 20, 2010).

10.30	Employment Agreement with Jeffrey A. Beunier (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on May 20, 2010).

10.31	Second Amended and Restated Director Appointment Agreement with James Miller (incorporated herein by reference to Exhibit 10.3 to the Company's current report filed on form 8-K filed on May 20, 2010).

10.32
Second Amended and Restated Director Appointment Agreement with Roger A. Parker (incorporated herein by reference to Exhibit 10.4 to the Company's current report filed on form 8-K filed on May 20, 2010).

10.33	Form of Warrant Issued in Private Placement (incorporated herein by reference to Exhibit 4.1 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.34	Warrant issued to Hexagon Investments, LLC (incorporated herein by reference to Exhibit 4.2 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.35	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.36	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.37	Form of Lockup Agreement (incorporated herein by reference to Exhibit 10.3 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.38	Letter Agreement with Hexagon Investments, LLC (incorporated herein by reference to Exhibit 10.4 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.39	Independent Director Appointment Agreement with Timothy N. Poster (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on June 7, 2010).

10.40	Independent Director Appointment Agreement with Conway J. Schatz (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on June 7, 2010).

10.41	Consulting Agreement with Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on June 18, 2010).

10.42	Five Year Warrant to Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on June 18, 2010).

10.43	Three Year Warrant to Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.3 to the Company's current report filed on form 8-K filed on June 18, 2010).

10.44	Warrant to Globe Media (incorporated herein by reference to Exhibit 10.4 to the Company's current report filed on form 8-K filed on June 18, 2010).

10.45	Registration Rights Agreement with Hexagon Investments, Inc. (incorporated herein by reference to Exhibit 10.5 to the Company's current report filed on form 8-K filed on June 18, 2010).

10.46	Stockholders Agreement with Hexagon Investments Incorporated (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on June 29, 2010).

14.1	Code of Ethics (incorporated herein by reference to Exhibit 14.1 to Company's annual report on form 10-K for the year ended December 31, 2009).

16.1
Letter from Jewett, Schwartz, Wolfe & Associates to the U.S. Securities and Exchange Commission dated January 19, 2010 (incorporated herein by reference to Exhibit 16.1 to the Company's periodic report on form 8-K dated January 21, 2010).

21.1	List of subsidiaries of the registrant (previously filed).

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.2	Consent of Hein & Associates LLP

24.1	Power of Attorney (included on the signature page of this registration statement).

Item 17.     Undertakings.

The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned on August19, 2010.

RECOVERY ENERGY, INC.,
a Nevada corporation
By: /s/ Roger A. Parker
Name: Roger A. Parker
Title: Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Recovery Energy, Inc. hereby severally constitute Roger A. Parker and Jeffrey A. Beunier, or each of them, our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Recovery Energy, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and Power of Attorney has been signed below by the following persons in the capacities indicated on August 19, 2010:

Name and Signature	Title
/s/ Roger A. Parker	Chief Executive Officer, Principal Executive Officer and Director
Roger A. Parker

/s/ Jeffrey A. Beunier	President and Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer and Director
Jeffrey A. Beunier

/s/ James J. Miller	Director
James J. Miller

/s/ Timothy N. Poster	Director
Timothy N. Poster

/s/Conway J. Schatz	Director
Conway J. Schatz

EXHIBITS INDEX

Exhibit No.	Description
2.1
Membership Unit Purchase Agreement by and among Recovery Energy, Lanny M. Roof, Judith Lee and Michael Hlvasa dated as of September 21, 2009 (incorporated herein by reference to Exhibit 2.1 from our current report filed on form 8-K filed on September 22, 2009).

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to Company's form S-1 filed on July 28, 2008).

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to Company's periodic report on form 8-K filed on June 18, 2010).

4.1	Warrant to Purchase Common Stock dated December 11, 2009 (incorporated by reference to Exhibit 4.2 to Company's current report filed on form 8-K filed on December 17, 2009).

5.1	Legal Opinion of Brownstein Hyatt Farber Schreck, LLP (previously filed).

10.2
Lock-Up Agreement with Tryon Capital Ventures, LLC as of September 21, 2009 (incorporated herein by reference to Exhibit 10.2 to Company's current report filed on form 8-K filed on September 22, 2009).

10.3	Equipment Purchase Agreement, dated May 31, 2009 (incorporated herein by reference to Exhibit 10.3 to Company's current report filed on form 8-K filed on September 22, 2009).

10.4	Agreement with New Century Capital Partners dated as of November 16, 2009 (incorporated herein by reference to Exhibit 10.4 to Company's current report filed on form 8-K filed on November 23, 2009).

10.5
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. for purchase of 100% interest in Church field dated as of October 1, 2009 (incorporated herein by reference to Exhibit 10.5 to Company's current report filed on form 8-K filed on November 13, 2009).

10.6
Purchase and Sale Agreement with Duane M. Freund Irrevocable Trust 2 for purchase of 50% interest in Church field dated as of October 1, 2009 (incorporated herein by reference to Exhibit 10.6 to Company's current report filed on form 8-K filed on November 13, 2009).

10.7
Purchase and Sale Agreement with Roger A. Parker for Church field dated effective as of October 1, 2009 (incorporated herein by reference to Exhibit 10.11 to Company's current report filed on form 8-K filed on January 21, 2010).

10.8
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. for Wilke Field dated effective as of January 1, 2010 (incorporated herein by reference to Exhibit 10.8 to Company's annual report on form 10-K for the year ended December 31, 2009).

10.9
Credit Agreement with Hexagon Investments, LLC dated effective as of January 29, 2010 (incorporated herein by reference to Exhibit 10.12 to Company's current report filed on form 8-K filed on March 4, 2010).

10.10
Promissory Note for financing with Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.13 to Company's current report filed on form 8-K filed on March 4, 2010).

10.11	Nebraska Mortgage to Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.14 to Company's current report filed on form 8-K filed on March 4, 2010).

10.12	Colorado Mortgage to Hexagon Investments, LLC dated as of January 29, 2010 (incorporated herein by reference to Exhibit 10.15 to Company's current report filed on form 8-K filed on March 4, 2010).

10.13
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. dated effective as of April 1, 2010 (incorporated herein by reference to Exhibit 10.16 to Company's current report filed on form 8-K filed on March 25, 2010).

10.14
Credit Agreement with Hexagon Investments, LLC dated effective as of March 25, 2010 (incorporated herein by reference to Exhibit 10.17 to Company's current report filed on form 8-K filed on March 25, 2010).

10.15
Promissory Note for financing with Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.18 to Company's current report filed on form 8-K filed on March 25, 2010).

10.16	Nebraska Mortgage to Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.19 to Company's current report filed on form 8-K filed on March 25, 2010).

10.17	Wyoming Mortgage to Hexagon Investments, LLC dated as of March 25, 2010 (incorporated herein by reference to Exhibit 10.20 to Company's current report filed on form 8-K filed on March 25, 2010).

10.18
Purchase and Sale Agreement with Edward Mike Davis, L.L.C. for purchase of oil and gas properties dated as of April 1, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on April 20, 2010).

10.19	Credit Agreement with Hexagon Investments, LLC dated as of April 14, 2010 (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on April 20, 2010).

10.20	Promissory Note with Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.3 to the Company's current report filed on form 8-K filed on April 20, 2010).

10.21
Warrant to Purchase Common Stock by Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.4 to the Company's current report filed on form 8-K filed on April 20, 2010).

10.22	Wyoming Mortgage to Hexagon Investments, LLC dated April 14, 2010 (incorporated herein by reference to Exhibit 10.5 to the Company's current report filed on form 8-K filed on April 20, 2010).

10.23	Securities Purchase Agreement dated as of April 26, 2020 (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on April 30, 2010).

10.24	Agreement with C.K. Cooper dated April 8, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on May 4, 2010).

10.25	Purchase Agreement dated May 6, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on May 12, 2010).

10.26	Promissory Note dated May 6, 2010 (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on May 12, 2010).

10.27	Security Agreement dated May 6, 2010 (incorporated herein by reference to Exhibit 10.3 to the Company's current report filed on form 8-K filed on May 12, 2010).

10.28
Purchase Agreement with Edward Mike Davis, L.L.C. and Spotie, Inc. dated May 15, 2010 (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on May 20, 2010).

10.29	Employment Agreement with Roger A. Parker (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on May 20, 2010).

10.30	Employment Agreement with Jeffrey A. Beunier (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on May 20, 2010).

10.31	Second Amended and Restated Director Appointment Agreement with James Miller (incorporated herein by reference to Exhibit 10.3 to the Company's current report filed on form 8-K filed on May 20, 2010).

10.32
Second Amended and Restated Director Appointment Agreement with Roger A. Parker (incorporated herein by reference to Exhibit 10.4 to the Company's current report filed on form 8-K filed on May 20, 2010).

10.33	Form of Warrant Issued in Private Placement (incorporated herein by reference to Exhibit 4.1 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.34	Warrant issued to Hexagon Investments, LLC (incorporated herein by reference to Exhibit 4.2 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.35	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.36	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.37	Form of Lockup Agreement (incorporated herein by reference to Exhibit 10.3 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.38	Letter Agreement with Hexagon Investments, LLC (incorporated herein by reference to Exhibit 10.4 to the Company's current report filed on form 8-K filed on June 4, 2010).

10.39	Independent Director Appointment Agreement with Timothy N. Poster (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on June 7, 2010).

10.40	Independent Director Appointment Agreement with Conway J. Schatz (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on June 7, 2010).

10.41	Consulting Agreement with Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on June 18, 2010).

10.42	Five Year Warrant to Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.2 to the Company's current report filed on form 8-K filed on June 18, 2010).

10.43	Three Year Warrant to Market Development Consulting Group, Inc. (incorporated herein by reference to Exhibit 10.3 to the Company's current report filed on form 8-K filed on June 18, 2010).

10.44	Warrant to Globe Media (incorporated herein by reference to Exhibit 10.4 to the Company's current report filed on form 8-K filed on June 18, 2010).

10.45	Registration Rights Agreement with Hexagon Investments, Inc. (incorporated herein by reference to Exhibit 10.5 to the Company's current report filed on form 8-K filed on June 18, 2010).

10.46	Stockholders Agreement with Hexagon Investments Incorporated (incorporated herein by reference to Exhibit 10.1 to the Company's current report filed on form 8-K filed on June 29, 2010).

14.1	Code of Ethics (incorporated herein by reference to Exhibit 14.1 to Company's annual report on form 10-K for the year ended December 31, 2009).

16.1
Letter from Jewett, Schwartz, Wolfe & Associates to the U.S. Securities and Exchange Commission dated January 19, 2010 (incorporated herein by reference to Exhibit 16.1 to the Company's periodic report on form 8-K dated January 21, 2010).

21.1	List of subsidiaries of the registrant (previously filed).

23.1	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

23.2	Consent of Hein & Associates LLP

24.1	Power of Attorney (included on the signature page of this registration statement).